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                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT
                          Dated as of October 17, 1997

                                      among

                        Aviation Sales Operating Company,
                             a Delaware corporation

                           Aerocell Structures, Inc.,
                             an Arkansas corporation

                                       and

                        AVS/Kratz-Wilde Machine Company,
                             a Delaware corporation

                                  as Borrowers

                             Aviation Sales Company,
                             a Delaware corporation

                       THE INSTITUTIONS FROM TIME TO TIME
                             PARTY HERETO AS LENDERS

                       THE INSTITUTIONS FROM TIME TO TIME
                          PARTY HERETO AS ISSUING BANKS

                               CITICORP USA, INC.
                                    as Agent

                                       and

                            CITICORP SECURITIES, INC.
                                   as Arranger

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

                                    ARTICLE I
                                   DEFINITIONS
1.01.  Certain Defined............................................................................................2
1.02.  Computation of Time Periods...............................................................................39
1.03.  Accounting Terms..........................................................................................39
1.04.  Financial Covenant Calculations...........................................................................39
1.05.  Other Terms...............................................................................................39


                                   ARTICLE II
                           AMOUNTS AND TERMS OF LOANS

2.01.  Term Loans................................................................................................40
2.02.  Revolving Credit Facility.................................................................................40
2.03.  Loans Under Acquisition Subfacility.   ...................................................................44
2.04.  Authorized Officers and Agents............................................................................46
2.05.  Use of Proceeds of Loans..................................................................................46


                                   ARTICLE III
                                LETTERS OF CREDIT

3.01.  Letters of Credit.........................................................................................47
3.02   Obligations Several.......................................................................................54
3.03   Transitional Provisions...................................................................................54


                                   ARTICLE IV
                            PAYMENTS AND PREPAYMENTS

4.01.  Prepayments; Reductions in Revolving Credit
         Commitments.............................................................................................55
4.02.  Payments. ................................................................................................58
4.03.  Promise to Repay; Evidence of Indebtedness................................................................62
4.04.  Proceeds of Collateral; Concentration Account
         Arrangements............................................................................................63
4.05.  Cash Collateral Account...................................................................................64

                                    ARTICLE V
                                INTEREST AND FEES

5.01.  Interest on the Loans and other Obligations...............................................................66
5.02.  Fees......................................................................................................68
5.03.  Special Provisions Governing Eurodollar Rate
         Loans...................................................................................................70
5.04.  Determination of Applicable Base Rate Margin and
         Eurodollar Rate Margin..................................................................................72

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

                                   ARTICLE VI
                   CONDITIONS TO LOANS AND LETTERS OF CREDIT;
                          LEASING AFFILIATE LIABILITIES

6.01.  Conditions Precedent to the Effectiveness of
         Agreement...............................................................................................73
6.02.  Conditions Precedent to All Subsequent Loans and
         Letters of Credit.......................................................................................75
6.03.  Intentionally omitted.....................................................................................76
6.04.  Conditions Precedent to Leasing Affiliate
         Liabilities.............................................................................................76

                                   ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

7.01.  Representations and Warranties of the Borrowers. .........................................................78

                                  ARTICLE VIII
                               REPORTING COVENANTS

8.01.  Financial Statements......................................................................................90
8.02.  Off-Site Inventory Reports................................................................................94
8.03.  Borrowing Base Certificate; Appraisals....................................................................94
8.04.  Events of Default.........................................................................................95
8.05.  Lawsuits..................................................................................................95
8.06.  Insurance.................................................................................................96
8.07.  ERISA Notices.............................................................................................96
8.08.  Environmental Notices. ...................................................................................98
8.09.  Labor Matters.............................................................................................99
8.10.  SEC Reporting.............................................................................................99
8.11.  Hedge Agreements..........................................................................................99
8.12.  Other Reports.............................................................................................99
8.13.  Other Information........................................................................................100


                                   ARTICLE IX
                              AFFIRMATIVE COVENANTS

9.01.  Existence, Etc. .........................................................................................101
9.02.  Corporate Powers; Conduct of Business....................................................................101
9.03.  Compliance with Laws, Etc................................................................................101
9.04.  Payment of Taxes and Claims..............................................................................101
9.05.  Insurance................................................................................................102
9.06.  Inspection of Property; Books and Records;
         Discussions............................................................................................102
9.07.  Required Hedge Agreements................................................................................103
9.08.  Insurance and Condemnation Proceeds......................................................................103
9.09.  ERISA Compliance.........................................................................................104
9.10.  Deposit Accounts; Collection Account Agreements..........................................................105

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

9.11.  Maintenance of Property..................................................................................105
9.12.  Condemnation.............................................................................................105
9.13.  Future Liens on Real Property............................................................................105
9.14.  Consignee/Bailee Letters; Landlord Waivers;
         Filings................................................................................................105
9.15.  Intentionally omitted....................................................................................106
9.16.  Future Pledges of Equity Securities; Other
         Collateral Documents...................................................................................106
9.17.  Fiscal Year of Aerocell and Kratz-Wilde..................................................................106

                                    ARTICLE X
                               NEGATIVE COVENANTS

10.01.  Indebtedness............................................................................................107
10.02.  Sales of Assets.........................................................................................109
10.03.  Liens...................................................................................................110
10.04.  Investments.  ..........................................................................................111
10.05.  Accommodation Obligations...............................................................................112
10.06.  Restricted Junior Payments..............................................................................113
10.07.  Conduct of Business.....................................................................................113
10.08.  Transactions with Affiliates............................................................................113
10.09.  Restriction on Fundamental Changes......................................................................114
10.10.  Sales and Leasebacks....................................................................................114
10.11.  Margin Regulations; Securities Laws.....................................................................114
10.12.  ERISA...................................................................................................115
10.13.  Issuance of Equity Securities...........................................................................115
10.14.  Organizational Documents; Finance Affiliate
          Indebtedness.  .......................................................................................116
10.15.  Bank Accounts...........................................................................................116
10.16.  Fiscal Year.............................................................................................116

                                   ARTICLE XI
                               FINANCIAL COVENANTS

11.01.  Interest Coverage Ratio.................................................................................117
11.02.  Fixed Charge Coverage Ratio.............................................................................117
11.03.  Working Capital.........................................................................................117
11.04.  Capital Expenditures....................................................................................117
11.05.  Excess Borrowing Availability...........................................................................118
11.06.  Leverage Ratio..........................................................................................118
11.07.  Minimum Tangible Net Worth..............................................................................118


                                   ARTICLE XII
                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

12.01.  Events of Default.......................................................................................119
12.02.  Rights and Remedies.....................................................................................124
12.03.  Post-Default Withdrawals from the Concentration
          Account and Cash Collateral Account...................................................................126

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                                  ARTICLE XIII
                                    THE AGENT

13.01.  Appointment.............................................................................................128
13.02.  Nature of Duties........................................................................................128
13.03.  Rights, Exculpation, Etc.  .............................................................................129
13.04.  Reliance................................................................................................130
13.05.  Indemnification.........................................................................................130
13.06.  Agent Individually......................................................................................130
13.07.  Successor Agents........................................................................................131
13.08.  Relations Among Lenders.................................................................................131
13.09.  Concerning the Collateral and the Loan Documents........................................................131


                                   ARTICLE XIV
                                YIELD PROTECTION

14.01.  Taxes...................................................................................................135
14.02.  Increased Capital.......................................................................................137
14.03.  Changes; Legal Restrictions.............................................................................138
14.04.  Limitation on Additional Amounts Payable by the
          Borrowers.............................................................................................139
14.05.  Change in Lending Office................................................................................139
14.06.  Illegality..............................................................................................139
14.07.  Compensation............................................................................................140

                                   ARTICLE XV
                                  MISCELLANEOUS

15.01.  Assignments and Participations..........................................................................141
15.02.  Expenses................................................................................................143
15.03.  Indemnity...............................................................................................145
15.04.  Change in Accounting Principles.........................................................................146
15.05.  Setoff..................................................................................................146
15.06.  Ratable Sharing.........................................................................................147
15.07.  Amendments and Waivers..................................................................................148
15.08.  Notices.................................................................................................150
15.09.  Survival of Warranties and Agreements...................................................................150
15.10.  Failure or Indulgence Not Waiver; Remedies Cumulative...................................................150
15.11.  Marshalling; Payments Set Aside.........................................................................151
15.12.  Severability............................................................................................151
15.13.  Headings................................................................................................151
15.14.  Governing Law.  ........................................................................................151
15.15.  Limitation of Liability.................................................................................151
15.16.  Successors and Assigns..................................................................................151
15.17.  Certain Consents and Waivers of the Borrowers...........................................................152
15.18.  Counterparts; Effectiveness; Inconsistencies............................................................153
15.19.  Limitation on Agreements................................................................................153
15.20.  Confidentiality.........................................................................................153


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15.21.  Entire Agreement........................................................................................154
15.22.  Advice of Counsel.......................................................................................154
15.23.  Amendment and Restatement of Predecessor
          Agreement; No Novation................................................................................154
15.24.  Obligations of Borrowers Joint and Several..............................................................154
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                                        v


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                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                  This Third Amended and Restated Credit Agreement dated as of
October 17, 1997 (as amended, supplemented or modified from time to time, the "Agreement") is entered into among Aviation Sales Operating Company, a Delaware corporation ("ASOC"), Aerocell Structures, Inc., an Arkansas corporation
("Aerocell"), AVS/Kratz-Wilde Machine Company, a Delaware corporation ("Kratz-
Wilde") (ASOC, Aerocell, and Kratz-Wilde being collectively referred to as the "Borrowers" and each, individually, a "Borrower"), Aviation Sales Company, a Delaware corporation (the "Parent"), the institutions from time to time a party hereto as Lenders, whether by execution of this Agreement or an Assignment and Acceptance, the institutions from time to time a party hereto as Issuing Banks, whether by execution of this Agreement or an Assignment and Acceptance, Citicorp
Securities, Inc., a Delaware corporation, in its capacity as arranger, and Citicorp USA, Inc., a Delaware corporation, in its capacity as agent for the Lenders and the Issuing Banks hereunder (in such capacity, the "Agent").

                              W I T N E S S E T H:

                  WHEREAS, ASOC entered into that certain Second Amended and Restated Credit Agreement dated as of August 22, 1997 with Citicorp USA, Inc., as agent, Citicorp USA, Inc., National City Commercial Finance, Inc., Congress
Financial Corporation, The Sumitomo Bank, Limited, Heller Financial, Inc., and
First Union Commercial Corporation, as lenders, and Citibank, N.A., as issuing bank (the "Predecessor Agreement"), pursuant to which Predecessor Agreement the aforesaid lenders and issuing bank have made certain extensions of credit and other financial accommodations to or for the benefit of ASOC;

                  WHEREAS, the Parent has acquired the Capital Stock of Aerocell and contributed the same to Parent's wholly-owned Subsidiary, Aviation Sales
Manufacturing & Repair Company, a Delaware corporation ("M&R"), whereupon
Aerocell became an Affiliate of ASOC and proceeds of loans made to ASOC under the Predecessor Agreement were made available to Aerocell to repay certain of its Indebtedness for borrowed money and Aerocell will require working capital financing from and after the date of this Agreement;

                  WHEREAS, M&R has formed Kratz-Wilde as a Wholly-Owned
Subsidiary of M&R for the purpose of acquiring substantially all of the assets of Kratz-Wilde Machine Company, a Kentucky corporation, and Kratz-Wilde requires certain financing to consummate such acquisition and for its working capital purposes from and after such acquisition; and

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                  WHEREAS, in view of the foregoing, the Parent and ASOC have requested that the Predecessor Agreement be amended and restated and the Agent,
Lenders and Issuing Bank have agreed thereto and Aerocell and Kratz-Wilde have agreed to become a party to this Agreement, as borrowers jointly and severally liable for the Obligations with ASOC;

                  NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  1.01. CERTAIN DEFINED TERMS. The following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined:

                  "ACCOMMODATION OBLIGATION" means any Contractual Obligation, contingent or otherwise, of one Person with respect to any Indebtedness, obligation or liability of another, if the primary purpose or intent thereof by the Person incurring the Accommodation Obligation is to provide assurance to the obligee of such Indebtedness, obligation or liability of another that such Indebtedness, obligation or liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders thereof will be protected (in whole or in part) against loss in respect thereof including, without limitation, direct and indirect guarantees, endorsements
(except for collection or deposit in the ordinary course of busi ness), notes co-made or discounted, recourse agreements, take-or-pay agreements, keep-well agreements, agreements to purchase or repurchase such Indebtedness, obligation or liability or any security therefor or to provide funds for the payment or dis charge thereof, agreements to maintain solvency, assets, level of income, or other financial condition, and agreements to make payment other than for value received. The amount of any Accom modation Obligation shall be equal to the amount of the Indebtedness, obligation or liability so guaranteed or otherwise supported; PROVIDED, that (i) if the liability of the Person extending such guaranty or support is limited with respect thereto to an amount less than the Indebtedness, obligation or liability guaranteed or supported, or is limited to recourse against a particular asset or assets of such Person, the amount of the corresponding Accommodation Obligation shall be limited (in the case of a guaranty or other support limited by amount) to such lesser amount or (in the case of a guaranty or other support limited by recourse to a particular asset or assets) to the

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higher of the Fair Market Value of such asset or assets at the date for determination of the amount of the Accommodation Obliga tion or the value at which such asset or assets would, in con formity with GAAP, be reflected on or valued for the purposes of preparing a consolidated balance sheet of such Person as at such determination date; and (ii) if any obligation or liability is guaranteed or otherwise supported jointly and severally by a Person and others, then the amount of the obligation or liability of such Person with respect to such guaranty or other support to be included in the amount of such Person's
Accommodation Obligation shall be the whole principal amount so guaranteed or otherwise supported.

                  "ACQUISITION LOAN NOTES" means promissory notes executed by Borrowers and delivered to the Revolving Lenders evidencing the Loan made under the Acquisition Subfacility, as the same may be amended, supplemented, modified or restated from time to time, and any promissory note issued in substitution therefor, substantially in the form attached hereto as EXHIBIT E-1; and "ACQUISITION LOAN NOTE" means any one of the Acquisition Loan Notes.

                  "ACQUISITION SUBFACILITY" means a subfacility of the Revolving
Credit Commitments in an aggregate amount of $40,000,000 available for Loans to be made in connection with the Kratz-Wilde Acquisition.

                  "AEROCELL" is defined in the preamble of this Agreement.

                  "AEROCELL ACQUISITION" means the acquisition of Aerocell
Structures, Inc. pursuant to that certain Merger Agreement dated as of September
30, 1997 among the Parent, AVS/ASI Merger Corp., an Arkansas corporation and wholly-owned direct Subsidiary of the Parent, Aerocell, and the shareholders of Aerocell.

                  "AFFILIATE", as applied to any Person, means any other Person that directly or indirectly controls, is controlled by, or is under common control with, that Person. For purposes of this definition, "control"
(including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means (i) the possession, directly or indirectly, of the power to vote ten percent (10.0%) or more of the Securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting Securities or by contract or otherwise, or (ii) the ownership of (a) a general partnership interest or (b) a limited partnership interest representing ten percent (10.0%) or more of the outstanding limited partnership interests of a Person.

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                  "AGENT" means Citicorp and each successor agent appointed
pursuant to the terms of ARTICLE XIII of this Agreement.

                  "AGENT ADVANCE" is defined in SECTION 2.02(C)(I)(B).

                  "AGREEMENT" is defined in the preamble hereto.

                  "AIRCRAFT PARTS LEASE AGREEMENT" means an agreement between ASOC, as lessor, and a Person which is not an Affiliate of ASOC, as lessee, pursuant to which Inventory of ASOC is leased to such Person and includes, as of the Effective Date, those agreements identified on SCHEDULE 1.01.1 attached hereto.

                  "APPRAISALS" means those certain appraisals of Inventory and Equipment of ASOC prepared by MB Valuation, Inc. for the Agent and the Lenders dated July 2, 1997 and those certain appraisals of Inventory and Equipment of Kratz-Wilde prepared by MB Valuation, Inc. dated September 30, 1997.

                  "ASSIGNMENT AND ACCEPTANCE" means an Assignment and Acceptance in substantially the form of EXHIBIT A attached hereto and made a part hereof
(with blanks appropriately completed) delivered to the Agent in connection with an assignment of a Lender's interest under this Agreement in accordance with the provisions of SECTION 15.01.

                  "BANKRUPTCY CODE" means Title 11 of the United States
Code (11 U.S.C. Section 101 ET SEQ.), as amended from time to time, and any successor statute.

                  "BASE EURODOLLAR RATE" means, with respect to any Eurodollar
Interest Period applicable to a Borrowing of Eurodollar Rate Loans, the rate per annum at which deposits in Dollars are offered by the principal office of Citibank in London, England to major banks in the London interbank market at approximately 11:00 a.m. (London time) on the Eurodollar Interest Rate
Determination Date for such Eurodollar Interest Period for a period equal to such Eurodollar Interest Period in an amount substantially equal to the amount of the Eurodollar Rate Loan to be outstanding to Citicorp for such Eurodollar
Interest Period.

                  "BASE RATE" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                  (i) the rate of interest announced publicly by Citibank in New
         York, New York from time to time, as Citibank's base rate; and

                  (ii) the sum (adjusted to the nearest one-quarter of one percent (0.25%) or, if there is no nearest one-quarter

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

         of one percent (0.25%), to the next higher one-quarter of one percent
         (0.25%)) of (A) one-half of one percent (0.50%) per annum PLUS (B) the rate per annum obtained by dividing (I) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday (or, if such day is not a Business Day, on the next preceding Business Day) by Citibank on the basis of such rates reported by certificate of deposit dealers to, and published by, the Federal Reserve Bank of New York, or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three (3) New York certificate of deposit dealers of recognized standing selected by Citibank, by (II) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities which consist of or which include (among other liabilities) three-month Dollar nonpersonal time deposits in the United
         States PLUS (C) the average during such three-week period of the annual assessment rates estimated by Citibank for determin ing the then current annual assessment payable by Citibank to the Federal Deposit
         Insurance Corporation (or any successor) for insuring Dollar deposits of Citibank in the United States; and

                  (iii) the sum of (A) one-half of one percent (0.50%) per annum
         PLUS (B) the Federal Funds Rate in effect from time to time during such period.

                  "BASE RATE LOANS" means all Loans which bear interest at a rate determined by reference to the Base Rate and Base Rate Margin as provided in SECTION 5.01(A).

                  "BASE RATE MARGIN" means, as of any date of determination, a per annum rate equal to the rate set forth below opposite the then applicable
Performance Level set forth below:

         PERFORMANCE LEVEL                           BASE RATE MARGIN
         -----------------                           ----------------

                  1                                     0.00%
                  2                                     0.25%
                  3                                     0.50%
                  4                                     0.75%
                  5                                     1.00%
                  6                                     1.25%

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                  "BENEFIT PLAN" means a defined benefit plan as defined in
Section 3(35) of ERISA (other than a Multiemployer Plan or Foreign Employee
Benefit Plan) in respect of which any Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in
Section 3(5) of ERISA.

                  "BORROWER" and "BORROWERS" are defined in the preamble of this Agreement.

                  "BORROWER GROUP" means, collectively or on a consolidated basis, as applicable in the context used, the Borrowers and their Subsidiaries.

                  "BORROWING" means a borrowing consisting of Loans of the same type made, continued or converted on the same day.

                  "BORROWING BASE" means, as of any date of determina tion, an amount equal to the sum of (i) seventy-five percent (75%) of the face amount of Eligible Receivables (net of maximum discounts, allowances, retainage and any other amounts deferred with respect thereto), PLUS (ii) the lesser of (a) up to the respective percentages of the value of Eligible Inventory included in Inventory Asset Group A, Inventory Asset Group B, and Inventory Asset Group C, in each case as set forth on the Borrowing Base Certificate or (b) seventy percent (70%) of the appraised value of Eligible Inventory included in Inventory
Asset Group A, Inventory Asset Group B, and Inventory Asset Group C, in each case as set forth in appraisals prepared in form and substance and by appraisers satisfactory to the Requisite Lenders on an orderly liquidation basis consistent with that methodology used in preparation of the Appraisals. For purposes of this definition, Eligible Receivables and Eligible Inventory, in each case and as of any date of determination, shall be determined after deduction of all Eligibility Reserves then effective with respect to such items and the value referenced in CLAUSE (II)(A) shall be determined on the bases described in the Borrowing Base Certificate as reflected on the books and records of the Borrowers or Distribution, as applicable. In each instance, the amounts described hereinabove shall be designated as such on the Borrowing Base
Certificate dated as of such date of determination.

                  "BORROWING BASE CERTIFICATE" means a certificate, in substantially the form of EXHIBIT B attached hereto and made a part hereof, setting forth Eligible Receivables, Eligible Inventory (including classifications, quantities, valuations and condition of the Eligible Inventory and the respective advance percentages with respect thereto), and the calculation of the resultant Borrowing Base, in each instance, as of the date of such certificate.

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

                  "BUSINESS ACTIVITY REPORT" means (A) a Notice of Business
Activities Report from the State of New Jersey Division of Taxation or (B) a
Minnesota Business Activity Report from the Minnesota Department of Revenue.

                  "BUSINESS DAY" means a day, in the applicable local time, which is not a Saturday or Sunday or a legal holiday and on which banks are not required or permitted by law or other govern mental action to close (i) in New
York, New York and (ii) in the case of Letter of Credit transactions for a particular Issuing Bank, in the place where its office for issuance or administration of the pertinent Letter of Credit is located and (iii) in the case of Eurodollar Rate Loans, in London, England.

                  "CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures (whether payable in cash or other Property or accrued as a liability (but without duplication)) during such period that, in conformity with GAAP, are required to be included in or reflected by the Parent's or any of its Subsidiaries' fixed asset accounts as reflected in any of their respective balance sheets; PROVIDED, HOWEVER, (i) Capital Expenditures shall include, whether or not such a designation would be in conformity with GAAP, (A) expenditures for the purchase or development of computer software and systems,
(B) that portion of Capital Leases which is capitalized on the consolidated balance sheet of the Parent and its Subsidiaries and (C) expenditures for Equipment which is purchased simultaneously with the trade-in of existing
Equipment owned by the Parent or any of its Subsidiaries, to the extent the gross purchase price of the purchased Equipment exceeds the book value of the Equipment being traded in at such time; and (ii) Capital Expenditures shall exclude, whether or not such a designation would be in conformity with GAAP, (A) expenditures made in connection with the replacement or restoration of Property, to the extent reimbursed or financed from insurance or condemnation proceeds not constituting Net Cash Proceeds of Sale and (B) expenditures for leased Inventory.

                  "CAPITAL LEASE" means any lease of any property (whether real, personal or mixed) by a Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                  "CAPITAL STOCK" means, with respect to any Person, any capital stock of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

                  "CASH COLLATERAL" means cash or Cash Equivalents held by the Agent, any of the Issuing Banks or any of the Lenders as security for the Obligations.

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

                  "CASH COLLATERAL ACCOUNT" means an interest bearing account at Citibank's offices in New York, New York designated by the Agent into which Cash
Collateral shall be deposited. The Cash Collateral Account shall be under the sole dominion and control of the Agent, PROVIDED THAT all amounts deposited therein shall be held by the Agent for the benefit of the Holders and shall be subject to the terms of SECTION 12.03.

                  "CASH EQUIVALENTS" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; and (ii) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances, commercial paper, and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies
(fully protected against currency fluctuations), which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Rating Group, a division of McGraw-Hill, Inc., or P-1 (or better) by Moody's Investors Services,
Inc.; PROVIDED, THAT (x) the maturities of such Cash Equivalents shall not exceed one year and (y) such Cash Equivalents shall be maintained in investment and other accounts of the Agent at Citibank or accounts at other investment banks or financial institutions acceptable to the Agent and pledged to the Agent as part of the Collateral.

                  "CASH INTEREST EXPENSE" means, for any Person for any period, total interest expense, whether paid or accrued, but without duplication, (including the interest component of Capital Leases but net of the difference between payments received by such Person and its Subsidiaries on all Hedge
Agreements and payments made by such Person and its Subsidiaries on all Hedge
Agreements other than the initial payments made to enter into such Hedge
Agreements) of such Person and its Subsidiaries, which is payable in cash, all as determined in conformity with GAAP.

                  "CERCLA" means the Comprehensive Environmental Response,
Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 ET SEQ., any amendments thereto, any successor statutes, and any regulations promulgated thereunder.

                  "CHANGE OF CONTROL" means (i) with respect to the Parent, the occurrence of a change in more than fifty percent (50%) of those members of the Board of Directors of the Parent who are members of such Board of Directors on the Effective Date, (ii) with respect to ASOC, the occurrence of a change in more than fifty percent (50%) of those members of the Board of Directors of ASOC who are members of such Board of Directors on the Effective Date (iii) with respect to any Borrower, the Parent ceasing to own, directly or indirectly, and retain voting control of all issued and outstanding Capital Stock of such Borrower, and (iv) with respect to Leasing Affiliate, the Parent

                                        8



ceasing to own and retain voting control of all issued and outstanding Capital Stock of Leasing Affiliate, in the case of any of (i), (ii), (iii) or (iv), without the prior written consent of the Lenders, which consent shall not be unreasonably withheld.

                  "CITIBANK" means Citibank, N.A., a national banking association.

                  "CITICORP" means Citicorp USA, Inc., a Delaware corporation.

                  "CLAIM" means any claim or demand, by any Person, of whatsoever kind or nature for any alleged Liabilities and Costs, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, Permit, ordinance or regulation, common law or otherwise.

                  "COLLATERAL" means all Property and interests in Prop erty now owned or hereafter acquired by any Borrower or any Guarantor upon which a Lien is granted under any of the Loan Documents.

                  "COLLECTION ACCOUNT" means each lock-box and blocked depository account maintained by a Borrower or any Guarantor subject to a Collection Account Agreement for the collection of Receivables and other proceeds of Collateral.

                  "COLLECTION ACCOUNT AGREEMENT" means a written agreement, substantially in the form attached hereto as EXHIBIT C with such modifications as the Agent, from time to time, deems acceptable, among a Borrower or a Guarantor, the Agent, and, as applicable, each of the banks at which a Borrower or a Guarantor maintains a Collection Account.

                  "COMMERCIAL LETTER OF CREDIT" means any documentary letter of credit issued by an Issuing Bank pursuant to SECTION 3.01 for the account of a Borrower or for the account of any of a Borrower's Subsidiaries or Leasing Affiliate if the Borrowers are jointly and severally liable for reimbursement of amounts drawn under such letter of credit, which is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by a Borrower, such a Subsidiary or Leasing Affiliate in the ordinary course of its business.

                  "COMMISSION" means the Securities and Exchange Commission and any Person succeeding to the functions thereof.

                  "COMPLIANCE CERTIFICATE" is defined in SECTION 8.01(D).

                  "CONCENTRATION ACCOUNT" means the depository account maintained at Citibank in New York, New York, or such other financial institution designated for such purpose by the Agent into which collections of Receivables, other proceeds of Collateral and other amounts are transferred pursuant to the terms of the Collection Account Agreements or otherwise as described in SECTION 4.04.

                  "CONTAMINANT" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, radioactive materials, asbestos (in any form or condition), polychlorinated biphenyls (PCBs), or any constituent of any such substance or waste, and includes, but is not limited to, these terms as defined in federal, state or local laws or regulations.

                  "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

                  "CURE LOANS" is defined in SECTION 4.02(B)(V)(C).

                  "CUSTOMARY PERMITTED LIENS" means

                  (i) Liens (other than Environmental Liens and Liens in favor of the PBGC) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

                  (ii) statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

                  (iii) Liens (other than any Lien in favor of the PBGC) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds; PROVIDED that (A) all such Liens do not in the aggregate materially detract from the value of a Borrower's or any of its Subsidiaries' assets or

         Property or materially impair the use thereof in the operation of their respective businesses, and (B) all Liens of attachment or judgment and Liens securing bonds to stay judgments or in connection with appeals do not secure at any time an aggregate amount exceeding $500,000; and

                  (iv) Liens arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of Real Property which do not interfere with the ordinary conduct of the business of a Borrower or any of its Subsidiaries.

                  "DESIGNATED PREPAYMENT" means each mandatory prepayment required by CLAUSES (I) and (III) of SECTION 4.01(B).

                  "DISTRIBUTION" means Aviation Sales Bearings Company, a Delaware corporation and wholly-owned Subsidiary of ASOC.

                  "DOL" means the United States Department of Labor and any Person succeeding to the functions thereof.

                  "DOLLARS" and "$" mean the lawful money of the United States.

                  "DOMESTIC LENDING OFFICE" means, with respect to any Lender, such Lender's office, located in the United States, specified as the "Domestic Lending Office" under its name on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such other United States office of such Lender as it may from time to time specify by written notice to the Borrowers and the Agent.

                  "EBITDA" means, for any Person for any period, the amount calculated, without duplication, for such period as (i) Net Income of such Person, PLUS (ii) depreciation and amortization expense of such Person and its Subsidiaries, PLUS (iii) other non-cash expenses of such Person and its Subsidiaries identified to the Agent, PLUS (iv) Cash Interest Expense of such Person, PLUS (v) federal, state, and local income taxes deducted from Net Income of such Person in accordance with GAAP, PLUS (vi) extraordinary losses (and any unusual losses arising in or outside of the ordinary course of business of such Person and its Subsidiaries not included in extraordinary losses determined in accordance with GAAP) which have been included in the determination of Net Income of such Person MINUS extraordinary gains of such Person and its Subsidiaries, including, without limitation, any unusual gains arising in or outside of the ordinary course of business of such Person and its Subsidiaries not included in extraordinary gains determined in accordance with

GAAP which have been included in the determination of Net Income of such Person.

                  "EFFECTIVE DATE" is defined in SECTION 6.01.

                  "ELIGIBILITY RESERVES" means, as of three (3) Business Days after the date of written notice of any determination thereof to the Borrowers by the Agent, or to the Borrowers and the Agent by the Requisite Revolving Lenders, such amounts as the Agent, or the Requisite Revolving Lenders, as the case may be, in the exercise of its or their reasonable credit judgment, may from time to time establish against the gross amounts of Eligible Inventory to reflect material changes in risks or contingencies arising after the Effective Date which may affect such items.

                  "ELIGIBLE ASSIGNEE" means (i) a Lender or any Affiliate thereof; (ii) a commercial bank having total assets in excess of $2,500,000,000;
(iii) the central bank of any country which is a member of the Organization for Economic Cooperation and Development; or (iv) a finance company, insurance company, other financial institution or fund, acceptable to the Agent, which is regularly engaged in making, purchasing or investing in loans and having total assets in excess of $300,000,000, and (v) in the cases of Persons described in CLAUSES (II) through (IV) above, are consented to by ASOC, which consent shall not be unreasonably withheld or delayed (and shall not be required upon the occurrence and during the continuance of an Event of Default).

                  "ELIGIBLE INVENTORY" means, as of the date of determination therefor, all Inventory of the Borrowers and Distribution consisting of commercial aircraft spare parts which, when scheduled to the Agent on a Borrowing Base Certificate and at all times thereafter, is included in Inventory Asset Group A, Inventory Asset Group B, or Inventory Asset Group C, is in the required quantity and in the required condition as set forth on such Borrowing Base Certificate, and is (i) not Leased Inventory and is located at a Borrower's or Distribution's owned or leased warehouses in the United States or is (ii) Leased Inventory and:

                  (a) is stored and maintained in an identifiable, segregated area disclosed to the Agent in the United States or in a location with respect to which ASOC has obtained a Hedge Agreement with respect to the sovereign risk associated with such location on terms satisfactory to the Agent;

                  (b) is subject to a first priority perfected Lien in favor of the Agent for the benefit of the Holders and no other Liens; and

                  (c) with respect to which the Agent has obtained a landlord waiver satisfactory to the Agent or consignee/bailee agreement as described in SECTION 9.14, if stored and maintained on leased premises or under a consignment or bailment agreement.

In any event, Eligible Inventory shall not consist of:

                  (1)  goods in transit; or

                  (2) goods held on consignment or any similar arrangement, including, without limitation, goods held by a Borrower or Distribution but owned by a customer of a Borrower or Distribution, as applicable; or

                  (3) goods (A) with respect to which the Agent does not have a perfected security interest senior in priority to any other or (B) which are subject to a Lien in favor of a landlord or bailee; or

                  (4) goods located on premises with respect to which the Agent has not received a landlord's waiver, bailee agreement, or consignee agreement in form and substance satisfactory to the Agent (and substantially in the applicable form attached as part of EXHIBIT D) within the time required by the terms of this Agreement.

                  "ELIGIBLE RECEIVABLES" means each Receivable of the Borrowers and Distribution which, when scheduled to the Agent and at all times thereafter, is not of any of the following types:

                  (i) it is due or unpaid more than ninety (90) days after the date of the original invoice issued by the applicable Borrower or Distribution with respect to the sale giving rise thereto; or

                  (ii) it arises out of (a) a sale not made in the ordinary course of the applicable Borrower's or Distribution's business or (b) a sale to a Person which is an Affiliate of a Borrower or controlled by an Affiliate of a Borrower; or

                  (iii) it fails to meet or violates any warranty, representation or covenant contained in this Agreement or any of the other Loan Documents relating directly or indirectly to the Receivables of the Borrowers or Distribution; or

                  (iv) the account debtor (a) is also the applicable Borrower's or Distribution's supplier or creditor and the Receivable is or may become subject to any right of setoff by the account debtor, and such account debtor has not entered into an agreement with the Agent with respect to the waiver of rights of setoff which is in form and substance satisfactory to the Agent, or (b) has disputed liability with respect to such Receivable, or made any claim with respect to any other Receivable due from such account debtor to such Borrower or Distribution, in which cases the Receivable shall be ineligible to the extent of (I) such setoff with respect to which an agreement as described in CLAUSE (A) above is not in effect, (II) such dispute or
         (III) such claim; or

                  (v) the account debtor has filed a petition for bankruptcy or any other petition for relief under the Bankruptcy Code or any similar statute (unless the account debtor is a debtor-in-possession in a Chapter 11 case and has available debtor-in-possession financing from sources and under terms reasonably acceptable to the Agent and the Receivable is entitled to priority under Section 507 of the Bankruptcy Code as an administrative expense allowed under Section 503(b) of the Bankruptcy Code), made an assignment for the benefit of creditors, or if any petition or other application for relief under the Bankruptcy Code or any similar statute has been filed against the account debtor, or if the account debtor has failed, suspended its business operations, become insolvent, suffered a receiver or a trustee to be appointed for any of its assets or affairs; or

                  (vi) the sale is to an account debtor outside the United States, unless (a) the account debtor's obligations (or that portion of such obligations which is acceptable to the Agent) with respect to such sale is secured by a letter of credit, guaranty or eligible bankers' acceptance having terms, and from such issuers and confirmation banks, as are acceptable to the Agent or (b) such account debtor is identified on SCHEDULE 1.01.2 or otherwise acceptable to the Agent as confirmed to ASOC in writing or (c) such account debtor is located in a foreign jurisdiction identified on SCHEDULE 1.01.2 or otherwise acceptable to the Agent as confirmed to ASOC in writing; or

                  (vii) the sale is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, or any other repurchase or return basis; or

                  (viii) the Agent believes, in the exercise of its reasonable credit judgment, or the Requisite Revolving Lenders believe, in the exercise of their reasonable credit judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the account debtor's financial inability to pay; or

                  (ix) the account debtor is the United States of America or any department, agency or instrumentality thereof, unless the applicable Borrower or Distribution, as applicable, assigns its right to payment of such Receivable to the Agent pursuant to the Assignment of Claims Act of 1940, as amended, (31 U.S.C. Section 3727); or

                  (x) the Inventory of the applicable Borrower or Distribution, the sale of which has given rise to such Receivable, has not been shipped and delivered to the account debtor by such Borrower or Distribution, as applicable, and accepted by the account debtor or the services, the performance of which has given rise to such Receivable, have not been performed by such Borrower or Distribution, as applicable, and accepted by the account debtor; or

                  (xi) the Receivable(s) of the respective account debtor exceed(s) a credit limit determined by the Agent, in the exercise of its reasonable credit judgment, or determined by the Requisite Revolving Lenders, in the exercise of their reasonable credit judgment, or determined by the Requisite Revolving Lenders, in the exercise of their reasonable credit judgment, at any time or times hereafter, in which case such Receivable(s) shall be ineligible to the extent such Receivable(s) exceed(s) such limit; or

                  (xii) the Agent does not have a senior, perfected security interest in such Receivable or such Receivable is subject to a Lien which is not permitted under SECTION 10.03; or

                  (xiii) the account debtor is located in the state of New Jersey or Minnesota and the applicable Borrower or Distribution, as applicable, has not filed and maintained effective (unless exempt from the requirements for filing) a current Business Activity Report with the appropriate Governmental Authority in the states of Minnesota and/or New Jersey, as applicable; or

                  (xiv) it is owing by an account debtor for which fifty percent (50%) or more of the Receivables owing by such account debtor to the applicable Borrower are due or unpaid more than ninety (90) days after the date of the original invoices issued by such Borrower or Distribution with respect to the sales giving rise thereto.

                  "ENVIRONMENTAL, HEALTH OR SAFETY REQUIREMENTS OF LAW" means all Requirements of Law derived from or relating to any federal, state or local law, ordinance, rule, regulation, Permit, license or other binding determination of any Governmental Authority relating to, imposing liability or standards concerning, or otherwise addressing, the environment, health and/or safety, including, but not limited to the Clean Air Act, the Clean Water Act, CERCLA, RCRA, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act, OSHA, and applicable public health codes, each as from time to time in effect.

                  "ENVIRONMENTAL LIEN" means a Lien in favor of any Governmental Authority for any (i) liabilities under any Environmental, Health or Safety Requirement of Law, or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

                  "ENVIRONMENTAL PROPERTY TRANSFER ACTS" means any applicable Requirement of Law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the transfer, sale, lease or closure of any Property or deed or title for any Property for environmental reasons, including, but not limited to, any so-called "Industrial Site Recovery Acts" or "Responsible Property Transfer Acts".

                  "EQUIPMENT" means, with respect to any Person, all of such Person's present and future (i) equipment, including, without limitation, machinery, manufacturing, distribution, selling, data processing and office equipment, assembly systems, tools, molds, dies, fixtures, appliances, furniture, furnishings, vehicles, vessels, aircraft, aircraft engines, and trade fixtures, (ii) other tangible personal property (other than such Person's Inventory), and (iii) any and all accessions, parts and appurtenances attached to any of the foregoing or used in connection therewith, and any substitutions therefor and replacements, products and proceeds thereof.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. Section 1000 ET SEQ., any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder.

                  "ERISA AFFILIATE" means (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Borrowers; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Borrower; and (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Borrowers, any corporation described in CLAUSE (I) above or any partnership or trade or business described in CLAUSE (II) above.

                  "EURODOLLAR AFFILIATE" means, with respect to each Lender, the Affiliate of such Lender (if any) set forth below such Lender's name under the heading "Eurodollar Affiliate" on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such Affiliate of a Lender as it may from time to time specify by written notice to ASOC and the Agent.

                  "EURODOLLAR INTEREST PAYMENT DATE" means (i) with respect to any Eurodollar Rate Loan, the last day of each Eurodollar Interest Period applicable to such Loan and (ii) with respect to any Eurodollar Interest Period in excess of three (3) calendar months, the last day of each three (3) calendar month interval during such Eurodollar Interest Period.

                  "EURODOLLAR INTEREST PERIOD" is defined in SECTION 5.03 (B).

                  "EURODOLLAR INTEREST RATE DETERMINATION DATE" is defined in
SECTION 5.03(C).

                  "EURODOLLAR LENDING OFFICE" means, with respect to any Lender, the office or offices of such Lender (if any) set forth below such Lender's name under the heading "Eurodollar Lending Office" on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such office or offices of such Lender as it may from time to time specify by written notice to ASOC and the Agent.

                  "EURODOLLAR RATE" means, with respect to any Eurodollar Interest Period applicable to a Eurodollar Rate Loan, an interest rate per annum obtained by dividing (i) the Base Eurodollar Rate applicable to that Eurodollar Interest Period by (ii) a percentage equal to 100% MINUS the Eurodollar Reserve Percentage in effect on the relevant Eurodollar Interest Rate Determination Date.

                  "EURODOLLAR RATE LOANS" means those Loans which bear interest at a rate determined by reference to the Eurodollar Rate and the Eurodollar Rate Margin as provided in SECTION 5.01(A).

                  "EURODOLLAR RATE MARGIN" means, as of any date of determination, a per annum rate equal to the rate set forth below opposite the then applicable Performance Level set forth below:

         PERFORMANCE LEVEL                           EURODOLLAR RATE MARGIN
         -----------------                           ----------------------

                 1                                            1.50%
                 2                                            1.75%
                 3                                            2.00%
                 4                                            2.25%
                 5                                            2.50%
                 6                                            2.75%

                  "EURODOLLAR RESERVE PERCENTAGE" means, for any day, that percentage which is in effect on such day, as prescribed by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York, New York with deposits exceeding Five Billion Dollars ($5,000,000,000) in respect of "Eurocurrency Liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents.

                  "EVENT OF DEFAULT" means any of the occurrences set forth in
SECTION 12.01 after the expiration of any applicable grace period, as expressly provided in SECTION 12.01.

                  "FAIR MARKET VALUE" means, with respect to any asset, the value of the consideration obtainable in a sale of such asset in the open market, assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time, each having reasonable knowledge of the nature and characteristics of such asset, neither being under any compulsion to act, and, if in excess of $250,000, as determined in an appraisal of such asset, PROVIDED THAT for purposes of
SECTION 10.02 such appraisal was performed relatively contemporaneously with such sale by an independent third party appraiser and the basic assumptions underlying such appraisal have not materially changed since the date thereof.

                  "FEDERAL FUNDS RATE" means, for any period, a fluctu ating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day in New York, New York, for the next preceding Business Day) in New York, New York by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day in New York, New York, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recog nized standing selected by the Agent.

                  "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System or any Governmental Authority succeed ing to its functions.

                  "FEE LETTER" means, collectively, that certain fee letter addressed to Citicorp Securities, Inc. from ASOC dated

August 22, 1997 and that certain fee letter addressed to Citicorp USA, Inc. from ASOC dated October 10, 1997.

                  "FINANCE AFFILIATE" means Aviation Sales Finance Company, a Delaware corporation and wholly-owned Subsidiary of the Parent.

                  "FINANCE AFFILIATE INDEBTEDNESS" means Indebtedness of ASOC owing to Finance Affiliate under that certain promissory note dated June 26, 1996 in the principal amount of $48,592,500 and that certain promissory note dated July 26, 1996 in the principal amount of $7,288,875.

                  "FINANCIAL STATEMENTS" means (i) statements of income and retained earnings, statements of cash flow, and balance sheets, (ii) such other financial statements as the Parent and/or and its Subsidiaries shall routinely and regularly prepare and (iii) such other financial statements as the Agent or the Requisite Lenders may from time to time reasonably specify.

                  "FISCAL YEAR" means the fiscal year of the Parent and its Subsidiaries for accounting and tax purposes, which shall be the 52-week period ending on December 31 of each calendar year.

                  "FIXED CHARGE COVERAGE RATIO" means, for any Person for any period, the ratio of (a) the amount calculated as (i) EBITDA of such Person MINUS (ii) all taxes paid in cash during such period by such Person and its Subsidiaries MINUS (iii) the aggregate amount of Capital Expenditures made in cash during such period by such Person and its Subsidiaries to (b) the sum of
(i) the aggregate amount of interest paid in cash on Indebtedness of such Person and its Subsidiaries during such period (net of amounts under Hedge Agreements and interest income, in each case actually received, without duplication) PLUS
(ii) the aggregate amount of scheduled payments of principal of Funded Debt of such Person during such period.

                  "FOREIGN EMPLOYEE BENEFIT PLAN" means any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of a Borrower, any of its Subsidiaries, or any of its ERISA Affiliates and is not covered by ERISA pursuant to ERISA Section 4(b)(4).

                  "FOREIGN SUBSIDIARY" means any Subsidiary of a Borrower which is domiciled outside of the United States of America and its states, districts and possessions.

                  "FRONTING FEE" is defined in SECTION 5.02(A).

                  "FUNDED DEBT" means, with respect to any Person, Indebtedness of such Person and its Subsidiaries for borrowed money (determined in accordance with GAAP), including, without limitation, Indebtedness under Capital Leases.

                  "FUNDING DATE" means, with respect to any Loan, the date of funding of such Loan.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the American Institute of Certified Public Accountants' Accounting Principles Board and Financial Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the accounting profession as in effect on the date hereof (unless otherwise specified herein as in effect on another date or dates).

                  "GENERAL INTANGIBLES" means, with respect to any Person, all of such Person's present and future (i) general intangibles, (ii) rights, interests, choses in action, causes of action, claims and other intangible property of every kind and nature (other than Receivables), (iii) corporate and other business records, (iv) loans, royalties, and other obligations receivable,
(v) trademarks, registered trademarks, trademark applications, service marks, registered service marks, service mark applications, patents, registered patents, patent applications, trade names, rights of use of any name, labels, fictitious names, inventions, designs, trade secrets, computer programs, software, printouts and other computer materials, goodwill, registrations, copyrights, copyright applications, permits, licenses, franchises, customer lists, credit files, correspondence, and advertising materials, (vi) customer and supplier contracts, firm sale orders, rights under license and franchise agreements, rights under tax sharing agreements, and other contracts and contract rights, (vii) interests in partnerships and joint ventures, (viii) tax refunds and tax refund claims, (ix) right, title and interest under leases, subleases, licenses and concessions and other agreements relating to property,
(x) deposit accounts (general or special) with any bank or other financial institution, (xi) credits with and other claims against third parties (including carriers and shippers), (xii) rights to indemnification and with respect to support and keep-well agreements, (xiii) reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interests in trusts, (xiv) proceeds of insurance of which such Person is beneficiary, (xv) letters of credit, guarantees, Liens, security interests and other security held by or granted to such Person, (xvi) uncertificated securities, and (xvii) dividends and distributions and claims with respect to dividends and distributions.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "GUARANTOR" means any of the Parent, Finance Affiliate, Leasing Affiliate, M&R, and each Subsidiary of a Borrower, M&R, or Parent which is not a Foreign Subsidiary or a Borrower.

                  "HEDGE AGREEMENT" means any agreement, including, without limitation, interest rate exchange, swap, collar or cap agreement, interest rate future or option contract, currency swap agreement, currency future or option contract, and other similar agreement, evidencing an agreement or arrangement intended to protect against fluctuation in interest rates and/or foreign exchange rates, conversion rates for conversion of foreign currencies to Dollars, or inability of any foreign Person to transfer Dollars to a Person in the United States.

                  "HOLDER" means any Person entitled to enforce any of the Obligations, whether or not such Person holds any evidence of Indebtedness, including, without limitation, the Agent, each Lender and each Issuing Bank.

                  "INDEBTEDNESS", as applied to any Person, means, at any time, without duplication, (a) all indebtedness, obligations or other liabilities of such Person (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto, (ii) under profit payment agreements or in respect of obligations to redeem, repurchase or exchange any Securities of such Person or to pay dividends in respect of any stock, (iii) with respect to letters of credit issued for such Person's account, (iv) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business, (v) in respect of Capital Leases, (vi) which are Accommodation Obligations or (vii) under warranties and indemnities; (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time; (c) all indebtedness, obligations or other liabilities of such Person in respect of Hedge Agreements, net of liabilities owed to such Person by the counterparties thereon; (d) all preferred stock subject (upon the occurrence of any contingency or otherwise) to mandatory redemp tion; (e) all ERISA obligations currently due and payable; and (f) all contingent Contractual Obligations with respect to any of the foregoing.

                  "INDEMNIFIED MATTERS" is defined in SECTION 15.03.

                  "INDEMNITEES" is defined in SECTION 15.03.

                  "INTEREST COVERAGE RATIO" means, for any period, the ratio of
(i) the EBITDA of the Borrower Group to (ii) the Cash Interest Expense of the Borrower Group.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, any successor statute and any regulations or guidance promulgated thereunder.

                  "INVENTORY" means, with respect to any Person, all of such Person's present and future (i) inventory, (ii) goods, merchandise and other personal property furnished or to be furnished under any contract of service or intended for sale or lease, and all consigned goods and all other items which have previously constituted Equipment of such Person but are then currently being held for sale or lease in the ordinary course of such Person's business,
(iii) raw materials, work-in-process and finished goods, (iv) materials and supplies of any kind, nature or description used or consumed in such Person's business or in connection with the manufacture, production, packing, shipping, advertising, finishing or sale of any of the property described in CLAUSES (I) through (III) above, (v) goods in which such Person has a joint or other interest or right of any kind (including, without limitation, goods in which such Person has an interest or right as consignee), and (vi) goods which are returned to or repossessed by such Person; in each case whether in the possession of such Person, a bailee, a consignee, or any other Person for sale, storage, transit, processing, use or otherwise, and any and all documents for or relating to any of the foregoing.

                  "INVENTORY ASSET GROUP A" means a classification of Borrowers' and Distribution's Inventory including those aircraft spare parts (identified by full and complete part number) of which there has been a sale of at least a quantity of one (1) in the two, three, four or more year period immediately preceding the date of designation of such Inventory as such on a given Borrowing Base Certificate and of which there remains a quantity of at least one (1) in Borrowers' and Distribution's Inventory.

                  "INVENTORY ASSET GROUP B" means a classification of Borrowers' and Distribution's Inventory including aircraft spare parts for use on a Stage 3 Aircraft or engine but which are not part of Inventory Asset Group A.

                  "INVENTORY ASSET GROUP C" means a classification of Borrowers' and Distribution's Inventory including those aircraft spare parts which have either a quoted sales value greater than $25,000 per unit or no quoted activity but a catalog value greater than $50,000 per unit and which are not part of Inventory Asset Group A or Inventory Asset Group B.

                  "INVESTMENT" means, with respect to any Person, (i) any purchase or other acquisition by that Person of Securities, or of a beneficial interest in Securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, and (iii) any loan, advance (other than deposits with financial institu tions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto less the amount of any return of capital or principal to the extent such return is in cash with respect to such Investment without any adjustments for increases or decreases in value or write-ups, write-downs or write-offs with respect to such Investment.

                  "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

                  "ISSUING BANKS" means Citibank and each Lender designated as an "Issuing Bank" on the signature pages hereof or the signature page of the Assignment and Acceptance by which it became a Lender and each other Lender approved by the Agent and ASOC who has agreed to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to SECTION 3.01.

                  "KRATZ-WILDE" is defined in the preamble of this Agreement.

                  "KRATZ-WILDE ACQUISITION" means the acquisition of the assets of Kratz-Wilde Machine Company, a Kentucky corporation, by Kratz-Wilde pursuant to that certain Asset Purchase Agreement dated as of September 30, 1997 between Kratz-Wilde Machine Company, as seller, and the Parent and the agreements, instruments and documents executed and delivered in connection therewith.

                  "LEASED INVENTORY" means Inventory of ASOC which is subject to an Aircraft Parts Lease Agreement.

                  "LEASING AFFILIATE" means Aviation Sales Leasing Company, a Delaware corporation and a wholly-owned Subsidiary of the Parent.

                  "LEASING AFFILIATE GUARANTY" means that certain Second Amended and Restated Guaranty dated as of the Effective Date executed and delivered by Leasing Affiliate, as a Guarantor.

                  "LEASING AFFILIATE LIABILITIES" means, as of the date of determination thereof, an amount equal to the sum of (i) the principal amount of intercompany loans and advances made by the Borrowers to Leasing Affiliate and outstanding as of such date of determination PLUS (ii) the amount of Letter of Credit Obligations as of such date of determination attributable to Letters of Credit issued or requested for the account of Leasing

Affiliate PLUS (iii) the amount of Accommodation Obligations of the Borrowers as of such date of determination with respect to Indebtedness of Leasing Affiliate PLUS (iv) the unpaid sale price of Inventory of the Borrowers sold or otherwise transferred to Leasing Affiliate or a Subsidiary of Leasing Affiliate determined at the value attributed to such Inventory after application of the advance rates applicable thereto on the then most recent Borrowing Base Certificate.

                  "LEASING TRANSFER" means the distribution of 100% of the issued and outstanding Capital Stock of Leasing Affiliate by Borrower to Parent on August 22, 1997.

                  "LENDER" means, as of the Effective Date, each financial institution which is a signatory hereto as a Lender and, at any other given time, each financial institution which is a party hereto as a Lender, whether as a signatory hereto or pursuant to an Assignment and Acceptance.

                  "LENDER AFFILIATE" means any financial institution that directly or indirectly controls or is controlled by or is under common control with a Lender.

                  "LETTER OF CREDIT" means any Commercial Letter of Credit or Standby Letter of Credit.

                  "LETTER OF CREDIT FEE" is defined in SECTION 5.02(A).

                  "LETTER OF CREDIT OBLIGATIONS" means, at any particular time, the sum of (i) all outstanding Reimbursement Obligations, PLUS (ii) the aggregate undrawn face amount of all outstanding Letters of Credit, PLUS (iii) the aggregate face amount of all Letters of Credit requested by the Borrowers but not yet issued (unless the request for an unissued Letter of Credit has been denied by the designated Issuing Bank as referenced in SECTION 3.01(C)(I)).

                  "LETTER OF CREDIT REIMBURSEMENT AGREEMENT" means, with respect to a Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single or several documents, taken together) as the Issuing Bank from which the Letter of Credit is requested may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by the Issuing Bank and the applicant Borrower and as are not materially adverse (in the judgment of the Issuing Bank and Agent) to the interests of the Lenders; PROVIDED, HOWEVER, in the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall control.

                  "LIABILITIES AND COSTS" means all liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs and fees and costs associated with any investigation, feasibility or Remedial Action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

                  "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale or other title retention agreement, deposit arrangement, security interest, encumbrance (including, without limitation, easements, rights-of-way, zoning restrictions and the like), lien (statutory or other and including, without limitation, any Environmental Lien), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in respect of any property of a Person, whether granted voluntarily or imposed by law, and includes the interest of a lessor under a Capital Lease or under any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement or similar notice (other than a financing statement filed by a "true" lessor pursuant to Section 9-408 of the Uniform Commercial Code), naming the owner of such property as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

                  "LOAN ACCOUNT" is defined in SECTION 4.03(B).

                  "LOAN DOCUMENTS" means this Agreement, the Notes, Hedge Agreements to which any Lender or any Affiliate of a Lender is a party, and all other instruments, agreements and written Contractual Obligations between any Guarantor, any Borrower or any Subsidiary of a Borrower, and any of the Agent, any Lender or any Issuing Bank delivered to either the Agent, such Lender or such Issuing Bank pursuant to or in connection with the transactions contemplated hereby.

                  "LOANS" means all Term Loans, Revolving Loans, and Loans made under the Acquisition Subfacility.

                  "MARGIN STOCK" means "margin stock" as such term is defined in Regulation U and Regulation G.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect upon
(i) the financial condition, operations, assets or prospects of the Borrowers or the Borrowers and the Guarantors taken as a whole, (ii) the ability of the Borrowers or any Guarantor to perform their respective obligations under the Loan Documents, or (iii) the ability of the Lenders, the Issuing Banks or the Agent to enforce any of the Loan Documents.

                  "MAXIMUM REVOLVING CREDIT AMOUNT" means, at any particular time, the amount equal to the lesser of (i) the sum of (a) the Revolving Credit Commitments at such time PLUS (b) the outstanding principal balance of the Term Loans at such time, MINUS the sum of (c) the Term Loan Reserve at such time PLUS
(d) the Texas Tax Reserve at such time, if such Texas Tax Reserve exceeds $200,000, and (ii) the Borrowing Base at such time MINUS the sum of (a) the Term Loan Reserve at such time PLUS (b) the Texas Tax Reserve at such time, if such Texas Tax Reserve exceeds $200,000; PROVIDED, HOWEVER, that during the period commencing on the Effective Date and ending on April 15, 1998, the "Maximum Revolving Credit Amount" shall be equal to the lesser of (A) the amount calculated under CLAUSE (I) above and (B) $20,000,000 (the "Overadvance Amount") PLUS the amount calculated under CLAUSE (II) above.

                  "MIS" means computerized management information system for recording and maintenance of information regarding purchases, sales, aging, categorization, and locations of Inventory, creation and aging of Receivables, and accounts payable (including agings thereof).

                  "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA (other than a Foreign Employee Benefit Plan) which is, or within the immediately preceding six (6) years was, contributed to by either a Borrower or any ERISA Affiliate or in respect of which a Borrower or any ERISA Affiliate has assumed any liability.

                  "NET CASH PROCEEDS OF ISSUANCE OF EQUITY SECURITIES OR INDEBTEDNESS" means net cash proceeds (including cash, equivalents readily convertible into cash, and such proceeds of any notes received as consideration or any other non-cash consideration) received by the Parent, any Borrower, or any Subsidiary of the Parent (other than Leasing Affiliate and its Subsidiaries) or a Borrower at any time after the Effective Date on account of the issuance of
(i) equity Securities of the Parent, (ii) equity Securities of a Borrower or Subsidiary of the Parent (other than Leasing Affiliate) to any Person other than the Parent, (iii) equity Securities of any Subsidiary of a Borrower to any Person other than such Borrower, (iv) Indebtedness (other than Indebtedness permitted under SECTION 10.01) of any Borrower or any Subsidiary of a Borrower, or (v) Indebtedness (other than Indebtedness described on SCHEDULE 1.01.3 attached hereto and made a part hereof) of the Parent, in each case net of all transaction costs and underwriters' discounts with respect thereto. Notwithstanding the foregoing, such net cash proceeds received by the Parent on account of the issuance of equity Securities of the Parent and the issuance of Indebtedness of the Parent which are used by the Parent to make a capital contribution to either Leasing Affiliate or a Borrower within one hundred eighty
(180) days after Parent's receipt of such net cash proceeds shall not be included in the definition of "Net Cash Proceeds of Issuance of Equity Securities or Indebtedness".

                  "NET CASH PROCEEDS OF SALE" means (i) proceeds received by any Borrower, any Subsidiary of any Borrower, or any Subsidiary of Parent (other than Leasing Affiliate) in cash (including cash, equivalents readily convertible into cash, and such proceeds of any notes received as consideration or any other non-cash consideration) from the sale, assignment or other disposition of (but not the lease or license of) any Property, other than sales permitted under CLAUSES (B), (C)(II)(A), and (D) of SECTION 10.02, net of (A) the costs of sale, assignment or other disposition, (B) any income, franchise, transfer or other tax liability arising from such transaction and (C) amounts applied to the repayment of Indebtedness (other than the Obligations) secured by a Lien permitted by SECTION 10.03 on the asset disposed of, if such net proceeds arise from any individual sale, assignment or other disposition or from any group of related sales, assignments or other dispositions; and (ii) to the extent provided in SECTION 9.08, proceeds of insurance on account of the loss of or damage to any such Property or Properties, and payments of compensation for any such Property or Properties taken by condemnation or eminent domain.

                  "NET INCOME" means, for any Person for any period, the net earnings (or loss) after taxes of such Person and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

                  "1996 CREDIT AGREEMENT" means that certain Amended and Restated Credit Agreement dated as of June 26, 1996 among ASOC, Citicorp USA, Inc., as agent, Citibank, N.A., as issuing bank, and certain financial institutions a party thereto as lenders, as amended.

                  "NON PRO RATA LOAN" is defined in SECTION 4.02(B)(V).

                  "NOTE" means a promissory note in the form attached hereto as EXHIBIT E payable to a Lender, evidencing certain of the Obligations of the Borrowers to such Lender and executed by the Borrowers as required by SECTION 4.03(A), as the same may be amended, supplemented, modified or restated from time to time; "NOTES" means, collectively, all of such Notes outstanding at any given time.

                  "NOTICE OF BORROWING" means a notice substantially in the form of EXHIBIT F attached hereto and made a part hereof.

                  "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of EXHIBIT G attached hereto and made a part hereof.

                  "OBLIGATIONS" means all Loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrowers to the Agent, any Lender, any Issuing Bank, any Affiliate of the Agent, any Lender or any Issuing Bank, or any Person entitled to indemnification pursuant to SECTION 15.03 of this Agreement, of any kind or nature, present or future, arising under this Agreement, the Notes or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, opening or amendment of a Letter of Credit or payment of any draft drawn thereunder, loan, guaranty, indemnification, foreign exchange contract, Hedge Agreement or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to the Borrowers under this Agreement or any other Loan Document.

                  "OFFICER'S CERTIFICATE" means a certificate executed on behalf of a Borrower by its president, chief financial officer, or treasurer or on behalf of the Borrowers by the president, chief financial officer or treasurer of any of them.

                  "OPERATING LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which is not a Capital Lease.

                  "ORGANIZATIONAL DOCUMENTS" means, with respect to any corporation, limited liability company, or partnership (i) the articles/certificate of incorporation (or the equivalent organizational documents) of such corporation or limited liability company, (ii) the partnership agreement executed by the partners in the partnership, (iii) the by-laws (or the equivalent governing documents) of the corporation, limited liability company or partnership, and (iv) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such corporation's Capital Stock or such limited liability company's or partnership's equity or ownership interests.

                  "OSHA" means the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 ET SEQ., any amendments thereto, any successor statutes and any regulations or guidance promulgated thereunder.

                  "OVERADVANCE AMOUNT" is defined in CLAUSE (B) of the definition of "Maximum Revolving Credit Amount".

                  "PARENT" means Aviation Sales Company, a Delaware corporation, and owner of all outstanding Capital Stock of ASOC, Finance Affiliate, Leasing Affiliate and M&R.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

                  "PERFORMANCE LEVEL 1" means that level of financial performance of the Borrower Group, on a consolidated basis, measured as of the end of a fiscal quarter of ASOC, at which the ratio of Funded Debt of the Borrower Group to EBITDA of the Borrower Group for the then most recently ended four (4) fiscal quarter period of ASOC is less than or equal to 1.75 : 1.0.

                  "PERFORMANCE LEVEL 2" means that level of financial performance of the Borrower Group, on a consolidated basis, measured as of the end of a fiscal quarter of ASOC, at which the ratio of Funded Debt of the Borrower Group to EBITDA of the Borrower Group for the then most recently ended four (4) fiscal quarter period of ASOC is greater than 1.75 : 1.0 and less than or equal to 2.50 : 1.0.

                  "PERFORMANCE LEVEL 3" means that level of financial performance of the Borrower Group, on a consolidated basis, measured as of the end of a fiscal quarter of ASOC, at which the ratio of Funded Debt of the Borrower Group to EBITDA of the Borrower Group for the then most recently ended four (4) fiscal quarter period of ASOC is greater than 2.50 : 1.0 and less than or equal to 3.0 : 1.0.

                  "PERFORMANCE LEVEL 4" means that level of financial performance of the Borrower Group, on a consolidated basis, measured as of the end of a fiscal quarter of ASOC, at which the ratio of Funded Debt of the Borrower Group to EBITDA of the Borrower Group for the then most recently ended four (4) fiscal quarter period of ASOC is greater than 3.0 : 1.0 and less than or equal to 4.0 to 1.0.

                  "PERFORMANCE LEVEL 5" means that level of financial performance of the Borrower Group, on a consolidated basis, measured as of the end of a fiscal quarter of ASOC, at which the ratio of Funded Debt of the Borrower Group to EBITDA of the Borrower Group for the then most recently ended four (4) fiscal quarter period of ASOC is greater than 4.0 to 1.0 and less than or equal to 5.0 to 1.0.

                  "PERFORMANCE LEVEL 6" means that level of financial performance of the Borrower Group, on a consolidated basis, measured as of the end of a fiscal quarter of ASOC, at which the ratio of Funded Debt of the Borrower Group to EBITDA of the Borrower Group for the then most recently ended four (4) fiscal quarter period of ASOC is greater than 5.0 to 1.0.

                  "PERMITS" means any permit, approval, authorization license, variance, or permission required from a Governmental Authority or other Person under an applicable Requirement of Law.

                  "PERMITTED EQUITY SECURITIES OPTIONS" means the subscriptions, options, warrants, rights, convertible securities and other agreements or commitments relating to the issuance of equity Securities of the Parent identified as such on SCHEDULE 1.01.4.

                  "PERMITTED EXISTING ACCOMMODATION OBLIGATIONS" means those Accommodation Obligations of the Borrowers identified as such on SCHEDULE 1.01.5.

                  "PERMITTED EXISTING INDEBTEDNESS" means the Indebted ness of the Borrowers and their Subsidiaries identified as such on SCHEDULE 1.01.6.

                  "PERMITTED EXISTING INVESTMENTS" means those Invest ments of the Borrowers identified as such on SCHEDULE 1.01.7.

                  "PERMITTED EXISTING LIENS" means the Liens on assets of the Borrowers and their Subsidiaries identified as such on SCHEDULE 1.01.8.

                  "PERSON" means any natural person, corporation, limited liability company, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, any other non-governmental entity, and any Governmental Authority.

                  "PLAN" means an employee benefit plan defined in Section 3(3) of ERISA (other than a Foreign Employee Benefit Plan) in respect of which a Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA or a Borrower or any ERISA Affiliate has assumed any liability.

                  "POTENTIAL EVENT OF DEFAULT" means an event which, with the giving of notice or the lapse of time, or both, would consti tute an Event of Default.

                  "PREDECESSOR CREDIT AGREEMENT" is defined in the preamble of this Agreement.

                  "PROCESS AGENT" is defined in SECTION 15.17(A).

                  "PRO FORMA" means, collectively, the unaudited pro forma opening consolidated and consolidating balance sheets of the Parent and its Subsidiaries attached hereto as EXHIBIT H, prepared in accordance with GAAP, dated the Effective Date, and giving effect to the extensions of credit contemplated hereby, the Aerocell Acquisition and the Kratz-Wilde Acquisition.

                  "PROJECTIONS" means the respective consolidated and consolidating financial projections (including, without limitation, capital expenditure budget) of (i) the Parent and its Subsidiaries and (ii) the Borrowers and their Subsidiaries, in each instance, together with related assumptions, prepared by ASOC and dated as of the Effective Date.

                  "PROPERTY" means any Real Property or personal prop erty, plant, building, facility, structure, underground storage tank or unit, Equipment, Inventory, General Intangible, Receivable, or other asset owned, leased or operated by a Borrower or any Guarantor, as applicable, (including any surface water thereon, and soil and groundwater thereunder).

                  "PRO RATA SHARE" means, with respect to any Lender, the percentage obtained by dividing (i) the sum of the outstanding principal balance of such Lender's Term Loan and such Lender's Revolving Credit Commitment (in each case, as adjusted from time to time in accordance with the provisions of this Agreement or any Assignment and Acceptance to which such Lender is a party) by (ii) the aggregate outstanding principal amount of all of the Term Loans and the Revolving Credit Commitments (notwithstanding the termination of any Revolving Credit Commitments).

                  "PROTECTIVE ADVANCE" is defined in SECTION 13.09(A).

                  "RCRA" means the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 ET SEQ., any amendments thereto, any successor statutes, and any regulations promulgated thereunder.

                  "REAL PROPERTY" means, with respect to any Person, all of such Person's present and future right, title and interest (including, without limitation, any leasehold estate) in (i) any plots, pieces or parcels of land,
(ii) any improvements, buildings, structures and fixtures now or hereafter located or erected thereon or attached thereto of every nature whatsoever (the rights and interests described in CLAUSES (I) and (II) above being the "Premises"), (iii) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and public places adjoining such land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto, (iv) all hereditaments, gas, oil, minerals (with the right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in or on the Premises and (v) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replace ments to or of any of the rights and interests described in CLAUSES (III) and (IV) above.

                  "RECEIVABLES" means, with respect to any Person, all of such Person's present and future (i) accounts, (ii) contract rights, chattel paper, instruments, documents, deposit accounts, and other rights to payment of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and whether or not earned by performance,
(iii) any of the foregoing which are not evidenced by instruments or chattel paper, (iv) intercompany receivables, and any security documents executed in connection therewith, (v) proceeds of any letters of credit or insurance policies on which such Person is named as beneficiary, (vi) claims against third parties for advances and other financial accommodations and any other obligations whatsoever owing to such Person, (vii) rights in and to all security agreements, leases, guarantees, instruments, securities, documents of title and other contracts securing, evidencing, supporting or otherwise relating to any of the foregoing, together with all rights in any goods, merchandise or Inventory which any of the foregoing may represent, and (viii) rights in returned and repossessed goods, merchandise and Inventory which any of the same may represent, including, without limitation, any right of stoppage in transit.

                  "REGISTER" is defined in SECTION 15.01(C).

                  "REGULATION A" means Regulation A of the Federal Reserve Board as in effect from time to time.

                  "REGULATION G" means Regulation G of the Federal Reserve Board as in effect from time to time.

                  "REGULATION T" means Regulation T of the Federal Reserve Board as in effect from time to time.

                  "REGULATION U" means Regulation U of the Federal Reserve Board as in effect from time to time.

                  "REGULATION X" means Regulation X of the Federal Reserve Board as in effect from time to time.

                  "REIMBURSEMENT DATE" is defined in SECTION 3.01(D)(I)(A).

                  "REIMBURSEMENT OBLIGATIONS" means the aggregate non-contingent reimbursement or repayment obligations of the Borrowers with respect to amounts drawn under Letters of Credit.

                  "RELEASE" means any release, spill, emission, leaking, pumping, pouring, dumping, injection, deposit, disposal, abandonment, or discarding of barrels, containers or other receptacles, discharge, emptying, escape, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Property.

                  "REMEDIAL ACTION" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants; or (iii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

                  "REPLACEMENT PROCEEDS" means the amount of (i) proceeds of insurance paid on account of the loss of or damage to any Property and awards of compensation for Property taken by condemnation or eminent domain to the extent actually used to replace, rebuild or restore the Property so lost, damaged or taken, PROVIDED THAT (a) ASOC shall have delivered written notice to the Agent that it, the other applicable Borrower, or its applicable Subsidiary intends to so replace, rebuild or restore such Property and (b) the applicable Borrower or such applicable Subsidiary of ASOC replaces or commences the restoration or rebuilding of such Property within 180 days after the Agent's receipt of the proceeds of such insurance payment or condemnation award and (ii) insurance paid on account of a business interruption occurrence to the extent actually used in the restoration or conduct of the business interrupted.

                  "REPORTABLE EVENT" means any of the events described in
Section 4043(b) of ERISA and the regulations promulgated thereunder as in effect from time to time other than an event for which the thirty (30) day notice requirement has been waived by the PBGC.

                  "REQUIREMENTS OF LAW" means, as to any Person, the charter and by-laws or other organizational or governing docu ments of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act, the Securities Exchange Act, Regulations G, T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit or any Environmental, Health or Safety Requirement of Law.

                  "REQUISITE LENDERS" means Lenders whose Pro Rata Shares, in the aggregate, are greater than fifty percent (50%); PROVIDED, HOWEVER, that, in the event any of the Revolving Lenders shall have failed to fund its Revolving Loan Pro Rata Share of any Revolving Loan requested by or on behalf of a Borrower which Revolving Lenders are obligated to fund under the terms of this Agreement and any such failure has not been cured, then for so long as such failure continues, "REQUISITE LENDERS" means Lenders (excluding all Revolving Lenders whose failure to
                                       33
fund their respective Revolving Loan Pro Rata Shares of such Revolving Loans have not been so cured) whose Pro Rata Shares represent more than fifty percent (50%) of the aggregate Pro Rata Shares of such Lenders; PROVIDED, FURTHER, HOWEVER, that, in the event that the Revolving Credit Commitments have been terminated pursuant to the terms of this Agreement, "REQUISITE LENDERS" means Lenders (without regard to such Lenders' performance of their respective obligations hereunder) whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of all Loans are greater than fifty percent (50%).

                  "REQUISITE REVOLVING LENDERS" means Revolving Lenders whose Revolving Loan Pro Rata Shares, in the aggregate, are greater than fifty percent (50%); PROVIDED, HOWEVER, that, in the event any of the Revolving Lenders shall have failed to fund its Revolving Loan Pro Rata Share of any Revolving Loan requested by or on behalf of a Borrower which Revolving Lenders are obligated to fund under the terms of this Agreement and any such failure has not been cured, then for so long as such failure continues, "REQUISITE REVOLVING LENDERS" means Revolving Lenders (excluding all Revolving Lenders whose failure to fund their respective Revolving Loan Pro Rata Shares of such Revolving Loans have not been so cured) whose Revolving Loans represent more than fifty percent (50%) of the aggregate Revolving Loan Pro Rata Shares of such Revolving Lenders; PROVIDED, FURTHER, HOWEVER, that, in the event that the Revolving Credit Commitments have been terminated pursuant to the terms of this Agreement, "REQUISITE REVOLVING LENDERS" means Revolving Lenders (without regard to such Revolving Lenders' performance of their respective obligations hereunder) whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of all Revolving Loans are greater than fifty percent (50%).

                  "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any equity Securities of a Borrower or any of its Subsidiaries now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Securities of a Borrower or any of its Subsidiaries now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, the Finance Affiliate Indebtedness or any other Indebtedness owing at any time to any Affiliate of a Borrower, (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire equity Securities of a Borrower or any of its Subsidiaries now or hereafter outstanding, and (v) any fees or other remuneration paid to Parent, Finance Affiliate, M&R, or any Subsidiary of a Borrower by a Borrower or any Guarantor.

                  "REVOLVING CREDIT AVAILABILITY" means, at any particular time, the amount by which the Maximum Revolving Credit Amount at such time exceeds the sum of (i) the Revolving Credit Obligations at such time PLUS (ii) the outstanding balance of Protective Advances at such time PLUS (iii) the outstanding balance, at such time, of Loans made under the Acquisition Subfacility.

                  "REVOLVING CREDIT COMMITMENT" means, with respect to any Revolving Lender, the obligation of such Lender to make Revolving Loans and Loans under the Acquisition Subfacility and to participate in Letters of Credit pursuant to the terms and conditions of this Agreement, in an aggregate amount at any time outstanding which shall not exceed the principal amount set forth on
SCHEDULE 1.01.9 attached hereto and made a part hereof under the heading "Revolving Credit Commitment" thereon or on the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of this Agreement, or to give effect to any applicable Assignment and Acceptance, and "REVOLVING CREDIT COMMITMENTS" means the aggregate principal amount of the Revolving Credit Commitments of all the Revolving Lenders, the maximum amount of which shall be $131,428,571.40, as reduced from time to time pursuant to SECTION 2.03(D) and SECTION 4.01.

                  "REVOLVING CREDIT OBLIGATIONS" means, at any particular time, the sum of (i) the outstanding principal amount of the Revolving Loans at such time, PLUS (ii) the Letter of Credit Obligations at such time.

                  "REVOLVING CREDIT TERMINATION DATE" means the earlier to occur of (i) July 31, 2002 (or, if not a Business Day, the next preceding Business
Day) and (ii) the date of termination of the Revolving Credit Commitments pursuant to the terms of this Agreement.

                  "REVOLVING LENDERS" means those Lenders having a Revolving Credit Commitment; and "REVOLVING LENDER" means one of the Revolving Lenders, individually.

                  "REVOLVING LOAN" is defined in SECTION 2.02(A)(II).

                  "REVOLVING LOAN PRO RATA SHARE" means, with respect to any Revolving Lender, the percentage obtained by dividing (i) the amount of such Revolving Lender's Revolving Credit Commitment (as adjusted from time to time in accordance with the provisions of this Agreement or any Assignment and Acceptance to which such Revolving Lender is a party) by (ii) the aggregate amount of the Revolving Credit Commitments (notwithstanding the termination of such Revolving Credit Commitments).

                  "REVOLVING NOTES" means promissory notes executed by Borrowers and delivered to the Revolving Lenders evidencing the

Revolving Loans, as the same may be amended, supplemented, modified or restated from time to time, and any promissory note issued in substitution therefor, substantially in the form attached hereto as EXHIBIT E-2; and "REVOLVING NOTE" means any one of the Revolving Notes.

                  "SECURITIES" means any stock, shares, voting trust certificates, limited partnership certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities", including, without limitation, any "security" as such term is defined in Section 8-102 of the Uniform Commercial Code, or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include the Notes or any other evidence of the Obligations.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

                  "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                  "SOLVENT", when used with respect to any Person, means that at the time of determination:

                  (i) the Fair Market Value of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); and

                  (ii) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

                  (iii) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

                  (iv) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

                  "SPECIAL PURPOSE SUBSIDIARY" means a Subsidiary of Leasing Affiliate formed for the sole purpose of leasing Inventory of such Subsidiary and which conforms to all of the criteria set forth on SCHEDULE 1.01.10.

                  "STAGE 3 AIRCRAFT" means aircraft which is in compliance with the Stage 3 noise levels prescribed in Section C36.5(a)(3) of Appendix C of Part 36 of Title 14 of the Code of Federal Regulations.

                  "STANDBY LETTER OF CREDIT" means any letter of credit issued by an Issuing Bank pursuant to SECTION 3.01 for the account of a Borrower, or for the account of Leasing Affiliate or any Subsidiary of a Borrower if the Borrowers are jointly and severally liable for reimbursement of amounts drawn under such letter of credit, which is not a Commercial Letter of Credit.

                  "SUBSIDIARY" of a Person means any corporation, limited liability company, general or limited partnership, trust, or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions with respect to such entity are at the time directly or indirectly owned or controlled by such Person, one or more of the other subsidiaries of such Person or any combination thereof, or in the case of an entity which is a partnership, of which such Person is a general partner.

                  "TANGIBLE NET WORTH" means the amount calculated as (i) the consolidated net worth of the Borrower Group MINUS (ii) the consolidated intangibles of Borrower Group including, without limitation, goodwill, trademarks, tradenames, copyrights, patents, patent applications, licenses and rights in any thereof and other items treated as intangibles in accordance with GAAP.

                  "TAXES" is defined in SECTION 14.01(A).

                  "TERM LENDER" means each Lender which is the holder of a Term Note; "TERM LENDERS" means, collectively, all holders of Term Notes.

                  "TERM LOAN PRO RATA SHARE" means, (i) with respect to any Term Lender, the percentage obtained by dividing (a) the principal amount of such Term Lender's Term Loan (as adjusted from time to time in accordance with the provisions of this Agreement or any Assignment and Acceptance to which such Term Lender is a party) by (b) the aggregate principal amount of all of the Term Loans.

                  "TERM LOAN RESERVE" means, at any time, a reserve in an amount equal to the sum of (i) the then outstanding balance of the Term Loans and interest accrued and unpaid thereon PLUS (ii) the then outstanding balance of Loans made under the Acquisition Subfacility and interest accrued and unpaid thereon.

                  "TERM LOAN TERMINATION DATE" means the earlier of (i) July 31, 2002 and (ii) the date of acceleration of the Obligations pursuant to SECTION 12.02.

                  "TERM LOANS" means the term loans outstanding under the Predecessor Agreement which continue outstanding under this Agreement as more particularly described in SECTION 2.01(A), the aggregate principal amount of which equals $18,571,428.60 on the

Effective Date, as reduced from time to time thereafter pursuant to SECTIONS 2.01(D) or 4.01; and "TERM LOAN" means any one of the Term Loans.

                  "TERM NOTES" means the promissory notes executed by the Borrowers and delivered to the Term Lenders evidencing the Term Loans, as the same may be amended, supplemented, modified or restated from time to time, and any promissory note issued in substitution therefor, substantially in the form attached hereto as EXHIBIT E-1; and "TERM NOTE" means any one of the Term Notes.

                  "TERMINATION EVENT" means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of any Borrower or any ERISA Affiliate from a Benefit Plan during a plan year in which such Borrower or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessa tion of operations which results in the termination of employment of 20% of Benefit Plan participants who are employees of any Borrower or any ERISA Affiliate; (iii) the imposition of an obligation on any Borrower or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; (v) any event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the partial or complete withdrawal of any Borrower or any ERISA Affiliate from a Multiemployer Plan.

                  "TEXAS TAX RESERVE" means, at any time, a reserve in an amount equal to the taxes payable by the Borrower Group under the statutes of the State of Texas with respect to which a tax lien attaches to Property of the Borrower Group located in the State of Texas pursuant to Section 32.01 of the Texas Tax Code, which amount shall be determined by ASOC as of the date of each Borrowing Base Certificate and, if in excess of $200,000, disclosed by ASOC thereon.

                  "TRANSACTION COSTS" means the fees, costs and expenses payable by the Borrowers and Guarantors, or any of them, in connection with the execution and delivery of the Loan Documents and consummation of the Kratz-Wilde Acquisition.

                  "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code as enacted in the State of New York, as it may be amended from time to time.

                  "UNUSED COMMITMENT FEE" is defined in SECTION 5.02(B)(I).

                  "WORKING CAPITAL" means, as at any date of determination, the excess, if any, of (i) the Borrower Group's consolidated current assets, except cash and Cash Equivalents, over (ii) the Borrower Group's consolidated current liabilities, except current maturities of long-term debt, current maturities of the Revolving Credit Obligations, and current maturities of the Obligations with respect to Loans made under the Acquisition Subfacility as of such date.

                  1.02. COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, PROVIDED that if such period commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month.

                  1.03. ACCOUNTING TERMS. Subject to SECTION 15.04, for purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

                  1.04. FINANCIAL COVENANT CALCULATIONS. Notwithstanding any requirements under GAAP, calculations made with respect to (a) the definitions of "EBITDA", "Net Income", "Fixed Charge Coverage Ratio", and "Interest Coverage Ratio" and (b) determination of compliance with the financial covenants set forth in ARTICLE XI, unless otherwise agreed as described in SECTION 15.04, each shall be made without regard to changes in requirements under GAAP which become effective after the Effective Date.

                  1.05. OTHER TERMS. All other terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings assigned to such terms by the Uniform Commercial Code to the extent the same are defined therein.

                                   ARTICLE II
                          AMOUNTS AND TERMS OF LOANS

                  2.01. TERM LOANS. (a) AMOUNT OF TERM LOANS. The principal balance of the "Term Loans" (as defined in the Predecessor Agreement) outstanding on the Effective Date is $18,571,428.60, which "Term Loans" shall continue as Term Loans hereunder and, in each case, shall be subject to and governed by the terms and provisions of this Agreement and are re-evidenced by the Term Notes and re-allocated among the Term Lenders as reflected in the Term Notes and on SCHEDULE 1.01.9.

                  (b) Intentionally omitted.

                  (c) Intentionally omitted.

                  (d) REPAYMENT OF THE TERM LOANS. (i) The Term Loans shall be repayable in twenty (20) consecutive quarterly installments, the first nineteen
(19) of which shall be in the amount of $928,569.00 each and shall be due on the last day of each consecutive three calendar month period commencing on October 30, 1997 with a final installment in the amount of $928,617.58 due on July 31, 2002, unless the Term Loan Termination Date earlier occurs.

                  (ii) In addition to the scheduled payments on the Term Loans, the Borrowers may make voluntary prepayments as and when described in SECTION 4.01(A)(I) and shall make the mandatory prepayments required in SECTION 4.01(B), for credit against such scheduled payments on the Term Loans pursuant to the provisions of SECTION 4.01(A)(II) or SECTION 4.01(B)(VII), as applicable.

                  2.02. REVOLVING CREDIT FACILITY. (a) OUTSTANDING BALANCE ON THE EFFECTIVE DATE; AVAILABILITY. (i) The principal balance of the "Revolving Loans" made under the Predecessor Agreement and outstanding on the Effective Date is $71,811,946.26 and shall continue as Revolving Loans hereunder and shall be subject to and governed by the terms and provisions of this Agreement and are re-evidenced by the Revolving Notes.

                  (ii) Subject to the terms and conditions set forth in this Agreement, each Revolving Lender hereby severally and not jointly agrees to make revolving loans, in Dollars (each individually, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrowers from time to time during the period from the Effective Date to the Business Day next preceding the Revolving Credit Termination Date, in an amount not to exceed such Revolving Lender's Revolving Loan Pro Rata Share of the Revolving Credit Availability at such time. All Revolving Loans comprising the same Borrowing under this Agreement shall be made by the Revolving Lenders simultaneously and proportionately to their then respective Revolving Loan Pro Rata Shares, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make a Revolving Loan hereunder nor shall the Revolving Credit Commitment of any Revolving Lender be increased or decreased as a result of any such failure. Subject to the provisions of this Agreement, the Borrowers may repay any outstanding Revolving Loan on any day which is a Business Day and any amounts so repaid may be reborrowed, up to the amount available under this SECTION 2.02(A) at the time of such Borrowing, through the Business Day next preceding the Revolving Credit Termination Date; PROVIDED, HOWEVER, the Borrowers shall, without notice or demand of any kind, immediately make such repayments of the Revolving Loans to the extent necessary to reduce the aggregate outstanding principal amount of the Revolving Loans to an amount less than or equal to the difference between the then Maximum Revolving Credit Amount and the Letter of Credit Obligations as of such time. Each requested Borrowing of Revolving Loans funded on any Funding Date for Revolving Loans shall be in a principal amount of at least $1,000,000 and in integral multiples of $100,000 in excess of that amount.

                  (b) NOTICE OF BORROWING. When the Borrowers desire to borrow under this SECTION 2.02, ASOC, on behalf of the Borrowers, shall deliver to the Agent a Notice of Borrowing, signed by ASOC, (i) no later than 11:00 a.m. (New York time) on the proposed Funding Date, in the case of a Borrowing of Base Rate Loans, and (ii) no later than 11:00 a.m. (New York time) at least three (3) Business Days in advance of the proposed Funding Date therefor, in the case of a Borrowing of Eurodollar Rate Loans. Such Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of the proposed Borrowing, (iii) the Revolving Credit Availability as of the date of such Notice of Borrowing, and (iv) instructions for the disbursement of the proceeds of the proposed Borrowing, and shall be accompanied by the then most recently delivered Borrowing Base Certificate duly completed and signed by ASOC's chief financial officer, chief executive officer or controller in compliance with SECTION 8.03. In lieu of delivering such a Notice of Borrowing (except with respect to a Borrowing of Revolving Loans on the Effective Date), ASOC may give the Agent telephonic notice of any proposed Borrowing by the time required under this SECTION 2.02(B), if ASOC confirms such notice by delivery of the required Notice of Borrowing to the Agent by facsimile transmission promptly, but in no event later than 5:00 p.m. (New York time) on the same day, the original of which facsimile copy shall be delivered to the Agent within three (3) days after the date of such transmission. Any Notice of Borrowing (or telephonic notice in lieu thereof) given pursuant to this SECTION 2.02(B) shall be irrevocable.

                  (c) MAKING OF REVOLVING LOANS. (i) Promptly after receipt of a Notice of Borrowing under SECTION 2.02(B) (or telephonic notice in lieu thereof), the Agent, at its option and in its sole discretion, shall do either of the following:

                  (A) The Agent shall notify each Revolving Lender by telecopy, or other similar form of transmission, of the proposed Borrowing. Each Revolving Lender shall deposit an amount equal to its Revolving Loan Pro Rata Share of the amount requested by ASOC to be made as Revolving Loans with the Agent at its office in New York, New York, in immediately available funds, (A) on the Effective Date with respect to the Borrowing of Revolving Loans on such date specified in the initial Notice of Borrowing and (B) not later than 1:00 p.m. (New York time) on any other Funding Date for Revolving Loans. Subject to the fulfillment of the conditions precedent set forth in SECTION 6.01 or SECTION 6.02, as applicable, the Agent shall make the proceeds of such amounts received by it available to the Borrowers at the Agent's office in New York, New York on such Funding Date (or on the date received if later than such Funding Date) and shall disburse such proceeds in accordance with the disbursement instructions set forth in the applicable Notice of Borrowing. The failure of any Revolving Lender to deposit the amount described above with the Agent on the applicable Funding Date shall not relieve any other Revolving Lender of its obligations hereunder to make its Revolving Loan on such Funding Date. In the event the conditions precedent set forth in SECTION 6.01 or 6.02, as applicable, are not fulfilled as of the proposed Funding Date for any Borrowing, the Agent shall promptly return, by wire transfer of immediately available funds, the amount deposited by each Revolving Lender to such Revolving Lender.

or

                  (B) Subject to the fulfillment of the conditions precedent set forth in SECTION 6.01 or SECTION 6.02, as applicable, the Agent shall, PROVIDED THAT the requested Borrowing is of an amount which is less than the amount of Citicorp's unused Commitment (after taking into account all other then outstanding Agent Advances) as of the Funding Date for such Borrowing, advance the amount of the proposed Borrowing (an "Agent Advance") to the Borrowers out of the Agent's own funds. The Lenders, upon notice (in the form provided for in CLAUSE (A) above) from the Agent as to the amount required to do so, shall remit to the Agent on a weekly or more frequent basis that amount which is necessary to conform each Lender's Revolving Loans outstanding at such time to its Revolving Loan Pro Rata Share thereof. Each Lender shall make available the amount required from it as aforesaid to the Agent in Dollars and in immediately available funds not later than 1:00 p.m. (New York time) on the day such notice is given by the Agent. In the event of the making of any such Agent Advance, each Lender's share of the interest allocable thereto shall be adjusted as necessary to account for the period of time the same is outstanding from the Agent. Any payment by a Lender to the Agent pursuant to this CLAUSE (B) shall constitute a Revolving Loan to the Borrowers and an assignment by Citicorp of a portion of its Revolving Loans to such Lender equal to the amount of the payment received by the Agent from such Lender.

                  (ii) In connection with the funding of Revolving Loans pursuant to SECTION 2.02(C)(I)(A), unless the Agent shall have been notified by any Revolving Lender on the Business Day immediately preceding the applicable Funding Date in respect of any Borrowing of Revolving Loans that such Revolving Lender does not intend to fund its Revolving Loan requested to be made on such Funding Date, the Agent may assume that such Revolving Lender has funded its Revolving Loan and is depositing the proceeds thereof with the Agent on the Funding Date therefor, and the Agent in its sole discretion may, but shall not be obligated to, disburse a corresponding amount to the Borrowers on the applicable Funding Date. If the Revolving Loan proceeds corresponding to that amount are advanced to the Borrowers by the Agent but are not in fact deposited with the Agent by such Revolving Lender on or prior to the applicable Funding Date or a Lender's Revolving Loan Pro Rata Share of an Agent Advance is not remitted to the Agent as and when required pursuant to SECTION 2.02(C)(I)(B), the Revolving Lender not making such deposit or remitting such amount agrees to pay, and in addition the Borrowers agree to repay, to the Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed to or for the benefit of the Borrowers until the date such amount is paid or repaid to the Agent, (A) in the case of the Borrowers, at the interest rate applicable to such Borrowing and (B) in the case of such Revolving Lender, at the Federal Funds Rate for the first three (3) Business Days, and thereafter at the interest rate applicable to such Borrowing. If such Revolving Lender shall pay to the Agent the corresponding amount, the amount so paid shall constitute such Revolving Lender's Revolving Loan, and if both such Revolving Lender and the Borrowers shall pay and repay such corresponding amount, the Agent shall promptly pay to the Borrowers such corresponding amount. This SECTION 2.02(C)(II) does not relieve any Revolving Lender of its obligation to make its Revolving Loan on any applicable Funding Date as and when required under SECTION 2.02(C)(I)(A) or to remit its Revolving Loan Pro Rata Share of any Agent Advance as and when required under SECTION 2.02(C)(I)(B).

                  (d) REVOLVING CREDIT TERMINATION DATE. Unless earlier terminated in accordance with the provisions of SECTION 4.01, the Revolving Credit Commitments shall terminate on the Revolving Credit Termination Date. Each Revolving Lender's obligation to make Revolving Loans shall terminate on the Business Day next

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

preceding the Revolving Credit Termination Date. All outstanding Revolving Credit Obligations shall be paid in full (or, in the case of unmatured Letter of Credit Obligations, provision for payment in cash shall be made to the satisfaction of the Issuing Banks and the Requisite Revolving Lenders) (i) if the Revolving Credit Commitments are terminated pursuant to SECTION 4.01, on the Revolving Credit Termination Date, and (ii) otherwise, on the earlier to occur of (A) July 31, 2002 or, if not a Business Day, the next preceding Business Day, and (B) the date of acceleration of the Obligations pursuant to SECTION 12.02.

                  (e) MAXIMUM REVOLVING CREDIT FACILITY. Notwithstanding anything in this Agreement to the contrary, in no event shall the aggregate principal Revolving Credit Obligations exceed the lesser of (i) the Maximum Revolving Credit Amount and (ii) $131,428,571.40, such amount in CLAUSE (II) being reduced by the amount of each permanent reduction of the Revolving Credit Commitments made pursuant to SECTION 2.03(D), SECTION 4.01(A) and SECTION 4.01(B).

                  (f) Intentionally omitted.

                  2.03. LOANS UNDER ACQUISITION SUBFACILITY. (a) AMOUNT. Subject to the terms and conditions set forth in this Agreement, each Revolving Lender hereby severally and not jointly agrees to make Loans, in Dollars, to the Borrowers on the Effective Date in an amount not to exceed such Revolving Lender's Revolving Loan Pro Rata Share of $40,000,000.

                  (b) NOTICE OF BORROWING. On the Effective Date, ASOC shall deliver to the Agent a Notice of Borrowing with respect to the Loans to be made under this SECTION 2.03, signed by it, which Notice of Borrowing shall specify
(i) the Effective Date as the proposed Funding Date, (ii) $40,000,000 as the amount of the proposed Borrowing, and (iii) instructions for disbursement of the proceeds of such proposed Borrowing to effect the consummation of the Kratz-Wilde Acquisition. Any Notice of Borrowing given pursuant to this SECTION 2.03(B) shall be irrevocable.

                  (c) MAKING OF LOANS UNDER ACQUISITION SUBFACILITY. (i) Promptly after receipt of a Notice of Borrowing under SECTION 2.03(B) (or telephonic notice in lieu thereof), the Agent shall notify each Revolving Lender by telephone, telecopy, or other similar form of transmission, of the proposed Borrowing. Each Revolving Lender shall deposit an amount equal to its Revolving Loan Pro Rata Share of $40,000,000 with the Agent at its office in New York, New York, in immediately available funds not later than 11:00 a.m. (New York time) on the Funding Date therefor. Subject to the fulfillment of the conditions precedent set forth in SECTION 6.02 and SECTION 6.03, the Agent shall make the proceeds of such amounts received by it available to the Borrowers at the Agent's office in New York, New York and shall disburse such proceeds in accordance with ASOC's disbursement instructions set forth in the Notice of Borrowing pertaining thereto. The failure of any Revolving Lender to deposit the amount described above with the Agent on the applicable Funding Date shall not relieve any other Revolving Lender of its obligations hereunder to make its Loan under the Acquisition Subfacility on such Funding Date. In the event the conditions precedent set forth in SECTION 6.02 or
SECTION 6.03 are not fulfilled as of the proposed Funding Date for any such Borrowing, the Agent shall promptly return, by wire transfer of immediately available funds, the amount deposited by each Revolving Lender to such Revolving Lender.

                  (ii) Unless the Agent shall have been notified by any Revolving Lender before 11:00 a.m. (New York time) on the Effective Date that such Revolving Lender does not intend to fund its Loan under the Acquisition Subfacility requested to be made on the Effective Date, the Agent may assume that such Revolving Lender has funded such Loan and is depositing the proceeds thereof with the Agent on the Effective Date, and the Agent in its sole discretion may, but shall not be required to, disburse a corresponding amount to the Borrowers on the Effective Date. If the Loan proceeds corresponding to that amount are advanced to the Borrowers by the Agent but are not in fact deposited with the Agent by such Revolving Lender on the Effective Date, such Revolving Lender agrees to pay, and in addition the Borrowers agree to repay, to the Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed to or for the benefit of the Borrowers until the date such amount is paid or repaid to the Agent, (A) in the case of the Borrowers, at the interest rate applicable to such Borrowing and (B) in the case of such Revolving Lender, at the Federal Funds Rate for the first three (3) Business Days, and thereafter at the interest rate applicable to such Borrowing. If such Revolving Lender shall pay to the Agent the corresponding amount, the amount so paid shall constitute such Revolving Lenders' Loan under the Acquisition Subfacility, and if both such Revolving Lender and the Borrowers shall pay and repay such corresponding amount, the Agent shall promptly pay to the Borrowers such corresponding amount. This SECTION 2.03(C)(II) does not relieve any Revolving Lender of its obligation to make its Loan under the Acquisition Subfacility on the Effective Date.

                  (d) ACQUISITION LOAN NOTES; REPAYMENT OF LOANS UNDER ACQUISITION SUBFACILITY. (i) On the Effective Date, the Borrower shall execute, and deliver to the Agent, Acquisition Loan Notes payable to the respective Revolving Lenders in a principal amount equal to the respective Revolving Lender's Revolving Loan Pro Rata Share of $40,000,000, which Notes the Agent shall promptly deliver to the respective Revolving Lenders. On the Effective Date, the Revolving Credit Commitments shall be permanently reduced by $40,000,000.

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
                  (ii) The Loans made under the Acquisition Subfacility shall be repayable in twenty (20) consecutive equal quarterly installments in the amount of $2,000,000 each, due on the same dates as the Term Loan installments are due commencing on October 30, 1997 with a final payment on July 31, 2002, unless the Revolving Loan Termination Date earlier occurs.

                  2.04. AUTHORIZED OFFICERS AND AGENTS. On the Effective Date, ASOC shall deliver, and from time to time thereafter ASOC may deliver, to the Agent an Officer's Certificate setting forth the names of ASOC's officers, employees and agents authorized to request Loans and Letters of Credit on behalf of the Borrowers, in each instance containing a specimen signature of each such officer, employee or agent. The president of ASOC shall also be authorized to act for the Borrowers in respect of all other matters relating to the Loan Documents. The Agent, Lenders and Issuing Banks shall be entitled to rely conclusively on such officer's, employee's or agent's authority to request such Loan or Letter of Credit until the Agent, Lenders and Issuing Banks receive written notice to the contrary. None of the Agent, the Lenders, or the Issuing Banks shall have any duty to verify the authenticity of the signature appearing on any such Officer's Certificate, written Notice of Borrowing or any other document, and, with respect to an oral request for such a Loan or Letter of Credit, the Agent shall have no duty to verify the identity of any person representing himself or herself as one of ASOC's officers, employees or agents authorized to make such request or otherwise to act on behalf of the Borrowers. None of the Agent, any Lender or any Issuing Bank shall incur any liability to any Borrower or any other Person in acting upon any telephonic or facsimile notice referred to above which the Agent, such Lender, or such Issuing Bank believes to have been given by a duly authorized officer or other person authorized to borrow on behalf of the Borrowers.

                  2.05. USE OF PROCEEDS OF LOANS. The proceeds of the Loans shall be used to pay the Transaction Costs, for working capital in the ordinary course of business of the Borrowers and their Subsidiaries, to pay the consideration for the Kratz-Wilde Acquisition, and for other lawful general corporate purposes of the Borrowers and their Subsidiaries not prohibited by the terms of this Agreement, including, without limitation, the making of advances to Leasing Affiliate to the extent permitted in SECTION 10.04.

                                   ARTICLE III
                                LETTERS OF CREDIT

                  3.01. LETTERS OF CREDIT. Subject to the terms and conditions set forth in this Agreement, each Issuing Bank hereby severally agrees to issue for the account of the Borrowers, or for the account of any Subsidiary of a Borrower or Leasing Affiliate, if the Borrowers are jointly and severally liable for reimbursement of amounts drawn under such Letter of Credit, one or more Letters of Credit, subject to the following provisions:

                  (a) TYPES AND AMOUNTS. An Issuing Bank shall not have any obligation to issue, amend or extend, and shall not issue, amend or extend, any Letter of Credit at any time:

                  (i) if the aggregate Letter of Credit Obligations with respect to such Issuing Bank, after giving effect to the issuance, amendment or extension of the Letter of Credit requested hereunder, shall exceed any limit imposed by law or regulation upon such Issuing Bank;

                  (ii) if the Issuing Bank receives written notice from the Agent at or before 11:00 a.m. (New York time) on the date of the proposed issuance, amendment or extension of such Letter of Credit that
         (A) immediately after giving effect to the issuance, amendment or extension of such Letter of Credit, (I) the Letter of Credit Obligations at such time would exceed $15,000,000, or (II) the Revolving Credit Obligations at such time would exceed the Maximum Revolving Credit Amount at such time, or (B) one or more of the conditions precedent contained in SECTIONS 6.01 or 6.02, as applicable, would not on such date be satisfied, unless such conditions are thereafter satisfied and written notice of such satisfaction is given to the Issuing Bank by the Agent (it being understood that an Issuing Bank shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in SECTIONS 6.01 or 6.02, as applicable, have been satisfied), or (III) with respect to a Letter of Credit to be issued for the account of Leasing Affiliate, the Leasing Affiliate Liabilities would exceed $20,000,000;

                  (iii) if the expiration date therefor is later than the earlier of (A) the date one (1) year after the date of issuance (without regard to any automatic renewal provisions thereof) or (B) the Business Day next preceding the scheduled Revolving Credit Termination Date; or

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

                  (iv) if the requested Letter of Credit is in a currency other than Dollars and Borrower has not obtained a Hedge Agreement with respect thereto satisfactory to the Agent.

                  (b) CONDITIONS. In addition to being subject to the satisfaction of the conditions precedent contained in SECTIONS 6.01 and 6.02, as applicable, the obligation of an Issuing Bank to issue, amend or extend any Letter of Credit is subject to the satisfaction in full of the following conditions:

                  (i) if the Issuing Bank so requests, the Borrowers or, in the case of Letters of Credit issued for the account of any Subsidiary of a Borrower or Leasing Affiliate, the Borrowers and such Subsidiary of a Borrower or Leasing Affiliate, as applicable, shall have executed and delivered to such Issuing Bank and the Agent a Letter of Credit Reimbursement Agreement and such other documents and materials as may be required pursuant to the terms thereof; and

                  (ii) the terms of the proposed Letter of Credit shall be satisfactory to the Issuing Bank in its sole discretion.

                  (c) ISSUANCE OF LETTERS OF CREDIT. (i) ASOC, on behalf of the Borrowers shall give an Issuing Bank and the Agent written notice that it has selected such Issuing Bank to issue a Letter of Credit not later than 11:00 a.m. (New York time) on the third (3rd) Business Day preceding the requested date for issuance thereof under this Agreement, or such shorter notice as may be acceptable to such Issuing Bank and the Agent. Such notice shall be irrevocable unless and until such request is denied by the applicable Issuing Bank and shall specify (A) that the requested Letter of Credit is either a Commercial Letter of Credit or a Standby Letter of Credit, (B) that such Letter of Credit is solely for the account of the Borrowers, jointly and severally, that such Letter of Credit is for the account of the Borrowers and Leasing Affiliate, jointly and severally, or that such Letter of Credit is for the account of the Borrowers and a Subsidiary of a Borrower, jointly and severally, providing the name of the Subsidiary of such Borrower which is jointly and severally applying for such Letter of Credit, (C) the stated amount of the Letter of Credit requested, (D) the effective date (which shall be a Business Day) of issuance of such Letter of Credit, (E) the date on which such Letter of Credit is to expire (which shall be a Business Day and no later than the Business Day immediately preceding the scheduled Revolving Credit Termination Date), (F) the Person for whose benefit such Letter of Credit is to be issued, (G) other relevant terms of such Letter of Credit, (H) the Revolving Credit Availability at such time, and (I) the amount of the then outstanding Letter of Credit Obligations. Such Issuing Bank shall notify the Agent immediately upon receipt of a written notice from ASOC requesting that a Letter of Credit be issued, or that an existing Letter of Credit be extended or amended and, upon the Agent's request therefor, send a copy of such notice to the Agent.

                  (ii) The Issuing Bank shall (A) give the Agent written notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance, amendment or extension of a Letter of Credit and (B) promptly after issuance thereof, provide the Agent with a copy of each Letter of Credit issued and each amendment thereto.

                  (d) REIMBURSEMENT OBLIGATIONS; DUTIES OF ISSUING BANKS. (i) Notwithstanding any provisions to the contrary in any Letter of Credit Reimbursement Agreement:

                  (A) the Borrowers shall reimburse, or cause the applicable Subsidiary of a Borrower or Leasing Affiliate, if applicable, for whose account a Letter of Credit is issued to reimburse, the Issuing Bank for amounts drawn under such Letter of Credit, in Dollars, no later than the date (the "Reimbursement Date") which is the earlier of (I) the time specified in the applicable Letter of Credit Reimbursement Agreement and (II) one (1) Business Day after ASOC receives written notice from the Issuing Bank that payment has been made under such Letter of Credit by the Issuing Bank; and

                  (B) all Reimbursement Obligations with respect to any Letter of Credit shall bear interest at the rate applicable in accordance with
         SECTION 5.01(A) from the date of the relevant drawing under such Letter of Credit until the Reimbursement Date and thereafter at the rate applicable in accordance with SECTION 5.01(C).

                  (ii) The Issuing Bank shall give the Agent written notice, or telephonic notice confirmed promptly thereafter in writing, of all drawings under a Letter of Credit issued under this Agreement and the payment (or the failure to pay when due) by the Borrowers or a Subsidiary of a Borrower or Leasing Affiliate, as applicable, on account of a Reimbursement Obligation.

                  (iii) No action taken or omitted in good faith by an Issuing Bank under or in connection with any Letter of Credit issued under this Agreement shall put such Issuing Bank under any resulting liability to any Lender, any Borrower, any Subsidiary of a Borrower, or Leasing Affiliate, or, so long as it is not issued in violation of SECTION 3.01(A), relieve any Revolving Lender of its obligations hereunder to such Issuing Bank. Solely as between the Issuing Banks and the Lenders, in determining whether to pay under any such Letter of Credit, the respective Issuing Bank shall have no obligation to the Lenders other than to confirm that any documents required to be delivered under a respective Letter of Credit appear to have been delivered and that they appear on their face to comply with the requirements of such Letter of Credit.

                  (e) PARTICIPATIONS. (i) Immediately upon issuance by an Issuing Bank of any Letter of Credit in accordance with the procedures set forth in this SECTION 3.01, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased and received from that Issuing Bank, without recourse or warranty, an undivided interest and participation in such Letter of Credit and the related Letter of Credit Reimbursement Agreement to the extent of such Revolving Lender's Revolving Loan Pro Rata Share, including, without limitation, all rights of the Issuing Bank with respect to obligations of the Borrowers with respect thereto (other than amounts owing to the Issuing Bank under SECTION 3.01(G)) and any security therefor and guaranty pertaining thereto.

                  (ii) If any Issuing Bank makes any payment under any Letter of Credit issued under this Agreement and the Borrowers, the Subsidiary of a Borrower for whose account such Letter of Credit was issued, or Leasing Affiliate, as applicable, does not repay such amount to the Issuing Bank on the Reimbursement Date, the Issuing Bank shall promptly notify the Agent, which shall promptly notify each Revolving Lender, and each Revolving Lender shall promptly and unconditionally pay to the Agent for the account of such Issuing Bank, in immediately available funds, the amount of such Revolving Lender's Revolving Loan Pro Rata Share of such payment (net of that portion of such payment, if any, made by such Revolving Lender in its capacity as an Issuing
Bank), and the Agent shall promptly pay to the Issuing Bank such amounts received by it, and any other amounts received by the Agent for the Issuing Bank's account, pursuant to this SECTION 3.01(E). If a Revolving Lender does not make its Revolving Loan Pro Rata Share of the amount of such payment available to the Agent, such Revolving Lender agrees to pay to the Agent for the account of the Issuing Bank, forthwith on demand, such amount together with interest thereon, for the first three (3) Business Days after the date such payment was first due at the Federal Funds Rate, and thereafter at the interest rate then applicable in accordance with SECTION 5.01(A). The failure of any Revolving Lender to make available to the Agent for the account of an Issuing Bank its Revolving Loan Pro Rata Share of any such payment shall neither relieve any other Revolving Lender of its obligation hereunder to make available to the Agent for the account of such Issuing Bank such other Revolving Lender's Revolving Loan Pro Rata Share of any payment on the date such payment is to be made nor increase the obligation of any other Revolving Lender to make such payment to the Agent.

                  (iii) Whenever an Issuing Bank receives a payment on account of a Reimbursement Obligation, including any interest thereon, as to which the Agent has previously received payments from any Revolving Lender for the account of such Issuing Bank pursuant to this SECTION 3.01(E), such Issuing Bank shall promptly pay to the Agent and the Agent shall promptly pay to such Revolving Lender an amount equal to such Revolving Lender's Revolving Loan Pro Rata Share thereof. Each such payment shall be made by such Issuing Bank or the Agent, as the case may be, on the Business Day on which such Person receives the funds paid to such Person pursuant to the preceding sentence, if received prior to 11:00 a.m. (New York time) on such Business Day, and otherwise on the next succeeding Business Day.

                  (iv) Upon the request of any Lender, an Issuing Bank shall furnish such Lender copies of any Letter of Credit or Letter of Credit Reimbursement Agreement to which such Issuing Bank is party and such other documentation as reasonably may be requested by such Lender.

                  (v) The obligations of a Revolving Lender to make payments to the Agent for the account of any Issuing Bank with respect to a Letter of Credit issued under this Agreement shall be irrevocable, shall not be subject to any qualification or exception whatsoever except willful misconduct or gross negligence of such Issuing Bank, and shall be honored in accordance with this
ARTICLE III (irrespective of the satisfaction of the conditions described in SECTIONS 6.01 and 6.02, as applicable) under all circumstances, including, without limitation, any of the following circumstances:

                  (A) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                  (B) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of a beneficiary named in a Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuing Bank, any Lender, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the account party and beneficiary named in any Letter of Credit);

                  (C) any draft, certificate or any other document presented under the Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

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

                  (D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

                  (E) any failure by that Issuing Bank to make any reports required pursuant to SECTION 3.01(H) or the inaccuracy of any such report; or

                  (F) the occurrence of any Event of Default or Potential Event of Default.

                  (f) PAYMENT OF REIMBURSEMENT OBLIGATIONS. (i) The Borrowers, jointly and severally, unconditionally agree to pay, or cause Leasing Affiliate or the Subsidiary of a Borrower for whose account a Letter of Credit is issued, as applicable, to pay, to each Issuing Bank, in Dollars, the amount of all Reimbursement Obligations, interest and other amounts payable to such Issuing Bank under or in connection with the Letters of Credit when such amounts are due and payable, irrespective of any claim, setoff, defense or other right which any Borrower, Leasing Affiliate, or such Subsidiary of a Borrower may have at any time against any Issuing Bank or any other Person.

             (ii) In the event any payment by the Borrowers, Leasing Affiliate, or such Subsidiary received by an Issuing Bank with respect to a Letter of Credit and distributed by the Agent to the Revolving Lenders on account of their participations is thereafter set aside, avoided or recovered from such Issuing Bank in connection with any receivership, liquidation or bankruptcy proceeding, each Revolving Lender which received such distribution shall, upon demand by such Issuing Bank, contribute such Revolving Lender's Revolving Loan Pro Rata Share of the amount set aside, avoided or recovered together with interest at the rate required, if any, to be paid by such Issuing Bank upon the amount required to be repaid by it.

                  (g) ISSUING BANK CHARGES. The Borrowers shall pay, or cause Leasing Affiliate, or a Borrower's Subsidiary for whose account a Letter of Credit is issued, as applicable, to pay, to each Issuing Bank, solely for its own account, the standard charges assessed by such Issuing Bank in connection with the issuance, administration, amendment and payment or cancellation of Letters of Credit and such compensation in respect of such Letters of Credit for the Borrower's, Leasing Affiliate's, or such Subsidiary's account, as applicable, as may be agreed upon by ASOC and such Issuing Bank from time to time.

                  (h) ISSUING BANK REPORTING REQUIREMENTS. Each Issuing Bank shall, no later than the tenth (10th) Business Day following the last day of each calendar month, provide to the Agent, ASOC, and each Revolving Lender separate schedules for Commercial Letters of Credit and Standby Letters of Credit issued as Letters of Credit, in form and substance reasonably satisfactory to the

Agent, setting forth the aggregate Letter of Credit Obligations outstanding to it at the end of each month and, to the extent not otherwise provided in accordance with the provisions of SECTION 3.01(C)(II), any information requested by the Agent or the Borrower relating to the date of issue, account party, amount, expiration date and reference number of each Letter of Credit issued by it.

                  (i) INDEMNIFICATION; EXONERATION. (i) In addition to all other amounts payable to an Issuing Bank, the Borrowers, jointly and severally, hereby agree to defend, indemnify, and save the Agent, each Issuing Bank and each Lender harmless from and against any and all claims, demands, liabilities, penalties, damages, losses (other than loss of profits), costs, charges and expenses (including reasonable attorneys' fees but excluding taxes) which the Agent, such Issuing Bank or such Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit other than as a result of the gross negligence or willful misconduct of the Issuing Bank, as determined by a court of competent jurisdiction, or (B) the failure of the Issuing Bank issuing a Letter of Credit to honor a drawing under such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future DE JURE or DE FACTO government or Governmental Authority.

             (ii) As between the Borrowers, Leasing Affiliate, and any Subsidiary of of any of the Borrower's for whose account a Letter of Credit is issued, as applicable, on the one hand and the Agent, the Lenders and the Issuing Banks on the other hand, the Borrowers, jointly and severally, assume all risks of the acts and omissions of, or misuse of Letters of Credit by, the respective beneficiaries of the Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit Reimbursement Agreements, the Issuing Banks and the Lenders shall not be responsible for: (A) the form, validity, legality, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity, legality or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;
(C) failure of the bene ficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
(E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (H) any consequences arising from causes beyond the control of the Agent, the Issuing Banks or the Lenders.

                  3.02 OBLIGATIONS SEVERAL. The obligations of each Issuing Bank and each Revolving Lender under this ARTICLE III are several and not joint, and no Issuing Bank or Revolving Lender shall be responsible for the obligation to issue Letters of Credit or participation obligation hereunder, respectively, of any other Issuing Bank or Revolving Lender.

                  3.03 TRANSITIONAL PROVISIONS. SCHEDULE 3.03 contains a schedule of certain "Letters of Credit" outstanding under the Predecessor Agreement which remain outstanding on the Effective Date. Such letters of credit shall automatically and without further action of the parties hereto be converted to Letters of Credit and be deemed issued pursuant to this SECTION
3.03 and subject to the provisions of this Agreement other than the provisions of SECTION 5.02(A) pertaining to the payment of a Fronting Fee upon issuance; the undrawn face amount of such Letters of Credit shall be included in the calculation of Letter of Credit Obligations; and all liabilities with respect thereto shall constitute Obligations.

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
                                   ARTICLE IV
                            PAYMENTS AND PREPAYMENTS

                  4.01. PREPAYMENTS; REDUCTIONS IN REVOLVING CREDIT COMMITMENTS.

                   (a) VOLUNTARY PREPAYMENTS/REDUCTIONS. (i) NOTICE. The Borrowers may, upon at least three (3) Business Days' prior written notice to the Agent (which the Agent shall promptly transmit to each Lender), at any time and from time to time, prepay the Term Loans or Loans made under the Acquisition Subfacility, in whole or in part. Any notice of prepayment given to the Agent under this SECTION 4.01(A)(I) shall specify the date (which shall be a Business
Day) of prepayment and the aggregate principal amount of the prepayment. When notice of prepayment is delivered as provided herein, the principal amount of the Term Loans or Loans made under the Acquisition Subfacility specified in the notice shall become due and payable on the prepayment date specified in such notice. The Borrowers may repay Revolving Loans, without prior written notice to the Agent or any Lender, at any time and from time to time.

                  (ii) AMOUNT; APPLICATION. Unless the aggregate outstanding principal balance of the Term Loans or the outstanding principal balance of Loans made under the Acquisition Subfacility and evidenced by Acquisition Loan Notes of an even date is to be prepaid in full, voluntary prepayments of the Term Loans or such Loans made under the Acquisition Subfacility shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount. Each voluntary prepayment of the Term Loans shall be allocated ratably to the Term Loans based on the then outstanding principal balance thereof and then applied ratably to the unpaid installments of such Term Loans in the inverse order of maturity until paid in full. Each voluntary prepayment of such Loans made under the Acquisition Subfacility shall be allocated ratably to such Loans based on the then outstanding principal balance thereof and then applied ratably to the unpaid installments of such Loans in the inverse order of maturity until paid in full.

                  (iii) VOLUNTARY REVOLVING CREDIT COMMITMENT REDUCTIONS. The Borrowers, upon at least three (3) Business Days' prior written notice to the Agent (which the Agent shall promptly transmit to each Lender), shall have the right, at any time and from time to time, to terminate in whole or permanently reduce in part the Revolving Credit Commitments; PROVIDED THAT the Borrowers shall have made whatever payment may be required to reduce the Revolving Credit Obligations to an amount less than or equal to the Revolving Credit Commitments as reduced or terminated. Any partial reduction of the Revolving Credit Commitments shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount, and shall reduce the Revolving Credit Commitment of each Revolving

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

Lender proportionately in accordance with its Revolving Loan Pro Rata Share. Any notice of termination or reduction given to the Agent under this SECTION 4.01(A)(III) shall specify the date (which shall be a Business Day) of such termination or reduction and, with respect to a partial reduction, the aggregate principal amount thereof. When notice of termination or reduction is delivered as provided herein, the principal amount of the Revolving Loans specified in the notice shall become due and payable on the date specified in such notice.

                  (b) MANDATORY PREPAYMENTS/REDUCTIONS.

                  (i) NET CASH PROCEEDS OF SALE. Immediately upon the receipt by the Borrowers or any Guarantor of any Net Cash Proceeds of Sale, the Borrowers shall make or cause to be made a mandatory prepayment of the Obligations in an amount equal to one hundred percent (100%) of such Net Cash Proceeds of Sale.

                  (ii) Intentionally omitted.

                  (iii) NET CASH PROCEEDS OF ISSUANCE OF EQUITY SECURITIES OR INDEBTEDNESS. Immediately upon the receipt by the Parent, the Borrowers or any Guarantor of any Net Cash Proceeds of Issuance of Equity Securities or Indebtedness, the Borrowers shall make or cause to be made a mandatory prepayment in an amount equal to one hundred percent (100%) of such Net Cash Proceeds of Issuance of Equity Securities or Indebtedness. Notwithstanding the foregoing, (A) in the event the subject issuance of equity Securities does not result in a failure by the Borrowers to comply with the provisions of ARTICLE XI and the proceeds of such issuance are used by the Borrowers to purchase Inventory, that portion of the Net Cash Proceeds of Issuance of Equity Securities used by the Borrowers to purchase Inventory within ten (10) Business Days after a Borrower's or a Borrower's Subsidiary's receipt of such proceeds shall not be subject to the requirement for a mandatory prepayment under this CLAUSE (III); and (B) with respect to issuance of Indebtedness, PROVIDED THAT all Lenders have consented to the subject issuance of Indebtedness, and the terms and conditions pertaining thereto, the Net Cash Proceeds of Issuance of Indebtedness, or such portion thereof to which the Lenders consent, shall not be subject to the requirement for a mandatory prepayment under this CLAUSE (III).

                  (iv) INSUFFICIENT COLLATERAL. The Borrowers shall, immediately and without notice or demand of any kind, make such repayments of the Loans to the extent necessary to reduce the amount equal to the sum of (A) the outstanding principal amount of the Revolving Credit Obligations PLUS (B) the outstanding principal amount of the Term Loans PLUS (C) the outstanding principal amount of the Loans made under the Acquisition Subfacility to an amount not to exceed the Borrowing Base.

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

                  (v) NO WAIVER OR CONSENT. Nothing in this SECTION 4.01(B) shall be construed to constitute the Lenders' consent to any transaction referenced in CLAUSES (I) and (III) above which is not expressly permitted by
ARTICLE X or the consent of all Lenders referenced in CLAUSE (III)(B), as applicable.

                  (vi) NOTICE. ASOC shall give the Agent prior written notice or telephonic notice promptly confirmed in writing (each of which the Agent shall promptly transmit to each Lender), when a Designated Prepayment will be made (which date of prepayment shall be no later than the date on which such Designated Prepayment becomes due and payable pursuant to this SECTION 4.01(B)).

                  (vii) APPLICATION OF PREPAYMENTS. (A) Designated Prepayments shall be allocated and applied to the Obligations as follows:

                  (I) the amount of each Designated Prepayment shall be applied ratably to the unpaid installments of the Term Loans in the inverse order of maturity until paid in full;

                  (II) following the payment in full of the Term Loans, the remaining balance of each Designated Prepayment shall be applied ratably to the Loans made under the Acquisition Subfacility and applied to the unpaid installments thereof in the inverse order of maturity until paid in full;

                  (III) following the payment in full of the Loans made under the Acquisition Subfacility, the remaining balance of each Designated Prepayment shall be applied to the outstanding Revolving Loans and, if such Designated Prepayment is made from either Net Cash Proceeds of Sale or Net Cash Proceeds of Issuance of Equity Securities or Indebtedness, shall permanently reduce the Revolving Credit Commitment of each Revolving Lender proportionately in accordance with its Revolving Loan Pro Rata Share of such Designated Prepayment; and

                  (IV) following the payment in full of the Revolving Loans, the remaining balance of each Designated Prepayment shall be applied to the Letter of Credit Obligations (or, to the extent such Letter of Credit Obligations are contingent, deposited in the Cash Collateral Account to provide Cash Collateral in respect of such Letter of Credit Obligations).

                  (B) Prepayments required by SECTION 4.01(B)(IV) shall be allocated and applied FIRST to the Revolving Loans ratably based on the then outstanding principal balance thereof until

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

paid in full, SECOND ratably to the unpaid installments of the Term Loans in the inverse order of maturity until paid in full, and LASTLY ratably to the unpaid installments of the Loans made under the Acquisition Subfacility until paid in full.

                  4.02. PAYMENTS. (a) MANNER AND TIME OF PAYMENT. All payments of principal of and interest on the Loans and Reimbursement Obligations and other Obligations (including, without limitation, fees and expenses) which are payable to the Agent, the Lenders or any Issuing Bank shall be made without condition or reservation of right, and, with respect to payments made other than from application of deposits in the Concentration Account, in immediately available funds, delivered to the Agent (or, in the case of Reimbursement Obligations, to the pertinent Issuing Bank) not later than 1:00 p.m. (New York time) on the date and at the place due, to such account of the Agent (or such Issuing Bank) as it may designate, for the account of the Agent, the Lenders or such Issuing Bank, as the case may be; and funds received by the Agent, including, without limitation, funds in respect of any Revolving Loans to be made on that date, not later than 1:00 p.m. (New York time) on any given Business Day shall be credited against payment to be made that day and funds received by the Agent after that time shall be deemed to have been paid on the next succeeding Business Day. Payments actually received by the Agent for the account of the Lenders or the Issuing Banks, or any of them, shall be paid to them by the Agent promptly after receipt thereof.

                  (b) APPORTIONMENT OF PAYMENTS. (i) Subject to the provisions of SECTION 4.01 and SECTION 4.02(B)(V), all payments of principal and interest in respect of outstanding Loans, all payments in respect of Reimbursement Obligations, all payments of fees and all other payments in respect of any other Obligations, shall be allocated among such of the Lenders and Issuing Banks as are entitled thereto, in proportion to their respective Pro Rata Shares, Term Loan Pro Rata Shares, Revolving Loan Pro Rata Shares, or otherwise as provided herein. Except as provided in SECTION 4.02(B)(II) with respect to payments and proceeds of Collateral received after the occurrence of an Event of Default, all such payments and any other amounts received by the Agent from or for the benefit of the Borrowers shall be applied:

                  (A) FIRST, to pay principal of and interest on any portion of the Revolving Loans which the Agent may have advanced on behalf of any Revolving Lender other than Citicorp for which the Agent has not then been reimbursed by such Revolving Lender or the Borrowers,

                  (B) SECOND, to pay principal of and interest on any Protective Advance for which the Agent or Revolving Lenders have not then been reimbursed by the Borrowers,

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

                  (C) THIRD, to pay the principal of the Term Loans, Loans made under the Acquisition Subfacility, and Revolving Loans then due and payable in the order described hereinbelow and interest on such Loans then due and payable, ratably, based on the then outstanding balances of such Loans,

                  (D) FOURTH, to pay all other Obligations then due and payable, ratably, and

                  (E) FIFTH, as ASOC, on behalf of the Borrowers, so designates.

All payments of principal and interest in respect of Loans pursuant to CLAUSE
(C) shall be applied FIRST, to the Term Loans (to installments and accrued interest thereon then due and payable, ratably, in accordance with the Term Lenders' respective Term Loan Pro Rata Shares), SECOND, to the Loans made under the Acquisition Subfacility (to installments and accrued interest thereon then due and payable, ratably, in accordance with the Revolving Lenders' respective Revolving Loan Pro Rata Shares), and THIRD, Revolving Loans and accrued interest thereon ratably, in accordance with the Revolving Lenders' respective Revolving Loan Pro Rata Shares.

             (ii) After the occurrence of an Event of Default and while the same is continuing, the Agent shall apply all payments in respect of any Obligations and all proceeds of Collateral in the following order:

                  (A) FIRST, to pay principal of and interest on any portion of the Revolving Loans which the Agent may have advanced on behalf of any Revolving Lender other than Citicorp for which the Agent has not then been reimbursed by such Revolving Lender or the Borrowers;

                  (B) SECOND, to pay principal of and interest on any Protective Advance for which the Agent or Revolving Lenders have not then been reimbursed by the Borrowers;

                  (C) THIRD, to pay Obligations in respect of any fees then due to the Agent, Lenders and Issuing Banks and any expense reimbursements or indemnities then due to the Agent;

                  (D) FOURTH, to pay principal of and interest on Letter of Credit Obligations (or, to the extent such Obligations are contingent, deposited in the Cash Collateral Account to provide Cash Collateral in respect of such Obligations);


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                  (E) FIFTH, to pay Obligations in respect of any expense
         reimbursements or indemnities then due to the Lenders and the Issuing Banks;

                  (F) SIXTH, to pay interest due in respect of the Loans, ratably, in accordance with the Lenders' respective Pro Rata Shares;

                  (G) SEVENTH, to the ratable payment or prepayment of principal outstanding on all Loans with application to installments on the Term Loans and Loans made under the Acquisition Subfacility in the inverse order of maturity;

                  (H) EIGHTH, to the ratable payment of Hedge Agreements to which any of the Lenders or any Affiliate of any of the Lenders is a party; and

                  (I) NINTH, to the ratable payment of all other Obligations.

The order of priority set forth in this SECTION 4.02(B) and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Agent, the Lenders, the Issuing Banks and other Holders as among themselves.

                  (iii) The Agent, in its sole discretion subject only to the terms of this SECTION 4.02(B)(III), may pay from the proceeds of Revolving Loans made to the Borrowers hereunder, whether made following a request by ASOC pursuant to SECTION 2.02 or this SECTION 4.02(B)(III), all amounts payable by the Borrowers hereunder when due, including, without limitation, amounts payable with respect to payments of principal, interest, Reimbursement Obligations and fees and all reimbursements for expenses pursuant to SECTION 15.02. The Borrowers hereby irrevocably authorize the Revolving Lenders to make Revolving Loans, in each case, upon notice from the Agent as described in the following sentence for the purpose of paying principal, interest, Reimbursement Obligations and fees due from the Borrowers, reimbursing expenses pursuant to
SECTION 15.02 and paying any and all other amounts due and payable by the Borrowers hereunder or under the Notes, and agrees that all such Revolving Loans so made shall be deemed to have been requested by ASOC on behalf of the Borrowers pursuant to SECTION 2.02 as of the date of the aforementioned notice. The Agent shall request Revolving Loans on behalf of the Borrowers as described in the preceding sentence by notifying the Revolving Lenders by telecopy, telegram or other similar form of transmission (which notice the Agent shall thereafter promptly transmit to ASOC), of the amount and Funding Date of the proposed Borrowing and that such Borrowing is being requested on the Borrowers' behalf pursuant to this SECTION 4.02(B)(III). On the proposed Funding Date for such

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Revolving Loan, the Revolving Lenders shall make the requested Revolving
Loans in accordance with the procedures and subject to the conditions specified in SECTION 2.02.

                  (iv) Subject to SECTION 4.02(B)(V), the Agent shall promptly distribute to each Lender and Issuing Bank at its primary address set forth on the appropriate signature page hereof or the signature page to the Assignment and Acceptance by which it became a Lender or Issuing Bank, or at such other address as a Lender, an Issuing Bank or other Holder may request in writing, such funds as such Person may be entitled to receive hereunder; PROVIDED THAT the Agent shall under no circumstances be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Holder and may suspend all payments or seek appropriate relief (including, without limitation, instructions from the Requisite Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby.

                  (v) In the event that any Revolving Lender fails to fund its Revolving Loan Pro Rata Share of any Revolving Loan or Loan under the Acquisition Subfacility requested by ASOC on behalf of the Borrowers which such Revolving Lender is obligated to fund under the terms of this Agreement (the funded portion of such Loan being hereinafter referred to as a "Non Pro Rata Loan"), until the earlier of such Revolving Lender's cure of such failure and the termination of the Revolving Credit Commitments, the proceeds of all amounts thereafter repaid to the Agent by the Borrowers and otherwise required to be applied to such Revolving Lender's share of all other Obligations pursuant to the terms of this Agreement shall be advanced to the Borrowers by the Agent on behalf of such Revolving Lender to cure, in full or in part, such failure by such Revolving Lender, but shall nevertheless be deemed to have been paid to such Revolving Lender in satisfaction of such other Obligations. Notwithstanding anything in this Agreement to the contrary:

                  (A) the foregoing provisions of this SECTION 4.02(B)(V) shall apply only with respect to the proceeds of payments of Obligations;

                  (B) a Revolving Lender shall be deemed to have cured its failure to fund its Revolving Loan Pro Rata Share of any Revolving Loan or Loan under the Acquisition Subfacility at such time as an amount equal to such Revolving Lender's original Revolving Loan Pro Rata Share of the requested principal portion of such Loan is fully funded to the Borrowers, whether made by such Revolving Lender itself or by operation of the terms of this SECTION 4.02(B)(V), and whether or not the Non Pro Rata Loan with respect thereto has been repaid;


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
                  (C) amounts advanced to the Borrowers to cure, in full or in part, any such Revolving Lender's failure to fund its Revolving Loan Pro Rata Share of any Revolving Loan or Loan under the Acquisition Subfacility ("Cure Loans") shall bear interest at the rate in effect from time to time pursuant to the terms of SECTION 5.01; and

                  (D) regardless of whether or not an Event of Default has occurred or is continuing, and notwithstanding the instructions of ASOC as to its desired application, all repayments of principal which, in accordance with the other terms of this SECTION 4.02, would be applied to the outstanding Revolving Loans and Loans made under the Acquisition Subfacility shall be applied FIRST, ratably to all such Loans constituting Non Pro Rata Loans, SECOND, ratably to such Loans other than those constituting Non Pro Rata Loans or Cure Loans and, THIRD, ratably to such Loans constituting Cure Loans.

                  (c) PAYMENTS ON NON-BUSINESS DAYS. Whenever any pay ment to be made by the Borrowers hereunder or under the Notes is stated to be due on a day which is not a Business Day, the payment shall instead be due on the next succeeding Business Day, and any such extension of time shall be included in the computation of the payment of interest and fees hereunder.

                  4.03.  PROMISE TO REPAY; EVIDENCE OF INDEBTEDNESS.

                  (a) PROMISE TO REPAY. The Borrowers, jointly and severally, hereby agree to pay when due the principal amount of each Loan which is made to them, and further agree to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the Notes. The Borrowers shall execute and deliver to each Lender on the Effective Date one or more promissory notes, in form and substance acceptable to the Agent and such Lender, evidencing the Loans made by such Lender and thereafter shall execute and deliver such other promissory notes as are necessary to evidence Loans owing to the Lenders after giving effect to any assignment thereof pursuant to SECTION 15.01, all in form and substance acceptable to the Agent and in substantially the form attached hereto as EXHIBIT E, as applicable. On the Effective Date, the "Term Notes" and "Revolving Notes" executed and delivered under the terms of the Predecessor Agreement shall be returned to ASOC and the Term Notes and Revolving Notes executed and delivered by the Borrowers hereunder substituted therefor.

                  (b) LOAN ACCOUNT. Each Lender shall maintain in accordance with its usual practice an account or accounts (a "Loan Account") evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan owing to such Lender from time to time, including the amount of principal and interest

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
payable and paid to such Lender from time to time hereunder and under the Notes.

                  (c) CONTROL ACCOUNT. The Register maintained by the Agent pursuant to SECTION 15.01(C) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded
(i) the date and amount of each Borrowing made hereunder, the type of Loan comprising such Borrowing, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder or under the Notes, and (iv) the amount of any sum received by the Agent from the Borrowers hereunder and each Lender's share thereof. All entries in the Register shall be made in accordance with the Agent's customary accounting practices as in effect from time to time.

                  (d) ENTRIES BINDING. The entries made in the Register and each Loan Account shall be conclusive and binding for all purposes, absent manifest error; in the event there are discrepancies between the Register and any individual Loan Account, entries in the Register shall govern.

                  4.04. PROCEEDS OF COLLATERAL; CONCENTRATION ACCOUNT ARRANGEMENTS. (a) ESTABLISHMENT. The Borrowers shall establish and maintain depository accounts and shall cause their Subsidiaries to establish and maintain depository accounts subject to Collection Account Agreements into which all collections of Receivables shall be deposited and promptly transferred directly to the Concentration Account. The Borrowers shall cause all proceeds of Collateral to be deposited in the Concentration Account or pursuant to other similar arrangements for the collection of such amounts established by the Borrowers and the Agent. All collections of Receivables and proceeds of Collateral which are received directly by any Borrower or any Subsidiary of a Borrower shall be deemed to have been received by such Borrower or such Subsidiary of a Borrower as the Agent's trustee and, upon such Borrower's or such Subsidiary's receipt thereof, such Borrower shall immediately transfer or cause to be transferred, all such amounts into the Concentration Account in their original form. All collections of Receivables and proceeds of other Collateral deposited in the Concentration Account as described above shall be deemed to have been received by the Agent and will be held by the Agent, for the benefit of the Holders, as Cash Collateral for the Obligations, subject to the rights of the Borrower set forth in SECTION 4.04(B) and the rights of the Agent set forth in SECTION 12.03.

                  (b) PRE-DEFAULT WITHDRAWALS FROM CONCENTRATION ACCOUNT. The Agent shall, so long as no Event of Default shall have occurred and be continuing or unwaived, from time to time, (i) apply funds in the Concentration Account (A) promptly after
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
deposit therein to payment of the outstanding Revolving Loans, (B) to payment of other Obligations as they become due and payable, (ii) invest funds on deposit in the Concentration Account and accrued interest thereon, after giving effect to the aforesaid payments, reinvest proceeds of any such investments which may mature or be sold, and invest interest or other income received from such investments, in such Cash Equivalents as ASOC may select, and (iii) upon ASOC's request therefor on behalf of the Borrowers, transfer funds on deposit in the Concentration Account after giving effect to the payments described in CLAUSE
(I) above to a Borrower's or its Subsidiaries' designated accounts. Such funds, interest, proceeds, or income which are not so disbursed, invested or reinvested shall be deposited and held in the Concentration Account for the benefit of the Holders as provided in SECTION 4.04(A). None of the Agent, any Lender or any Issuing Bank shall be liable to any Borrower or any Subsidiary of a Borrower for, or with respect to, any decline in value of amounts on deposit in the Concentration Account which shall have been invested pursuant to this SECTION 4.04(B). Cash Equivalents from time to time purchased and held pursuant to this
SECTION 4.04(B) shall constitute Cash Collateral and shall, for purposes of this Agreement, be deemed to be part of the funds held in the Concentration Account in amounts equal to their respective outstanding principal amounts.

                  (c) REASONABLE CARE. The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Concentration Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords its own like property, it being understood that the Agent shall not have any responsibility for taking any steps necessary to preserve rights against any parties with respect to any such funds but may do so at its option. In the event the Agent takes any such steps, it shall provide ASOC with prompt written notice thereof. All reasonable expenses incurred in connection therewith shall be for the sole account of the Borrowers and shall constitute Obligations hereunder.

                  4.05. CASH COLLATERAL ACCOUNT. (a) INVESTMENTS. If requested by ASOC, the Agent shall, so long as no Event of Default shall have occurred and be continuing, from time to time invest funds on deposit in the Cash Collateral Account and accrued interest thereon, reinvest proceeds of any such investments which may mature or be sold, and invest interest or other income received from any such Investments, in each case in such Cash Equivalents as ASOC may select. Such funds, interest, proceeds or income which are not so invested or reinvested in Cash Equivalents shall, except as otherwise provided in SECTION 4.05(B) and
SECTION 12.03, be deposited and held by the Agent in the Cash Collateral Account. None of the Agent, any Lender or any Issuing Bank shall be liable to any Borrower for, or with respect to, any decline in value of amounts on deposit in the

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Cash Collateral Account which shall have been invested pursuant to this SECTION
4.05(A) at the direction of ASOC. Cash Equivalents from time to time purchased and held pursuant to this SECTION 4.05(A) shall constitute Cash Collateral and shall, for purposes of this Agreement, be deemed to be part of the funds held in the Cash Collateral Account in amounts equal to their respective outstanding principal amounts.

                  (b) WITHDRAWAL RIGHTS. No Borrower and no Person or entity claiming on behalf of or through a Borrower shall have any right to withdraw any of the funds held in the Cash Collateral Account, except that, upon the later to occur of (i) the expiration or termination of all of the Letters of Credit in accordance with their respective terms and (ii) the payment in full in cash of the Obligations, any funds remaining in the Cash Collateral Account shall be returned by the Agent to the Borrowers or paid to whomever may be legally entitled thereto.

                  (c) ADDITIONAL DEPOSITS. If at any time the Agent determines that any funds held in the Cash Collateral Account are subject to any interest, right, claim or Lien of any Person other than the Agent, the Borrowers will, forthwith upon demand by the Agent, pay to the Agent, as additional funds to be deposited and held in the Cash Collateral Account, an amount equal to the amount of funds subject to such interest, right, claim or Lien.

                  (d) REASONABLE CARE. The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords its own like property, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds but may do so at its option. In the event the Agent takes any such steps, it shall provide ASOC with prompt written notice thereof. All reasonable expenses incurred in connection therewith shall be for the sole account of the Borrowers and shall constitute Obligations hereunder.

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                                    ARTICLE V
                                INTEREST AND FEES

                  5.01. INTEREST ON THE LOANS AND OTHER OBLIGATIONS. (a) RATE OF INTEREST. All Loans and the outstanding principal balance of all other Obligations shall bear interest on the unpaid principal amount thereof from the date such Loans are made and such other Obligations are incurred until paid in full, except as otherwise provided in SECTION 5.01(C) or SECTION 14.06, as follows:

                  (i) If a Base Rate Loan, at a rate per annum equal to the sum of (A) the Base Rate, as in effect from time to time as interest accrues PLUS (B) the applicable Base Rate Margin; and

                  (ii) If a Eurodollar Rate Loan, at a rate per annum equal to the sum of (A) the Eurodollar Rate determined for the applicable Eurodollar Interest Period PLUS (B) the applicable Eurodollar Rate Margin and the Overadvance Amount shall bear interest on the unpaid principal amount thereof at a rate which is one-quarter of one percent (0.25%) per annum in excess of the rate of interest specified above.

The applicable basis for determining the rate of interest on the Loans shall be selected by ASOC at the time a Notice of Borrowing or a Notice of Conversion/Continuation is delivered by ASOC to the Agent; PROVIDED, HOWEVER, that ASOC may not select the Eurodollar Rate as the applicable basis for determining the rate of interest on such Loan if at the time of such selection an Event of Default or a Potential Event of Default would occur or has occurred and is continuing. If on any day any Loan is outstanding with respect to which notice has not been timely delivered to the Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest on that day, then for that day interest on that Loan shall be determined by reference to the Base Rate.

                  (b) INTEREST PAYMENTS. (i) Interest accrued on each Base Rate Loan shall be payable in arrears (A) on the first day of each calendar month (for the immediately preceding calendar month), commencing on the first such day following the making of such Loan, (B) upon conversion thereof to a Eurodollar Rate Loan, and (C) if not theretofore paid in full, at maturity (whether by acceleration or otherwise) of such Loan.

                  (ii) Interest accrued on each Eurodollar Rate Loan shall be payable in arrears (A) on each Eurodollar Interest Payment Date applicable to such Loan and (B) if not theretofore

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

paid in full, at maturity (whether by acceleration or otherwise) of such Loan.

                  (iii) Interest accrued on the principal balance of all other Obligations shall be payable in arrears (A) on the first day of each calendar month, commencing on the first such day following the incurrence of such Obligation, (B) upon repayment thereof in full or in part, and (C) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

                  (c) DEFAULT INTEREST. Notwithstanding the rates of interest specified in SECTION 5.01(A), effective immediately upon the occurrence of an Event of Default, and for as long thereafter as such Event of Default shall be continuing unwaived, the principal balance of all Loans and of all other Obligations, shall bear interest at a rate which is two percent (2.0%) per annum in excess of the rate of interest specified in SECTION 5.01(A)(I).

                  (d) COMPUTATION OF INTEREST. Interest on all Obliga tions shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days. In computing interest on any Loan, the date of the making of the Loan shall be included and the date of payment shall be excluded; PROVIDED, HOWEVER, if a Loan is repaid on the same day on which it is made, one (1) day's interest shall be paid on such Loan.

                  (e) CONVERSION OR CONTINUATION. (i) The Borrowers shall have the option (A) to convert at any time all or any part of outstanding Base Rate Loans to Eurodollar Rate Loans; (B) to convert all or any part of outstanding Eurodollar Rate Loans having Eurodollar Interest Periods which expire on the same date to Base Rate Loans on such expiration date; or (C) to continue all or any part of an outstanding Eurodollar Rate Loan at the expiry of the applicable Eurodollar Interest Period, and the succeeding Eurodollar Interest Period of such continued Loans shall commence on such expiration date; PROVIDED, HOWEVER, no such outstanding Loan may be continued as, or be converted into, a Eurodollar Rate Loan (1) if the continuation of, or the conversion into, would violate any of the provisions of SECTION 5.03 or (2) if an Event of Default or a Potential Event of Default would occur or has occurred and is continuing unwaived. Any conversion into or continuation of Eurodollar Rate Loans under this SECTION 5.01(E) shall be in a minimum amount of $1,000,000 and in integral multiples of $100,000 in excess of that amount except in the case of a conversion into or a continuation of an entire Borrowing or Non-Pro Rata Loans.

                  (ii) To convert or continue a Loan under SECTION 5.01(E)(I), ASOC shall deliver a Notice of Conversion/Continuation to the Agent no later than 11:00 a.m.

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(New York time) at least three (3) Business Days in advance of the proposed conversion/continuation date. A Notice of Conversion/Continuation shall specify
(A) the proposed conversion/continuation date (which shall be a Business Day),
(B) the principal amount of the Loan to be converted/continued, (C) whether such Loan shall be converted and/or continued, and (D) in the case of a conversion to, or continuation of, a Eurodollar Rate Loan, the requested Eurodollar Interest Period. In lieu of delivering a Notice of Conversion/Continuation, ASOC may give the Agent telephonic notice of any proposed conversion/continuation by the time required under this SECTION 5.01(E)(II), and such notice shall be confirmed in writing delivered to the Agent by facsimile transmission promptly (but in no event later than 5:00 p.m. (New York time) on the same day), the original of which facsimile copy shall be delivered to the Agent within three
(3) days after the date of such transmission. Promptly after receipt of a Notice of Conversion/Continuation under this SECTION 5.01(E)(II) (or telephonic notice in lieu thereof), the Agent shall notify each Lender by telecopy, or other similar form of transmission, of the proposed conversion/continuation. Any Notice of Conversion/Continuation for conversion to, or continuation of, a Loan (or telephonic notice in lieu thereof) shall be irrevocable, and the Borrowers shall be bound to convert or continue in accordance therewith.

                  5.02. FEES. (a) LETTER OF CREDIT FEE. In addition to any charges paid pursuant to SECTION 3.01(G), the Borrowers shall pay (i) to the Issuing Bank, a fee (the "Fronting Fee") accruing at a rate equal to one-quarter of one percent (0.25%) per annum on the undrawn face amount of each outstanding Letter of Credit issued by such Issuing Bank, payable quarterly, in arrears, on the first day of each calendar quarter (for the immediately preceding calendar quarter) and (ii) to the Agent, for the account of the Revolving Lenders based on their respective Revolving Loan Pro Rata Shares, a fee (the "Letter of Credit Fee") accruing at a rate equal to the Eurodollar Rate Margin applicable from time to time on the undrawn face amount of each outstanding Letter of Credit, payable quarterly, in arrears, on the first day of each calendar quarter (for the immediately preceding calendar quarter); PROVIDED, HOWEVER, upon the occurrence of an Event of Default, and for so long thereafter as such Event of Default shall be continuing, the rate at which the (A) Fronting Fee shall accrue and be payable shall be equal to two and one-quarter percent (2.25%) per annum and (B) Letter of Credit Fee shall accrue and be payable shall be equal to four and three-quarters percent (4.75%) per annum.

                  (b) UNUSED COMMITMENT FEE. (i) The Borrowers shall pay to the Agent, for the account of the Revolving Lenders in accordance with their respective Revolving Loan Pro Rata Shares, a fee (the "Unused Commitment Fee"), accruing at the rate of one-half of one percent (0.50%) per annum on the average daily amount by which the Revolving Credit Commitments exceed the sum of (A)

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the outstanding principal amount of the Revolving Loans, PLUS (B) the outstanding Reimbursement Obligations, PLUS (C) the aggregate undrawn face amount of all outstanding Letters of Credit, for the period commencing on the Effective Date and ending on the Revolving Credit Termination Date, such Unused Commitment Fee being payable (I) monthly, in arrears, commencing on the first day of the calendar month next succeeding the Effective Date and (II) on the Revolving Credit Termination Date.

                  (ii) Notwithstanding the foregoing, in the event that any Revolving Lender fails to fund its Revolving Loan Pro Rata Share of any Revolving Loan requested by the Borrowers which such Revolving Lender is obligated to fund under the terms of this Agreement, (A) such Revolving Lender shall not be entitled to any Unused Commitment Fees with respect to its Revolving Credit Commitment until such failure has been cured in accordance with
SECTION 4.02(B)(V)(B) and (B) until such time, the Unused Commitment Fee shall accrue in favor of the Revolving Lenders which have funded their respective Revolving Loan Pro Rata Shares of such requested Revolving Loan, shall be allocated among such performing Revolving Lenders ratably based upon their relative Revolving Credit Commitments, and shall be calculated based upon the average amount by which the aggregate Revolving Credit Commitments of such performing Revolving Lenders exceeds the sum of (1) the outstanding principal amount of the Revolving Loans owing to such performing Revolving Lenders, PLUS
(2) the outstanding Reimbursement Obligations owing to such performing Revolving Lenders, PLUS (3) the aggregate participation interests of such performing Revolving Lenders arising pursuant to SECTION 3.01(E) with respect to undrawn and outstanding Letters of Credit.

                  (c) OTHER FEES. The Borrower shall pay (i) to the Agent in addition to any other fee referenced in this Agreement those certain fees described in the Fee Letter and (ii) to the Agent, for the account of the Lenders, on the Effective Date, an amendment fee in the amount equal to one-eighth of one percent (0.125%) of $150,000,000, which amendment fee shall be allocable to the Lenders based upon their respective Pro Rata Shares.

                  (d) CALCULATION AND PAYMENT OF FEES. All of the above fees which accrue from time to time shall be calculated on the basis of the actual number of days elapsed in a 360 day year. All of the above fees shall be payable in addition to, and not in lieu of, interest, compensation, expense reimbursements, indemnification and other Obligations. Fees shall be payable to the Agent at its office in New York, New York in immediately available funds. All fees shall be fully earned and nonrefund able when paid. All fees specified or referred to (directly or by reference to an agreement pursuant to which such fees are payable) in this Agreement due to the Agent, any Issuing Bank or any Lender shall bear interest, if not paid when due, at the

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interest rate described in SECTION 5.01(C), shall constitute Obligations and shall be secured by all of the Collateral.

                  5.03. SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS. With respect to Eurodollar Rate Loans:

                  (a) AMOUNT OF EURODOLLAR RATE LOANS. Each Eurodollar Rate Loan shall be for a minimum amount of $1,000,000 and in integral multiples of $100,000 in excess of that amount.

                  (b) DETERMINATION OF EURODOLLAR INTEREST PERIOD. By giving notice as set forth in SECTION 2.02(B) or SECTION 2.03(B) (with respect to a Borrowing of Eurodollar Rate Loans) or SECTION 5.01(E) (with respect to a conversion into or continuation of Eurodollar Rate Loans), the Borrowers shall have the option, subject to the provisions of this SECTION 5.03, to select an interest period (each a "Eurodollar Interest Period") to apply to the Loans described in such notice, subject to the following provisions:

                  (i) The Borrowers may only select, as to a particular Borrowing of Eurodollar Rate Loans, a Eurodollar Interest Period of one
         (1), three (3), six (6), or, if available to all Lenders, nine (9) or twelve (12) months in duration;

                  (ii) In the case of immediately successive Eurodollar Interest Periods applicable to a Borrowing of Eurodollar Rate Loans, each successive Eurodollar Interest Period shall commence on the day on which the next preceding Eurodollar Interest Period expires;

                  (iii) If any Eurodollar Interest Period would otherwise expire on a day which is not a Business Day, such Eurodollar Interest Period shall be extended to expire on the next succeeding Business Day if the next succeeding Business Day occurs in the same calendar month, and if there will be no succeeding Business Day in such calendar month, the Eurodollar Interest Period shall expire on the immediately preceding Business Day;

                  (iv) The Borrowers may not select a Eurodollar Interest Period as to any Revolving Loan or Loan made under the Acquisition Subfacility if such Eurodollar Interest Period terminates later than the scheduled Revolving Credit Termination Date;

                  (v) The Borrowers may not select a Eurodollar Interest Period as to any Term Loan if such Eurodollar Interest Period terminates later than the scheduled Term Loan Termination Date;

                  (vi) The Borrowers may not select a Eurodollar Interest Period with respect to any portion of principal of

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

         a Loan which extends beyond a date on which the Borrowers are required to make a scheduled payment of such portion of principal; and

                  (vii) There shall be no more than eight (8) Eurodollar Interest Periods in effect at any one time.

                  (c) DETERMINATION OF INTEREST RATE. As soon as practicable on the second Business Day prior to the first day of each Eurodollar Interest Period (the "Eurodollar Interest Rate Determination Date"), the Agent shall determine (pursuant to the procedures set forth in the definition of "Eurodollar Rate") the interest rate which shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Eurodollar Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to ASOC and to each Lender. The Agent's determination shall be presumed to be correct, absent manifest error, and shall be binding upon the Borrowers.

                  (d) INTEREST RATE UNASCERTAINABLE, INADEQUATE OR UNFAIR. In the event that at least one (1) Business Day before the Eurodollar Interest Rate Determination Date:

                  (i) the Agent is advised by Citibank that deposits in Dollars (in the applicable amounts) are not being offered by Citibank in the London interbank market for such Eurodollar Interest Period; or

                  (ii) the Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed; or

                  (iii) the Requisite Lenders advise the Agent that the Eurodollar Rate for Eurodollar Rate Loans comprising such Borrowing will not adequately reflect the cost to such Requisite Lenders of obtaining funds in Dollars in the London interbank market in the amount substantially equal to such Lenders' Eurodollar Rate Loans in Dollars and for a period equal to such Eurodollar Interest Period;

then the Agent shall forthwith give notice thereof to ASOC, whereupon (until the Agent notifies ASOC that the circumstances giving rise to such suspension no longer exist) the right of the Borrowers to elect to have Loans bear interest based upon the Eurodollar Rate shall be suspended and each outstanding Eurodollar Rate Loan shall be converted into a Base Rate Loan on the last day of the then current Eurodollar Interest Period therefor, notwithstanding any prior election by the Borrowers to the contrary.

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                  (e) BOOKING OF EURODOLLAR RATE LOANS. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of, its Eurodollar Lending Office or Eurodollar Affiliate or its other offices or Affiliates. No Lender shall be entitled, however, to receive any greater amount under ARTICLE XIV as a result of the transfer of any such Eurodollar Rate Loan to any office (other than such Eurodollar Lending Office) or any Affiliate (other than such Eurodollar Affiliate) than such Lender would have been entitled to receive immediately prior thereto, unless (i) the transfer occurred at a time when circumstances giving rise to the claim for such greater amount did not exist and (ii) such claim would have arisen even if such transfer had not occurred.

                  (f) AFFILIATES NOT OBLIGATED. No Eurodollar Affiliate or other Affiliate of any Lender shall be deemed a party to this Agreement or shall have any liability or obligation under this Agreement.

                  5.04. DETERMINATION OF APPLICABLE BASE RATE MARGIN AND EURODOLLAR RATE MARGIN. The Base Rate Margin and Eurodollar Rate Margin applicable for the period commencing on the Effective Date and ending on March 31, 1998 shall be determined based on Performance Level 2. The Base Rate Margin and Eurodollar Rate Margin applicable for the period commencing on April 1, 1998 and ending on July 31, 1998 shall be determined based on Borrowers' compliance with Performance Levels 1 through 6, PROVIDED, HOWEVER, in no event shall the Base Rate Margin and Eurodollar Rate Margin for such period exceed those determined based on Performance Level 3. The Base Rate Margin and Eurodollar Rate Margin applicable from time to time after August 31, 1998 shall be determined on the date the Financial Statements for each fiscal quarter of the Borrowers are due pursuant to SECTION 8.01(B), commencing with the Financial Statements for the fiscal quarter ending June 30, 1998, by reference to Borrowers' compliance with Performance Levels 1 through 6 as of the end of each fiscal quarter and be effective during the period commencing on the first day of the month in which such Financial Statements for the preceding fiscal quarter are due and ending on the last day of the first month of the next fiscal quarter for which such determination is made.

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                                  ARTICLE VI
                   CONDITIONS TO LOANS AND LETTERS OF CREDIT;
                          LEASING AFFILIATE LIABILITIES

                  6.01. CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF AGREEMENT. This Agreement shall become effective upon and be subject to the satisfaction by 11:00 a.m. (New York time) on October 17, 1997 (the "Effective Date") of all of the following conditions precedent:

                  (a) DOCUMENTS. The Agent shall have received on or before the Effective Date all of the following:

                  (i) this Agreement, the Notes and all other agreements, documents and instruments relating to the loan and other credit transactions contemplated by this Agreement and described in the List of Closing Documents attached hereto as EXHIBIT I and made a part hereof, each duly executed where appropriate and in form and substance satisfactory to the Agent; without limiting the foregoing, the Borrowers hereby direct their counsel, Boyar, Simon & Miller, their special New York counsel, Paul, Hastings, Janofsky & Walker, their special Arkansas counsel, Hill Gilstrap Perkins & Warren, and their special Ohio and Kentucky counsel, Keating, Muething & Klekamp to prepare and deliver to the Agent, the Lenders and the Issuing Banks, the opinions referred to in such List of Closing Documents;

                  (ii) the Pro Forma and Projections, together with a business plan for (A) the Parent and its Subsidiaries and (B) the Borrowers and their Subsidiaries, in each instance, for the period commencing on the Effective Date and ending on the fourth anniversary thereof, each in form and substance satisfactory to the Agent;

                  (iii) an Officer's Certificate executed and delivered on behalf of ASOC on behalf of the Borrowers certifying that all conditions precedent have been met and no Potential Event of Default or Event of Default has occurred or is continuing;

                  (iv) a Borrowing Base Certificate dated October 17, 1997 adequately supporting the Loans outstanding as of, and requested to be made on, the Effective Date;

                  (v)  the Appraisals; and

                  (vi) such additional documentation as the Agent may reasonably request.

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                  (b) THE ACQUISITIONS. The Lenders shall be satisfied in all material respects (i) with the terms, form and substance of the Kratz-Wilde Acquisition and the documentation related thereto and (ii) that the Aerocell Acquisition and the Kratz- Wilde Acquisition were made in compliance with all applicable laws and regulatory approval requirements and all contractual approval and consent requirements related thereto.

                  (c) NO LEGAL IMPEDIMENTS. No law, regulation, order, judgment or decree of any Governmental Authority shall, and the Agent shall not have received any notice that litigation is pending or threatened which is likely to,
(i) enjoin, prohibit or restrain (A) this Agreement becoming effective as of the Effective Date or the making of the Loans and/or the issuance of Letters of Credit requested to be made or issued, as applicable, on the Effective Date or
(B) the consummation of the Kratz-Wilde Acquisition, or (ii) result in a Material Adverse Effect.

                  (d) FINANCIAL STATEMENTS. The Lenders shall be satisfied with the audited Financial Statements of the Parent for its fiscal year ending December 31, 1996 and related reports and management letters of the Parent's independent certified public accountants, the interim Financial Statements of the Parent for the first two fiscal quarters of 1997, the financial information relating to the Parent, ASOC, and ASOC's Subsidiaries provided to the Agent and Lenders under the Predecessor Agreement, and the financial information relating to Aerocell and Kratz-Wilde provided to the Agent and Lenders.

                  (e) NO CHANGE IN CONDITION. No material adverse change shall have occurred (as certified to the Agent and the Lenders by the respective chief financial officers) in the business, assets, management, operations, financial condition or prospects of Parent, any Borrower or Leasing Affiliate since December 31, 1996. The Lenders shall be satisfied that no such material adverse change shall result from the consummation of the Aerocell Acquisition or the Kratz-Wilde Acquisition.

                  (f) INTERIM LIABILITIES AND EQUITY. Since December 31, 1996, no Borrower and no Guarantor shall have (i) entered into any material (as determined in good faith by the Agent) commitment or transaction, including, without limitation, transactions for borrowings and capital expenditures, which are not in the ordinary course of such Person's business, except with respect to the consummation of the Aerocell Acquisition, the Kratz-Wilde Acquisition, the Leasing Transfer, and other transactions contemplated hereby, (ii) declared or paid any distribution or dividend other than the distribution effecting the Leasing Transfer, (iii) established or assumed any obligations with respect to compensation or employee benefit plans other than plans with respect to the Permitted Equity Securities Options, or (iv) redeemed, repurchased, or issued any

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equity Securities, except with respect to the formation of M&R and Kratz-Wilde and with respect to the Aerocell Acquisition.

                  (g) NO LOSS OF MATERIAL AGREEMENTS AND LICENSES. Since December 31, 1996, no Permit, agreement, lease, or license which, in the judgment of the Agent, is material to the business, operations or employee relations of any Borrower or any Guarantor shall have been terminated, modified, revoked, breached, or declared to be in default.

                  (h) NO DEFAULT. No Event of Default or Potential Event of Default shall have occurred and be continuing unwaived under the Predecessor Agreement.

                  (i) NO LITIGATION. Agent shall have reviewed all litigation pending or threatened against any Borrower and/or any Guarantor and determined to its satisfaction that no Material Adverse Effect will, or is reasonably likely to, result from the existence thereof.

                  (j) CAPITAL STRUCTURE, OFFICERS AND SENIOR MANAGEMENT OF PARENT AND ITS SUBSIDIARIES. The corporate and capital structure of the Parent and its Subsidiaries shall be satisfactory to the Lenders and the composition of such Persons' Boards of Directors and corporate officers/senior management shall not have changed since March 31, 1997, except with respect to changes made in the Boards of Directors and corporate officers/senior management in connection with the Aerocell Acquisition and the Kratz-Wilde Acquisition.

                  (k) REPRESENTATIONS AND WARRANTIES. All of the repre sentations and warranties contained in SECTION 7.01 and in any of the other Loan Documents shall be true and correct in all material respects on and as of the Effective Date.

                  (l) FEES AND EXPENSES PAID. There shall have been paid to the Agent, for the accounts of (i) the lenders and issuing bank under the Predecessor Agreement, as applicable, all fees and expenses accrued and payable through the Effective Date under or in connection with the Predecessor Agreement and (ii) the Lenders, Issuing Banks, and the Agent, as applicable, all fees and expenses due and payable on or before the Effective Date in connection with the execution and delivery of this Agreement, including, without limitation, fees payable in accordance with the terms of the Fee Letter.

                  6.02. CONDITIONS PRECEDENT TO ALL SUBSEQUENT LOANS AND LETTERS OF CREDIT. The obligation of each Lender to make any Loan requested to be made by it on any Funding Date and the agreement of each Issuing Bank to issue any Letter of Credit on any date is subject to the following conditions precedent as of each such date, both before and after giving effect to the Loans to be made and/or the Letter of Credit to be issued on such date:

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

                  (a) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Borrowers contained in SECTION 7.01 and in any other Loan Document (other than representations and warranties which expressly speak as of a different date) shall be true and correct in all material respects.

                  (b) NO DEFAULTS. No Event of Default or Potential Event of Default shall have occurred and be continuing or would result from the making of the requested Loan or issuance of the requested Letter of Credit.

                  (c) NO LEGAL IMPEDIMENTS. No law, regulation, order, judgment or decree of any Governmental Authority shall, and the Agent shall not have received from any Lender or Issuing Bank notice that, in the judgment of such Lender or Issuing Bank, litigation is pending or threatened which is likely to, enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, (i) such Lender's making of the requested Loan or participation in the requested Letter of Credit or (ii) such Issuing Bank's issuance of the requested Letter of Credit.

                  (d) NO MATERIAL ADVERSE EFFECT. No event shall have occurred since the date of this Agreement which has resulted, or is reasonably likely to result, in a Material Adverse Effect.

                  (e) LEASING AFFILIATE. The conditions set forth in SECTION
6.04 shall have been satisfied or waived in accordance with SECTION 15.07, if the proceeds of the Loans requested will be used to make loans or advances to Leasing Affiliate or if the Letter of Credit requested is to be issued for the account of Leasing Affiliate.

Each submission by ASOC to the Agent of a Notice of Borrowing with respect to any Loan, each acceptance by the Borrowers of the proceeds of each Loan made hereunder, each submission by ASOC to an Issuing Bank of a request for issuance of a Letter of Credit and the issuance of such Letter of Credit, shall constitute a representation and warranty by the Borrowers as of the Funding Date in respect of such Loan and the date of issuance of such Letter of Credit, that all the conditions contained in this SECTION 6.02 have been satisfied or waived in accordance with SECTION 15.07.

                  6.03.  Intentionally omitted.

                  6.04. CONDITIONS PRECEDENT TO LEASING AFFILIATE LIABILITIES. No Borrower shall make any loans or other advances to Leasing Affiliate, incur any Accommodation Obligations with respect to Indebtedness of Leasing Affiliate, or enter into any transactions with Leasing Affiliate otherwise permissible under SECTION 10.08, and the Issuing Bank shall have no obligation to

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issue or continue any Letter of Credit for the account of Leasing Affiliate unless, as of the date of the making of such loan or other advance, incurrence of such Accommodation Obligation, consummation of such transaction, or proposed issuance or continuation of such Letter of Credit, and after giving effect thereto, all of the following conditions contained in this SECTION 6.04 have been satisfied or waived in accordance with SECTION 15.07:

                  (a) MINIMUM NET WORTH. The net worth of the Parent and its Subsidiaries shall be equal to at least $50,000,000.

                  (b) AGREEMENTS AND INSTRUMENTS. All loans and advances made by the Borrowers to Leasing Affiliate shall be evidenced by one or more promissory notes in the form attached hereto as EXHIBIT J and made a part hereof; no obligation of Leasing Affiliate to the Borrowers arising out of (i) any Accommodation Obligations of the Borrowers with respect to Indebtedness of Leasing Affiliate, (ii) any Letter of Credit issued for the account of Leasing Affiliate, or (iii) any transaction described in SECTION 10.08 shall be subordinated in right of payment or otherwise to any claim of any Person against Leasing Affiliate or its property other than claims in favor of the Holders and Agent for the benefit of the Holders.

                  (c) MAXIMUM LEASING AFFILIATE LIABILITIES. The Leasing Affiliate Liabilities shall not exceed $20,000,000 at any time outstanding.

                  (d) NOTICE TO AGENT. ASOC shall have delivered a written notice, in the form attached hereto as EXHIBIT K and made a part hereof, to the Agent by no later than the day on which, as applicable, each loan or advance is made by any Borrower to Leasing Affiliate, each Letter of Credit is requested to be issued for the account of Leasing Affiliate, and each Accommodation Obligation is incurred by a Borrower with respect to Indebtedness of Leasing Affiliate.

                  (e) NO DEFAULT. No Event of Default or Potential Event of Default shall have occurred or be continuing unwaived.

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                                   ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

                  7.01. REPRESENTATIONS AND WARRANTIES OF THE BORROWERS. In order to induce the Lenders and the Issuing Banks to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrowers and to issue the Letters of Credit described herein, each Borrower hereby represents and warrants to each Lender, each Issuing Bank and the Agent that the following statements are true, correct and complete:

                  (a) ORGANIZATION; POWERS. (i) Each of ASOC and Kratz-Wilde and each Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Aerocell is a corporation duly organized, validly existing and in good standing under the laws of the State of Arkansas. ASOC is duly qualified to do business and is in good standing under the laws of the states of Texas, Florida, California, Oklahoma, and Washington, and of each other jurisdiction in which failure to be so qualified and in good standing will result, or is reasonably likely to result, in a Material Adverse Effect. Aerocell is duly qualified to do business and is in good standing under the laws of the state of Arkansas and of each other jurisdiction in which failure to be so qualified and in good standing will result, or is reasonably likely to result, in a Material Adverse Effect. Kratz-Wilde is duly qualified to do business and is in good standing under the laws of the states of Kentucky and Ohio and of each other jurisdiction in which failure to be so qualified and in good standing will result, or is reasonably likely to result, in a Material Adverse Effect. Leasing Affiliate is duly qualified to do business and is in good standing under the laws of the state of Florida and of each other jurisdiction in which failure to be so qualified and in good standing will result, or is reasonably likely to result, in a Material Adverse Effect. Parent is duly qualified to do business and is in good standing under the laws of the state of Florida and of each other jurisdiction in which failure to be so qualified and in good standing will result, or is reasonably likely to result, in a Material Adverse Effect. Distribution is duly qualified to do business and is in good standing under the laws of the states of Florida and Georgia and of each other jurisdiction in which failure to be so qualified and in good standing will result, or is reasonably likely to result, in a Material Adverse Effect. Finance Affiliate and each Guarantor not specifically referenced hereinabove is duly qualified to do business and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will result, or is reasonably likely to result, in a Material Adverse Effect. Each Borrower and Guarantor (A) has filed and maintained effective (unless exempt from the requirements for filing) a current Business Activity Report with the appropriate Governmental Authority in the states of Minnesota

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
and New Jersey, (B) is a corporation for federal income tax purposes, and (C) has all requisite corporate power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by this Agreement. Distribution is the sole Subsidiary of ASOC; neither of Aerocell or Kratz-Wilde has any Subsidiaries; and Aerocell and Kratz-Wilde are the sole Subsidiaries of M&R.

                  (ii) True, correct and complete copies of the Organizational Documents identified on SCHEDULE 7.01-A attached hereto have been delivered to the Agent, each of which is in full force and effect, has not been modified or amended except to the extent indicated therein or as may be permitted pursuant to SECTION 10.14 and, to the best of each Borrower's knowledge, there are no defaults under such Organizational Documents and no events which, with the passage of time or giving of notice or both, would constitute a default under such Organizational Documents.

                  (b) AUTHORITY. (i) Each Borrower and Guarantor has the requisite power and authority (A) to execute, deliver and perform each of the Loan Documents which are required to be executed on behalf of such Person as required by this Agreement on or prior to the Effective Date and (B) to file or record the Loan Documents which have been filed or recorded by it as required by this Agreement on or prior to the Effective Date, with any Governmental Authority.

                  (ii) The execution, delivery, performance and filing or recording, as the case may be, of each of the agreements or documents which are required to be executed, filed or recorded by or on behalf of the Borrowers and the Guarantors in connection with the Aerocell Acquisition or Kratz-Wilde Acquisition, or which have been executed, filed or recorded by or on behalf of the Borrowers or Guarantors as required by this Agreement on or prior to the Effective Date and to which any Borrower or any Guarantor is party and the consummation of the transactions contemplated thereby are within such Person's, as applicable, corporate powers, have been duly authorized by all necessary corporate action and such authorization has not been rescinded. No other corporate action or proceedings on the part of any Borrower or any Guarantor are necessary to consummate such transactions.

                  (iii) Each of the Loan Documents to which any Borrower or any Guarantor is a party (A) has been duly executed, delivered, filed or recorded, as the case may be, on behalf of such Person, as applicable, (B) where applicable, creates valid and perfected first Liens in the Collateral covered thereby (except for Customary Permitted Liens which might be senior to the Liens granted under the Loan Documents) securing the payment

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of all of the obligations purported to be secured thereby, (C) constitutes such
Person's, as applicable, legal, valid and binding obligation, enforceable against such Person, as applicable, in accordance with its terms, and (D) is in full force and effect and no material term or condition thereof has been amended, modified or waived from the terms and conditions contained therein as delivered to the Agent without the prior written consent of the Lenders required to consent to such amendment, modification or waiver. All parties to the Loan Documents have performed and complied with all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such parties on or before the Effective Date, all filings and recordings and other actions which are necessary or desirable to perfect and protect the Liens granted pursuant to the Loan Documents and preserve their required priority have been duly taken, and no Potential Event of Default, Event of Default or breach of any covenant by any such party exists thereunder.

                  (c) CORPORATE AFFILIATES; OWNERSHIP OF EQUITY SECURITIES.
SCHEDULE 7.01-C attached hereto (i) contains a diagram indicating the corporate structure of the Parent and each Person in which the Parent holds a direct or indirect partnership, joint venture, or other equity interest and indicates the nature of such interest with respect to each Person included in such diagram; and (ii) accurately sets forth (A) the correct legal name of such Person, the jurisdiction of its incorporation or organization and the jurisdictions in which it is qualified to transact business as a foreign corporation or otherwise, and
(B) the authorized, issued and outstanding shares or interests of each class of equity Securities of the Parent and each such Person, and, with respect to Subsidiaries of the Parent, the owners of such shares or interests. None of such issued and outstanding Securities is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options (other than Permitted Equity Securities Options) outstanding with respect to such Securities. The outstanding Capital Stock of each Borrower and each Guarantor is duly authorized, validly issued, fully paid and nonassessable and is not Margin Stock, are free and clear of all Liens, except for Liens granted pursuant to the Loan Documents, are not subject to any option or purchase rights, conversion or exchange rights, call, commitment or claim of any right, title or interest therein or thereto, and have been issued in compliance with all applicable Requirements of Law.

                  (d) NO CONFLICT. The execution, delivery and performance of each of the Loan Documents to which any Borrower or any Guarantor is a party do not and will not (i) conflict with the Organizational Documents of such Person a party thereto, (ii) to the best of each Borrower's and each Guarantor's knowledge, constitute a tortious interference with any Contractual Obligation of any Person or conflict with, result in a breach of

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or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law or Contractual Obligation of any Borrower or any Guarantor or require termination of any Contractual Obligation, the consequences of which violation, breach, default or termination, singly or in the aggregate, will result, or is reasonably likely to result, in a Material Adverse Effect or may subject the Agent, any of the Lenders or any of the Issuing Banks to any liability, (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the Property or assets of a Borrower or such Guarantor, other than Liens contemplated by the Loan Documents, or (iv) require any approval of the shareholders of such Person.

                  (e) GOVERNMENTAL CONSENTS. Except as set forth on SCHEDULE 7.01-E attached hereto, the execution, delivery and performance of each of the Loan Documents and agreements and documents relating to the Kratz-Wilde Acquisition to which any Borrower or any Guarantor is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, except (i) filings, consents or notices which have been made, obtained or given and (ii) filings necessary to create or perfect security interests in the Collateral.

                  (f) GOVERNMENTAL REGULATION. No Borrower or Guarantor is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated by the Loan Documents.

                  (g) RESTRICTED JUNIOR PAYMENTS. During the period commencing on their respective dates of incorporation and ending on the Effective Date, no Borrower or Guarantor directly or indirectly declared, ordered, paid or made, or set apart any sum or Property for, any payment or distribution which would constitute a Restricted Junior Payment under this Agreement, or agreed to do so, except the distribution effecting the Leasing Transfer.

                  (h) FINANCIAL POSITION. Complete and accurate copies of the following Financial Statements, materials and other information have been delivered to the Agent: (i) the Pro Forma and Projections, (ii) the audited financial statements of the Parent for the Fiscal Year ended on December 31, 1996, (iii) the agreements and documents pertaining to the Aerocell Acquisition and Kratz-Wilde Acquisition, including, without limitation, the audited financial statements of Aerocell for the fiscal year ended on April 30, 1997 and the audited financial statements of Kratz-Wilde Machine Company for the fiscal year ended on October 31, 1996, (iv) the interim unaudited financial statements of Aerocell for its fiscal quarter ending July 31, 1997 and of

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Kratz-Wilde Machine Company for its three fiscal quarters ending July 31, 1997, and (v) all financial reporting required during the period August 22, 1997 through the Effective Date under the Predecessor Agreement. All financial statements included in such materials were prepared in all material respects in conformity with GAAP, except as otherwise noted therein, and fairly present in all material respects the respective financial positions, and the results of operations and cash flows for each of the periods covered thereby of the applicable Person as at the respective dates thereof. No Borrower or Guarantor has, as of the Effective Date, any Accommodation Obligation, contingent liability or liability for any taxes, long-term leases or commitments, not disclosed in writing to the Agent and the Lenders prior to the Effective Date.

                  (i) PRO FORMA FINANCIALS. The Pro Forma fairly presents on a PRO FORMA basis the consolidated and consolidating financial condition of the Parent and its Subsidiaries and each Borrower and its Subsidiaries as of the Effective Date and reflects on a PRO FORMA basis those liabilities reflected in the notes thereto and resulting from consummation of the transactions contemplated hereby and the payment or accrual of all Transaction Costs. The Projections and the assumptions expressed in the Pro Forma are reasonable based on the information available to ASOC at the time so furnished.

                  (j) INDEBTEDNESS. SCHEDULE 1.01.5 sets forth all Indebtedness for borrowed money of each Borrower and Guarantor as of the Effective Date; there are no defaults in the payment of principal or interest on any Indebtedness of any Borrower or Guarantor and no payments under such Indebtedness have been deferred or extended beyond their stated maturity (except as disclosed on such SCHEDULE).

                  (k) LITIGATION; ADVERSE EFFECTS. There is no action, suit, proceeding, Claim, investigation or arbitration before or by any Governmental Authority or private arbitrator pending or, to the knowledge of any Borrower, threatened against any Borrower or any Guarantor or any of their respective Property (i) challenging the validity or the enforceability of the Aerocell Acquisition, the Kratz-Wilde Acquisition, the Leasing Transfer or the Loan Documents, (ii) which will, or is reasonably likely to, result in any Material Adverse Effect, or (iii) under the Racketeering Influenced and Corrupt Organizations Act or any similar federal or state statute or law under any jurisdiction outside of the United States where such Person is a defendant in a criminal indictment that provides for the forfeiture of assets to any Governmental Authority as a criminal penalty. There is no material loss contingency within the meaning of GAAP which has not been reflected in the Financial Statements of the Parent and its Subsidiaries. No Borrower or Guarantor is subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or

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regulation of any court or Governmental Authority which will, or is reasonably likely to, result in a Material Adverse Effect.

                  (l) Intentionally omitted.

                  (m) NO MATERIAL ADVERSE EFFECT. Since December 31, 1996, there has occurred no event with respect to any Borrower or any Guarantor which has resulted, or is reasonably likely to result, in a Material Adverse Effect.

                  (n) PAYMENT OF TAXES. Except as disclosed on SCHEDULE 7.01-N attached hereto and made a part hereof, all tax returns and reports of each Borrower and Guarantor required to be filed have been timely filed or the filing date therefor has been properly extended, and all taxes, assessments, fees and other charges of Governmental Authorities thereupon and upon or relating to their respective Properties, assets, income and franchises which are shown in such returns or reports to be due and payable have been paid, except to the extent (i) such taxes, assessments, fees and other charges are being contested in good faith by an appropriate proceeding diligently pursued as permitted by the terms of SECTION 9.04 and (ii) non-payment of the amounts thereof would not, individually or in the aggregate, result in a Material Adverse Effect. No Borrower has any knowledge of any proposed tax assessment against any Borrower or any Guarantor, or any Property of any of them, that will, or is reasonably likely to, result in a Material Adverse Effect.

                  (o) PERFORMANCE. No Borrower or Guarantor has received any notice, citation, or allegation, or has actual knowledge, that (i) any of them is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to any of them, (ii) any of the Property of any such Person is in violation of any Requirement of Law, or (iii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults, if any, will not, or is not reasonably likely to, result in a Material Adverse Effect.

                  (p) DISCLOSURE. The representations and warranties of each Borrower contained in the Loan Documents, and all certificates and other documents delivered to the Agent pursuant to the terms thereof, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. No Borrower has intentionally withheld any fact from the Agent, the Issuing Banks or the Lenders in regard to any matter which will, or is reasonably likely to, result in a Material Adverse Effect.

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                  (q) REQUIREMENTS OF LAW. Each of the Borrowers and respective
Guarantors is in compliance with all Requirements of Law applicable to it and its respective business, in each case where the failure to so comply individually or in the aggregate will, or is reasonably likely to, result in a Material Adverse Effect.

                  (r)  ENVIRONMENTAL MATTERS.  (i) Except as disclosed on
SCHEDULE 7.01-R attached hereto:

                  (A) the operations of each Borrower and each Guarantor and their respective Properties comply in all material respects with all applicable Environmental, Health or Safety Requirements of Law;

                  (B) each Borrower and each Guarantor has obtained all environmental, health and safety Permits necessary for its respective operations and Properties, and all such Permits are in good standing and each Borrower and each Guarantor is currently in material compliance with all terms and conditions of such Permits;

                  (C) no Borrower or Guarantor, or any of their present or past Property or operations, is subject to or the subject of any judicial or administrative proceeding, order, judgment, decree, dispute, negotiations, agreement, or settlement respecting (I) any Environmental, Health or Safety Requirements of Law, (II) any Remedial Action, (III) any Claims or Liabilities and Costs arising from the Release or threatened Release of a Contaminant into the environment, or (IV) any violation of or liability under any Environmental, Health or Safety Requirement of Law that a Borrower or such Guarantor reasonably believes will result in an expenditure over $250,000;

                  (D) no Borrower or Guarantor has filed any notice under any applicable Requirement of Law (I) reporting a Release of a Contaminant, (II) under Section 103(c) of CERCLA, indicating past or present treatment, storage or disposal of a hazardous waste, as that term is defined under 40 C.F.R. Part 261 or any state equivalent; or (III) reporting a violation of any applicable Environmental, Health or Safety Requirement of Law;

                  (E) none of the present or past Property of any Borrower or any Guarantor is listed or proposed for listing on the National Priorities List ("NPL") pursuant to CERCLA or on the Comprehensive Environmental Response Compensation Liability Information System List ("CERCLIS") or any similar state list of sites requiring Remedial Action;

                  (F) no Borrower or Guarantor has sent or directly arranged for the transport of any waste to any current or proposed NPL site, CERCLIS or any similar state list of sites requiring Remedial Action;

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
                  (G) there is not now in connection with or resulting from any Borrower's or any Guarantor's operations, nor, to any Borrower's knowledge, has there ever been on or in any of the Property (I) any treatment, recycling, storage or disposal of any hazardous waste requiring a Permit under 40 C.F.R. Parts 264 and 265 or any state equivalent,(II) any landfill, waste pile, underground storage tank or surface impoundment, (III) any asbestos-containing material; or (IV) a Release of any polychlorinated biphenyls (PCB) used in hydraulic oils, electrical transformers or other Equipment;

                  (H) no Borrower or Guarantor has received any notice or Claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment;

                  (I) to no Borrower's knowledge, have there been any Releases of any Contaminants to the environment from any Property except in compliance with Environmental, Health or Safety Requirements of Law, or which have not been corrected to the satisfaction of the appropriate Governmental Authorities;

                  (J) to no Borrower's knowledge, has any Borrower or any Guarantor any contingent liability in connection with any Release or threatened Release of any Contaminants into the environment;

                  (K) no Environmental Lien has attached to any Property; and

                  (L) none of the Property is subject to any Environmental Property Transfer Act, or to the extent such acts are applicable to any such Property, the Borrower or Guarantor owning, leasing or operating such Property has fully complied with the requirements of such acts.

                  (ii) each Borrower and each Guarantor is conducting and will continue to conduct its respective business and operations in an environmentally responsible manner in material compliance with Environmental, Health or Safety Requirements of Law and no Borrower or Guarantor has been, nor has any reason to believe that it will be, subject to Liabilities and Costs arising out of or relating to environmental, health or safety matters that have or will result in cash expenditures by a Borrower or Guarantor in excess of $250,000 in the aggregate for any calendar year ending after the Effective Date.

                  (s) ERISA. No Borrower, Guarantor, or ERISA Affiliate maintains or contributes to any Benefit Plan or Multiemployer Plan other than those listed on SCHEDULE 7.01-S attached hereto. Each Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code as currently in effect either (i) has received a favorable determination letter from the IRS that

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

the Plan is so qualified or (ii) an application for determination of such tax-qualified status will be made to the IRS prior to the end of the applicable remedial amendment period under Section 401(a) of the Internal Revenue Code as currently in effect, and each Borrower, Guarantor, and ERISA Affiliate shall diligently seek to obtain a determination letter with respect to such application. Except as identified on SCHEDULE 7.01-S, no Borrower or Guarantor maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA. Each Borrower and each of the Guarantors are in compliance in all material respects with the responsibilities, obligations and duties imposed on it by ERISA and the Internal Revenue Code with respect to all Plans. No Benefit Plan has incurred any accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Internal Revenue Code) whether or not waived. No Borrower, ERISA Affiliate, or any fiduciary of any Plan which is not a Multiemployer Plan (i) has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code or (ii) has taken or failed to take any action which would constitute or result in a Termination Event. No Borrower or ERISA Affiliate has any potential liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA. No Borrower or ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan and furnished to the Agent is complete and accurate in all material respects. Since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B. No Borrower or ERISA Affiliate has (i) failed to make a required contribution or payment to a Multiemployer Plan or
(ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan. No Borrower or ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment. No Borrower or ERISA Affiliate is required to provide security to a Benefit Plan under Section 401(a)(29) of the Internal Revenue Code due to a Benefit Plan amendment that results in an increase in current liability for the plan year. Except as disclosed on SCHEDULE 7.01-S, no Borrower or Guarantor, by reason of the transactions contemplated hereby (including, without limitation, the Aerocell Acquisition and Kratz-Wilde Acquisition), has any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement. Each Borrower has given to the Agent copies of all of the following: each Benefit Plan and related trust agreement (including all amendments to such Plan and trust) in existence or committed to as of the Effective Date and in respect of which such Borrower or any ERISA

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Affiliate is currently an "employer" as defined in section 3(5) of ERISA, and the most recent summary plan description, actuarial report, determination letter issued by the IRS and Form 5500 filed in respect of each such Benefit Plan in existence; a listing of all of the Multiemployer Plans with the aggregate amount of the most recent annual contributions required to be made by such Borrower and all ERISA Affiliates to each such Multiemployer Plan, any information which has been provided to such Borrower or an ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan and the collective bargaining agreement pursuant to which such contribution is required to be made; and as to each employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees of a Borrower or any Guarantor after termination of employment other than as required by Section 601 of ERISA, the most recent summary plan description for such plan and the aggregate amount of the most recent annual payments made to terminated employees under each such plan.

                  (t) LABOR MATTERS. No Borrower or Guarantor is a party to any collective bargaining agreement.

                  (u) SECURITIES ACTIVITIES. No Borrower or Guarantor is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                  (v) SOLVENCY. After giving effect to this Agreement, the Aerocell Acquisition, and the Kratz-Wilde Acquisition and related transactions and transfers, the Loans to be made and the Letters of Credit to be issued on the Effective Date or such other date as Loans requested hereunder are made or Letters of Credit requested hereunder are issued, and the disbursement of the proceeds of such Loans pursuant to ASOC's instructions, each Borrower and each Guarantor is Solvent.

                  (w) PATENTS, TRADEMARKS, PERMITS, ETC.; GOVERNMENT APPROVALS.
(i) Each Borrower and Guarantor, as applicable, owns, is licensed or otherwise has the lawful right to use, or has all Permits, patents, trademarks, trade names, copyrights, technology, know-how, permits and processes used in or necessary for the conduct of its respective business as currently conducted which are material to its condition (financial or otherwise), operations, performance and prospects. No claims are pending or, to the best of each Borrower's knowledge following diligent inquiry, threatened that any Borrower or Guarantor is infringing or otherwise adversely affecting the rights of any Person with respect to such Permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how, permits and processes, except for such claims and infringements as do not, in the aggregate, give rise to any liability on the part of any Borrower or Guarantor which will, or is reasonably likely to, result in a Material Adverse Effect.

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                  (ii) The consummation of the transactions contemplated by the
Loan Documents will not impair the ownership of or rights under (or the license or other right to use, as the case may be) any Permits and governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how, permits or processes by any Borrower or any Guarantor in any manner which will, or is reasonably likely to, result in a Material Adverse Effect.

                  (x) ASSETS AND PROPERTIES. Each Borrower and Guarantor has good and marketable title to all of the assets and Property (tangible and intangible) owned by it (except insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets), and all such assets and Property are free and clear of all Liens, except Liens securing the Obligations and Liens permitted under SECTION 10.03. Substantially all of the assets and Property owned by, leased to, or used by any Borrower and/or Guarantor is in adequate operating condition and repair, ordinary wear and tear excepted (other than Inventory classified as "AR", "R", and "BER"), is free and clear of any known defects except such defects as do not substantially interfere with the continued use thereof in the conduct of normal operations, and is able to serve the function for which they are currently being used, except in each case where the failure of such asset to meet such requirements would not, or is not reasonably likely to, result in a Material Adverse Effect. Neither this Agreement nor any other Loan Document, nor any transaction contemplated under any such agreement, will affect any right, title or interest of any Borrower or any Guarantor in and to any of such assets in a manner that would, or is reasonably likely to, result in a Material Adverse Effect.

                  (y) INSURANCE. SCHEDULE 7.01-Y attached hereto accurately sets forth as of the Effective Date all insurance policies and programs currently in effect with respect to the respective Property and assets and business of each Borrower and Guarantor, specifying for each such policy and program, (i) the amount thereof, (ii) the risks insured against thereby, (iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof, (v) the expiration date thereof, (vi) the annual premium with respect thereto, and (vii) a list of claims and awards made thereunder during the immediately preceding three (3) calendar years. ASOC has delivered to the Agent copies of all such insurance policies. Such insurance policies and programs are currently in full force and effect, in compliance with the requirements of SECTION 9.05 and are in amounts sufficient to cover the replacement value of the respective Property and assets of the Borrowers and Guarantors.

                  (z) THE KRATZ-WILDE ACQUISITION. All conditions precedent to, and all consents necessary to permit, the consummation of the Kratz-Wilde Acquisition pursuant to the

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agreements and documents relating thereto have been satisfied or delivered, or waived with the prior written consent of the Agent, and no material breach of any term or provision of any such agreement or document has occurred and no action has been taken by any competent authority which restrains, prevents or imposes material adverse conditions upon, or seeks to restrain, prevent or impose material adverse conditions upon, the consummation of the Kratz-Wilde Acquisition, or the funding of any Loans and issuance of any Letters of Credit hereunder. As of the Effective Date, the Kratz-Wilde Acquisition has been consummated.

                  (aa) PLEDGE OF SECURITIES. The grant and perfection of the security interest in the equity Securities of Borrowers, each Borrower's Subsidiaries, Leasing Affiliate, Finance Affiliate, and M&R as contemplated by the Loan Documents is not made in violation of any Requirement of Law.

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                                  ARTICLE VIII
                               REPORTING COVENANTS

                  Each Borrower, and to the extent specifically stated herein below the Parent, covenants and agrees that so long as any Revolving Credit Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities not yet due), unless the Requisite Lenders shall otherwise give their prior written consent thereto:

                  8.01. FINANCIAL STATEMENTS. The Parent and each Borrower shall maintain, and cause each of the other Guarantors to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated and consolidating Financial Statements in conformity with GAAP and each of the Financial Statements described below shall be prepared from such system and records. The Borrowers shall deliver or cause to be delivered to the Agent and the Lenders:

                  (a) MONTHLY REPORTS. From and after any written request therefor by the Agent to ASOC, as soon as practicable, and in any event within thirty (30) days after the end of each calendar month, (i) the consolidated and consolidating balance sheets of (A) the Parent and its Subsidiaries as at the end of such period, and (B) to the extent the same are routinely and regularly prepared, Leasing Affiliate and its Subsidiaries and each Borrower and its respective Subsidiaries as at the end of such period and (ii) the related consolidated and consolidating statements of income, shareholders' equity and cash flow of (A) the Parent and its Subsidiaries for such calendar month and (B) to the extent the same are routinely and regularly prepared, Leasing Affiliate and its Subsidiaries and each Borrower and its respective Subsidiaries for such calendar month, setting forth in each case in comparative form the corresponding figures for the corresponding calendar month of the previous Fiscal Year certified by the chief financial officer of ASOC as fairly presenting the consolidated and consolidating financial position, as applicable, of the Parent and its Subsidiaries, Leasing Affiliate and its Subsidiaries, and each Borrower and its respective Subsidiaries as at the dates indicated and the results of their operations and cash flow for the calendar months indicated in accordance with GAAP, subject to normal year end adjustments.

                  (b) QUARTERLY REPORTS. As soon as practicable, and in any event within forty-five (45) days after the end of each fiscal quarter in each Fiscal Year, the consolidated and consolidating balance sheets of (i) the Parent and its Subsidiaries as at the end of such period and the related consolidated and consolidating statements of income, shareholders' equity and cash flow of the Parent and its

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Subsidiaries and (ii) to the extent the same are routinely and regularly prepared, Leasing Affiliate and its Subsidiaries and each Borrower and its respective Subsidiaries as at the end of such period and the related respective consolidated and consolidating statements of income, shareholders' equity and cash flow of Leasing Affiliate and its Subsidiaries and each Borrower and its respective Subsidiaries for such fiscal quarter for the period from the beginning of the then current Fiscal Year to the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the financial forecast for the current Fiscal Year delivered on the Effective Date or pursuant to SECTION 8.01(F), as applicable, certified by the chief financial officer of ASOC as fairly presenting the respective consolidated and consolidating financial positions, as applicable, of the Parent and its Subsidiaries, Leasing Affiliate and its Subsidiaries, and the respective Borrowers and their Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP, subject to normal year end adjustments. For purposes of SECTIONS 8.01(A), 8.01(B), and 8.01(C), comparisons required to be made during the period commencing on the Effective Date and ending on December 31, 1997 shall be made to the corresponding figures for the corresponding periods set forth in the consolidating balance sheets of the Parent delivered to the Agent and the Lenders under the 1996 Credit Agreement as restated to the extent required under GAAP. Notwithstanding the foregoing, in the event (i) the filing of the Parent's Form 10-Q with the Commission with respect to any fiscal quarter is delayed for any reason and Borrower has provided Agent with written notice of such delay by the due date for the reports required for such quarter under this CLAUSE (B) and
(ii) the Borrowers shall deliver either the required reports or interim good faith estimates of the information required to be reported under this CLAUSE (B) within fifty-five (55) days after the end of such fiscal quarter, upon delivery of such required reports or interim estimates within such period the Borrowers shall be deemed to have complied with the requirements of this CLAUSE (B) with respect to such quarter PROVIDED THAT Borrowers deliver the required reporting substantially concurrently with Parent's filing of its Form 10-Q with the Commission.

                  (c) ANNUAL REPORTS. As soon as practicable, and in any event within ninety (90) days after the end of each Fiscal Year, (i) the consolidated and consolidating balance sheets of (A) the Parent and its Subsidiaries as at the end of such Fiscal Year and (B) to the extent the same are routinely and regularly prepared, Leasing Affiliate and its Subsidiaries and each Borrower and its Subsidiaries as at the end of such Fiscal Year and (ii) the related consolidated and consolidating statements of income, shareholders' equity and cash flow of (A) the Parent and its Subsidiaries and (B) to the extent the same are routinely and regularly prepared, Leasing Affiliate and its Subsidiaries and

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each Borrower and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the financial forecast for the current Fiscal Year delivered on the Effective Date or pursuant to SECTION 8.01(F), as applicable, and (ii) a report on such Financial Statements of the Parent and its Subsidiaries of Arthur Andersen LLP or other independent certified public accountants acceptable to the Agent, which report shall be unqualified and shall state that such Financial Statements fairly present the consolidated and consolidating financial position of the Parent and its Subsidiaries and, to the extent included in the Parent's annual Financial Statements, Leasing Affiliate and its Subsidiaries and each Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which Arthur Andersen LLP or any such other independent certified public accountants, if applicable, shall concur and which shall have been disclosed in the notes to the Financial Statements) and that the examination by such accountants in connection with such Financial Statements has been made in accordance with generally accepted auditing standards. Notwithstanding the foregoing, in the event (A) the filing of the Parent's annual report with the Commission with respect to any Fiscal Year is delayed for any reason and ASOC has provided Agent with written notice of such delay by the due date for the reports required for such Fiscal Year under this CLAUSE (C) and
(B) the Borrowers shall deliver either the required reports or interim good faith estimates of the information required to be reported under this CLAUSE (C) within one hundred (100) days after the end of each Fiscal Year, upon delivery of such required reports or interim estimates within such period the Borrowers shall be deemed to have complied with the requirements of this CLAUSE (C) with respect to such Fiscal Year PROVIDED THAT the Borrowers deliver the required reporting substantially concurrently with Parent's filing of its annual report with the Commission.

                  (d) OFFICER'S CERTIFICATE. Together with each delivery of any Financial Statement pursuant to this SECTION 8.01, (i) an Officer's Certificate on behalf of the Borrowers substantially in the form of EXHIBIT L attached hereto and made a part hereof, stating that the Person signatory thereto has reviewed the terms of the Loan Documents, and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and financial condition of the Borrowers and their Subsidiaries during the accounting period covered by such Financial Statements, that such review has not disclosed the existence during or at the end of such accounting period, and that such Person does not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence

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thereof and what action any Borrower, any Guarantor, or any Subsidiary of a
Borrower has taken, is taking and proposes to take with respect thereto; and
(ii) a certificate (the "Compliance Certificate"), signed by ASOC's chief financial officer, setting forth calculations (with such specificity as the Agent may reasonably request) for the period then ended which demonstrate compliance, when applicable, with the provisions of ARTICLE XI and SECTION 12.01(O)(II)(G)-(K).

                  (e) ACCOUNTANT'S STATEMENT AND PRIVITY LETTER. Together with each delivery of the Financial Statements referred to in SECTION 8.01(C), a written statement, in form and substance satisfactory to the Agent, of the firm of independent certified public accountants giving the report thereon (i) stating that their audit examination has included a review of the terms of this Agreement as it relates to accounting matters, (ii) stating whether, in connection with their audit examination, any condition or event which constitutes an Event of Default or Potential Event of Default has come to their attention, and if such condition or event has come to their attention, specifying the nature and period of existence thereof; PROVIDED THAT such accountants shall not be liable by reason of any failure to obtain knowledge of any such condition or event that would not be disclosed in the course of their audit examination, and (iii) stating that based on their audit examination nothing has come to their attention which causes them to believe that the information contained in either or both of the certificates delivered therewith pursuant to SECTION 8.01(D) (as the information contained in such certificates relates to the covenants set forth in ARTICLE XI and Events of Default set forth in SECTION 12.01(O)(II)(G)-(K)) is not correct or that the matters set forth in the Compliance Certificate delivered therewith pursuant to SECTION 8.01(D)(II) for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement. The statement referred to above shall be accompanied by (x) a copy of the management letter or any similar report delivered to any Borrower or Guarantor or to any officer or employee thereof by such accountants in connection with such Financial Statements and (y) a letter in substantially the form of EXHIBIT M attached hereto and made a part hereof from the Parent to such accountants informing such accountants that the Lenders are relying upon the Financial Statements audited by such accountants and delivered to the Agent and the Lenders pursuant to SECTION 8.01(C) and that a primary intent of the Parent in having such Financial Statements audited is to induce the Lenders to continue to make Loans to the Borrowers under this Agreement. The Agent and each Lender may, with the written consent of ASOC (which consent shall not be unreasonably withheld or delayed), communicate directly with such accountants.

                  (f) BUDGETS; BUSINESS PLANS; FINANCIAL PROJECTIONS. As soon as practicable and in any event not later than thirty (30) days prior to the commencement of each Fiscal Year for each

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of the Fiscal Years ending in 1997 and thereafter, (i) a quarterly budget for each Borrower and its Subsidiaries for such Fiscal Year; (ii) an annual business plan for each Borrower and its Subsidiaries for such Fiscal Year, substantially in the form of the business plans heretofore delivered to the Agent and the Lenders, accompanied by a report reconciling all changes and departures from the business plans delivered to the Agent and the Lenders for the preceding Fiscal Year; and (iii) a plan and financial forecast, prepared in accordance with the Parent's and ASOC's normal accounting procedures applied on a consistent basis, for each succeeding Fiscal Year until the scheduled Revolving Credit Termination Date, including, without limitation, (A) forecasted consolidated and consolidating balance sheets and statements of cash flow of the Parent and its Subsidiaries, Leasing Affiliate and its Subsidiaries, and each Borrower and its Subsidiaries for each Fiscal Year, (B) forecasted consolidated and consolidating balance sheets, statements of earnings and retained earnings, and cash flow of the Parent and its Subsidiaries, Leasing Affiliate and its Subsidiaries, and each Borrower and its Subsidiaries for and as of the end of each fiscal quarter of the immediately succeeding Fiscal Year and for and as of the end of each such Fiscal Year thereafter, (C) the amount of forecasted Capital Expenditures for such Fiscal Year, and (D) forecasted compliance with the provisions of ARTICLE XI and SECTION 12.01(O)(II)(G)-(K).

                  8.02. OFF-SITE INVENTORY REPORTS. On the Effective Date, ASOC shall deliver to the Agent and the Lenders a report detailing information regarding bailed, consigned and field warehoused Inventory of each Borrower and its respective Subsidiaries in the form of EXHIBIT N attached hereto and made a part hereof, and, promptly after the addition or termination of any bailment, consignment or field warehousing arrantements, ASOC shall deliver to the Agent and the Lenders an update of such report.

                  8.03. BORROWING BASE CERTIFICATE; APPRAISALS. (a) BORROWING BASE CERTIFICATE. ASOC shall provide the Agent and the Revolving Lenders (i) on the Effective Date (dated October 17, 1997), and (ii) on the Monday closest to the first and fifteenth day of each calendar month or, if such Monday is not a Business Day, the immediately succeeding Business Day (and, with respect to CLAUSE (II), more often if requested by the Agent or the Requisite Revolving Lenders), with a Borrowing Base Certificate, together with a calculation of the Texas Tax Reserve as of the date thereof if such Texas Tax Reserve exceeds $200,000 and such supporting documents as the Agent deems desirable, all certified as being true and correct by the chief financial officer, chief executive officer, or controller of ASOC. All Borrowing Base Certificates shall set forth information regarding Receivables of the Borrowers and Distribution on a semi-monthly basis and information regarding Inventory of the Borrowers and Distribution on a monthly basis.

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                  (b) APPRAISALS. On each anniversary of the Effective Date (or, if requested by the Agent, semi-annually), ASOC shall provide the Agent and the Lenders with an appraisal of each Borrower's and its respective Subsidiaries' Inventory prepared by an independent appraiser satisfactory to the Agent and on the same basis as the Appraisal.

                  8.04. EVENTS OF DEFAULT. Promptly upon any of the chief executive officer, chief operating officer, chief financial officer, treasurer or controller of ASOC obtaining knowledge (a) of any condition or event which constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender or the Agent has given any notice with respect to a claimed Event of Default or Potential Event of Default under this Agreement, (b) that any Person has given any notice to any Borrower or Guarantor or taken any other action with respect to a claimed default or event or condition of the type referred to in SECTION 12.01(E), or (c) of any condition or event which has resulted, or is reasonably likely to result, in a Material Adverse Effect or affect the value of, or the Agent's interest in, the Collateral in any material respect, such Borrower shall deliver to the Agent and the Lenders an Officer's Certificate specifying (i) the nature and period of existence of any such claimed default, Event of Default, Potential Event of Default, condition or event, (ii) the notice given or action taken by such Person in connection therewith, and (iii) what action the applicable Borrower has taken, is taking and proposes to take with respect thereto.

                  8.05. LAWSUITS. (a) INSTITUTION OF PROCEEDINGS. Promptly upon any Borrower obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting any Borrower, any Guarantor, or any Property not previously disclosed pursuant to SECTION 7.01(K), which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in such Borrower's reasonable judgment, the Borrowers and/or any Guarantor to liability in an amount aggregating $1,000,000 or more (exclusive of claims covered by insurance policies of the Borrowers and Guarantors unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage on such claims), such Borrower shall give written notice thereof to the Agent and the Lenders and provide such other information as may be reasonably available to enable each Lender and the Agent and its counsel to evaluate such matters.

                  (b) QUARTERLY REPORTS. As soon as practicable and in any event within forty-five (45) days after the end of each fiscal quarter of ASOC, ASOC shall provide a written quarterly report to the Agent and the Lenders covering the institution of,

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or written threat of, any action, suit, proceeding, governmental investigation or arbitration (not previously reported) against or affecting any Borrower, any Guarantor, or any Property not previously disclosed by the Borrowers to the Agent and the Lenders, and shall provide such other information at such time as may be reasonably available to enable each Lender and the Agent and its counsel to evaluate such matters.

                  (c) ADDITIONAL REPORTS UPON REQUEST. In addition to the requirements set forth in CLAUSES (A) and (B) of this SECTION 8.05, ASOC, upon the request of the Agent or the Requisite Lenders, shall promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to either of such CLAUSES
(A) or (B) and provide such other information as may be reasonably available to it to enable each Lender and the Agent and its counsel to evaluate such matters.

                  8.06. INSURANCE. As soon as practicable and in any event by the last day of February in each calendar year, ASOC shall deliver to the Agent and the Lenders (a) a report in form and substance reasonably satisfactory to the Agent and the Lenders outlining (i) all material insurance coverage maintained as of the date of such report by the Borrowers and Guarantors and the duration of such coverage and (ii) the claims and awards, if any, made under such insurance for the twelve (12) calendar month period then ending and (b) evidence that all premiums with respect to such coverage have been paid when due.

                  8.07. ERISA NOTICES. ASOC shall deliver or cause to be delivered to the Agent and the Lenders, at the Borrowers' expense, the following information and notices as soon as reasonably possible, and in any event:

                  (a) within ten (10) Business Days after any Borrower or any ERISA Affiliate knows or has reason to know that a Termination Event has occurred, a written statement of the chief financial officer of ASOC describing such Termination Event and the action, if any, which such Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

                  (b) within ten (10) Business Days after any Borrower knows or has reason to know that an assessment of a prohibited transaction excise tax under Section 4975 of the Internal Revenue Code has occurred, a statement of the chief financial officer of ASOC describing such transaction and the action which such Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto;

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                  (c) within three (3) Business Days after the filing of the same with the DOL, IRS or PBGC, copies of each annual report (form 5500 series), including Schedule B thereto, filed with respect to each Benefit Plan;

                  (d) within three (3) Business Days after receipt by any Borrower or any ERISA Affiliate of each actuarial report for any Benefit Plan or Multiemployer Plan and each annual report for any Multiemployer Plan, copies of each such report;

                  (e) within three (3) Business Days after the filing of the same with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by any Borrower or any ERISA Affiliate with respect to such request;

                  (f) within three (3) Business Days after the occurrence any material increase in the benefits of any existing Benefit Plan or the establishment of any new Benefit Plan or the commencement of contributions to any Benefit Plan to which any Borrower or any ERISA Affiliate was not previously contributing, notification of such increase, establishment or commencement;

                  (g) within three (3) Business Days after any Borrower or any ERISA Affiliate receives notice of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

                  (h) within three (3) Business Days after any Borrower or any Guarantor receives notice of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code, copies of each such notice and letter;

                  (i) within three (3) Business Days after any Borrower or any ERISA Affiliate receives notice from a Multiemployer Plan regarding the imposition of withdrawal liability, copies of each such notice;

                  (j) within three (3) Business Days after any Borrower or any ERISA Affiliate fails to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment, a notification of such failure; and

                  (k) within three (3) Business Days after any Borrower or any ERISA Affiliate knows (A) a

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         Multiemployer Plan has been terminated, (B) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (C) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

For purposes of this SECTION 8.07, each Borrower and ERISA Affiliate shall be deemed to know all facts known by the Administrator of any Plan of which such Borrower or any ERISA Affiliate is the plan sponsor.

                  8.08. ENVIRONMENTAL NOTICES. (a) ASOC shall notify the Agent and the Lenders in writing, promptly upon any Borrower's learning thereof, of any:

                  (i) notice or claim to the effect that any Borrower or any Guarantor is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant into the environment which could reasonably result in an expenditure by the Borrowers and/or any Guarantor over $500,000;

                  (ii) notice that any Borrower or any Guarantor is subject to investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to the Release or threatened Release of any Contaminant into the environment which could reasonably result in an expenditure by the Borrowers and/or any Guarantor over $500,000;

                  (iii) notice that any Property is subject to an Environmental Lien;

                  (iv) notice to any Borrower or any Guarantor of any material violation of any Environmental, Health or Safety Requirement of Law;

                  (v) condition which might reasonably result in a material violation of any Environmental, Health or Safety Requirement of Law;

                  (vi) commencement or threat of any judicial or administrative proceeding alleging a material violation by any Borrower or any Guarantor (or any predecessor in interest thereof) of any Environmental, Health or Safety Requirement of Law;

                  (vii) new or proposed changes to any existing Environmental, Health or Safety Requirement of Law that could result in a Material Adverse Effect;

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                  (viii) any proposed acquisition of stock, assets, real estate, or leasing of property, or any other action by any Borrower or any Guarantor that could subject such Borrower or any Guarantor to environmental, health or safety Liabilities and Costs which could reasonably result in an expenditure by the Borrowers and/or any Guarantor over $500,000; or

                  (ix) any filing or report made by any Borrower or any Guarantor with any Governmental Authority with respect to any unpermitted Release or threatened Release of a Contaminant which could reasonably result in an expenditure by the Borrowers and/or any Guarantor over $500,000.

                  (b) Within sixty (60) days after the end of each Fiscal Year, ASOC shall submit to the Agent and the Lenders a report summarizing the status of environmental, health or safety compliance, hazard or liability issues identified in notices required pursuant to SECTION 8.08(A), disclosed on
SCHEDULE 7.01-S, or identified in any notice or report required herein, which report shall include, with respect to any Real Property leased or acquired during the period covered by such report, the results of an annual inspection of the Property with respect to whether it contains any asbestos-containing material and, in the event any Property does contain any asbestos-containing material, what actions will be taken to eliminate or remediate the same.

                  8.09. LABOR MATTERS. ASOC shall notify the Agent and the Lenders in writing, promptly upon any Borrower's learning thereof, of (i) any material labor dispute to which any Borrower or any Guarantor may become a party, including, without limitation, any strikes, lockouts or other grievances relating to any Borrower's or any Guarantor's plants and other facilities and
(ii) any liability relating to its employees incurred with respect to the closing of any plant or other facility of any Borrower or any Guarantor.

                  8.10. SEC REPORTING. Promptly after the same are available, ASOC shall deliver to the Agent and the Lenders copies of all Financial Statements, reports and notices, registration statements and proxy statements or other filings, if any, sent or made available generally by any Borrower, Parent and/or any other Guarantor to its respective Securities holders or filed with the Commission or other securities exchange.

                  8.11. HEDGE AGREEMENTS. ASOC shall provide to the Agent, promptly upon the execution by any Borrower, Leasing Affiliate, or any Subsidiary of a Borrower or Leasing Affiliate, of any Hedge Agreement, written notice of the notional amount thereof.

                  8.12. OTHER REPORTS. ASOC shall deliver or cause to be delivered to the Agent and the Lenders (a) the written notices

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described in Section 6 of that certain Trademark Security Agreement dated as of
December 2, 1994 and executed by ASC Acquisition Partners, L.P. as and when described therein, (b) the statement of collateral described in Section 2.02(b) of that certain Aircraft Mortgage and Security Agreement dated as of October 8, 1996 and executed by ASOC and Agent as and when described therein, (c) copies of all press releases made available generally by the Parent or any of its Subsidiaries to the public concerning material developments in the business of such Person(s), and (d) reports, if any, submitted to the Parent or any of its Subsidiaries or their respective boards of directors by such Person's independent public accountants, including, without limitation, any management report prepared in connection with the annual audit.

                  8.13. OTHER INFORMATION. Promptly upon receiving a request therefor from the Agent or the Requisite Lenders, the Borrowers shall prepare and deliver to the Agent and the Lenders such other information with respect to the Borrowers, the Guarantors, or the Collateral, including, without limitation, schedules identifying and describing the Collateral and any dispositions thereof, as from time to time may be reasonably requested by the Agent or the Requisite Lenders.

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                                   ARTICLE IX
                              AFFIRMATIVE COVENANTS

                  Each Borrower, and to the extent specifically stated hereinbelow the Parent, covenants and agrees that so long as any Revolving Credit Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities not yet due), unless the Requisite Lenders shall otherwise give prior written consent:

                  9.01. EXISTENCE, ETC. Each Borrower and the Parent shall at all times maintain, and cause each of its Subsidiaries to maintain, its corporate existence and preserve and keep, or cause to be preserved and kept, in full force and effect their respective rights and franchises material to their respective businesses.

                  9.02. CORPORATE POWERS; CONDUCT OF BUSINESS. Each Borrower and the Parent shall, and shall cause each of its Subsidiaries to, qualify and remain qualified to do business and maintain its good standing in each jurisdiction in which the nature of its business and the ownership of its Property requires it to be so qualified and in good standing.

                  9.03. COMPLIANCE WITH LAWS, ETC. Each Borrower and the Parent shall, and shall cause each of its Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting it or its business, Property, assets or operations, and (b) obtain as needed all Permits necessary for its operations and maintain such Permits in good standing, except in the case where noncompliance with either CLAUSE (A) or (B) above is not reasonably likely to result in a Material Adverse Effect.

                  9.04. PAYMENT OF TAXES AND CLAIMS. Each Borrower and the Parent shall, and shall cause each of its Subsidiaries to, file all tax returns and reports as and when required by the related Governmental Authority and pay
(a) all taxes, assessments and other governmental charges imposed upon it or on any of its Property or assets or in respect of any of its franchises, business, income or Property before any penalty or interest accrues thereon and (b) all Claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by SECTION 10.03) upon any of the Property or assets of the Parent, any Borrower or any Subsidiary of a Borrower, prior to the time when any penalty or fine shall be incurred with respect thereto; PROVIDED, HOWEVER, that no such taxes, assessments and governmental charges referred to in CLAUSE (A) above or Claims referred to in CLAUSE (B) above need be paid if being contested in good faith by appropriate proceedings diligently instituted

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and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

                  9.05. INSURANCE. Each Borrower or Parent shall maintain in full force and effect the insurance policies and programs listed on SCHEDULE 7.01-Y or substantially similar policies and programs or other policies and programs as are acceptable to the Agent. All such policies and programs shall be maintained with insurers acceptable to the Agent. Each certificate and policy relating to Property damage, boiler and machinery and/or business interruption coverage shall contain an endorsement, in form and substance acceptable to the Agent, showing loss payable to the Agent, for the benefit of the Holders, and, if required by the Agent, naming the Agent as an additional insured under such policy. Each certificate and policy relating to coverage other than the foregoing shall, if required by the Agent, contain an endorsement naming the Agent as an additional insured under such policy. Such endorsement or an independent instrument furnished to the Agent shall provide that the insurance companies will give the Agent at least thirty (30) days' written notice before any such policy or policies of insurance shall be altered adversely to the interests of the Holders or cancelled and that no act, whether willful or negligent, or default of any Borrower or any other Person shall affect the right of the Agent to recover under such policy or policies of insurance in case of loss or damage. In the event any Borrower or Parent at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Agent, without waiving or releasing any obligations or resulting Event of Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Agent deems advisable. All sums so disbursed by the Agent shall constitute Protective Advances hereunder and be part of the Obligations, payable as provided in this Agreement.

                  9.06. INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Each Borrower and Parent shall permit, and shall cause each of their respective Subsidiaries to permit, any authorized representative(s) designated by either the Agent or any Lender to visit and inspect, whether by access to any Borrower's, the Parent's or their respective Subsidiaries' MIS or otherwise, any of the Property, to examine, audit, check and make copies of any Borrower's, the Parent's and their respective Subsidiaries' financial and accounting records, books, journals, orders, receipts and any correspondence (other than privileged correspondence with legal counsel) and other data relating to their respective businesses or the transactions contemplated hereby or referenced herein (including, without limitation, in connection with environmental compliance, hazard or liability),

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and to discuss their affairs, finances and accounts with their management personnel and independent certified public accountants, all upon reasonable written notice and at such reasonable times during normal business hours, as often as may be reasonably requested. Each such visitation and inspection (i) by or on behalf of any Lender shall be at such Lender's expense and (ii) by or on behalf of the Agent shall be at the Borrowers' expense. Each Borrower and the Parent shall keep and maintain, and cause each of their respective Subsidiaries to keep and maintain, in all material respects on its MIS and otherwise proper books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to its respective businesses and activities, including, without limitation, transactions and other dealings with respect to the Collateral. If an Event of Default has occurred and is continuing and the Obligations have been accelerated pursuant to SECTION 12.02(A), the Borrowers and Parent, upon the Agent's request in connection with efforts to enforce the rights and remedies of the Agent, the Lenders and the Issuing Banks under the Loan Documents, shall turn over, and cause each of their respective Subsidiaries to turn over, any such records requested by the Agent to the Agent or its representatives; PROVIDED, HOWEVER, that the Borrowers and Parent may, in their discretion, retain copies of such records.

                  9.07. REQUIRED HEDGE AGREEMENTS. ASOC shall maintain the Hedge Agreement identified on SCHEDULE 9.07 attached hereto in full force and effect until its expiry on December 2, 1997. Thereafter, in the event three-month LIBOR exceeds a rate equal to 6.72% per annum for a period of thirty (30) consecutive Business Days, the Borrowers shall enter into Hedge Agreements within sixty (60) calendar days after the end of such thirty (30) Business Day period containing terms by which the Borrowers are protected against three-month LIBOR exceeding a rate equal to nine percent (9%) per annum for a minimum period of the lesser of
(a) three (3) years and (b) one year less than the then remaining term of this Agreement as to an aggregate notional amount of not less than the amount equal to fifty percent (50%) of the then outstanding aggregate principal balance of the Loans, which Hedge Agreements shall otherwise be reasonably acceptable to the Agent and purchased from a Lender, an Affiliate of a Lender or such other Person reasonably acceptable as a credit matter to the Agent. The Borrowers shall determine to their own satisfaction whether such Hedge Agreements are sufficient to provide protection and to meet the needs of the Borrowers and such other obligors and none of the Agent, the Issuing Banks or the Lenders shall have any obligation or accountability with respect thereto or any obligation to propose, quote or enter into any Hedge Agreement.

                  9.08. INSURANCE AND CONDEMNATION PROCEEDS. The Borrowers or the Parent, as applicable, having directed, or having caused Subsidiaries of the Parent whose property or

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interests in property comprise part of the Collateral, if applicable, to direct all insurers under policies of Property damage, boiler and machinery and business interruption insurance and payors of any condemnation claim or award relating to the Property to pay all proceeds payable under such policies or with respect to such claim or award directly to the Agent, for the benefit of the Holders, the Borrowers and Parent hereby agree that, in no case shall such proceeds be payable to any Borrower(s) AND the Agent or to any Guarantor AND the Agent. The Agent shall, upon receipt of such proceeds, apply all of the proceeds so received in repayment of the Obligations in the manner set forth in SECTION 4.01(B)(VII)(B). Notwithstanding the foregoing, in the event proceeds of insurance or condemnation claims or awards received by the Agent under property damage, boiler and machinery policies or business interruption insurance policies (i) is less than $500,000, Agent shall, upon receipt of such proceeds and PROVIDED THAT no Event of Default or Potential Event of Default shall have occurred and continue unwaived, remit the amount so received to a Borrower or a Guarantor, as applicable or (ii) constitutes Replacement Proceeds, Agent shall, upon receipt of such proceeds and PROVIDED THAT no Event of Default or Potential Event of Default shall have occurred and continue unwaived, hold the amount so received as Cash Collateral for the Obligations, subject to a Borrower's or a Guarantor's, as applicable, right to withdraw amounts from such Cash Collateral upon its request therefor to restore, rebuild or replace the Property subject to such insurance payment or condemnation award. Notwithstanding the foregoing, in the case of an insurance payment or condemnation award in an amount greater than $1,000,000, if (i) the Agent receives notice from a Borrower that it or a Guarantor, as applicable, does not intend to restore, rebuild or replace the Property subject to such insurance payment or condemnation award, (ii) the applicable Borrower or Guarantor fails to replace or commence the restoration or rebuilding of such Property within six months after the Agent's receipt of the proceeds of such insurance payment or condemnation award, or (iii) upon completion of the restoration, rebuilding or replacement of such Property, the unused proceeds from such insurance payment or condemnation award exceed $500,000, then (x) upon the occurrence of either of the events described in CLAUSES (I) or (II) above, all such proceeds, and (y) upon the occurrence of either of the events described in CLAUSE (III) above, such excess, shall constitute Net Cash Proceeds of Sale received by a Borrower or a Guarantor and shall be applied to the Obligations pursuant to the terms of SECTION 4.01(B).

                  9.09. ERISA COMPLIANCE. The Borrowers shall, and shall cause each of the Guarantors and its/their ERISA Affiliates to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Internal Revenue Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans.

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                  9.10. DEPOSIT ACCOUNTS; COLLECTION ACCOUNT AGREEMENTS. The
Borrowers shall, and shall cause each of the Guarantors to, maintain in full force and effect Collection Account Agreements with respect to each of their respective depository accounts into which collections of Receivables and other proceeds of Collateral are deposited.

                  9.11. MAINTENANCE OF PROPERTY. The Borrowers shall, and shall cause each of the Guarantors to, maintain in all material respects all of its owned and leased Property in good, safe and insurable condition and repair, and not permit, commit or suffer any waste or abandonment of any such Property and from time to time shall make or cause to be made all material repairs, renewal and replacements thereof, including, without limitation, any capital improvements which may be required; PROVIDED, HOWEVER, that such Property may be altered or renovated in the ordinary course of a Borrower's or a Guarantor's business.

                  9.12. CONDEMNATION. Immediately upon any Borrower's learning of the institution of any proceeding for the condemnation or other taking of any of the owned or leased Real Property of any Borrower or Guarantor, ASOC shall notify the Agent of the pendency of such proceeding, and permit the Agent to participate in any such proceeding, and from time to time will deliver to the Agent all instruments reasonably requested by the Agent to permit such participation.

                  9.13. FUTURE LIENS ON REAL PROPERTY. Upon the request of the Agent or Requisite Lenders, the Borrowers and Parent shall, and shall cause the other Guarantors to, execute and deliver to the Agent, for the benefit of the Holders, immediately upon the acquisition or leasing by a Borrower, Parent or any other Guarantor of any Real Property on which any Inventory of a Borrower or any Guarantor is located, a mortgage, deed of trust, assignment or other appropriate instrument evidencing a Lien upon such Real Property, lease or interest, together with such title insurance policies (mortgagee's form), certified surveys, appraisals, and local counsel opinions with respect thereto and such other agreements, documents and instruments which the Agent deems necessary or desirable, the same to be in form and substance acceptable to the Agent and to be subject only to (a) Liens permitted under SECTION 10.03 and (b) such other Liens as the Agent and Lenders may reasonably approve, it being understood that the granting of such additional security for the Obligations is a material inducement to the execution and delivery of this Agreement by each Lender and the Issuing Bank.

                  9.14. CONSIGNEE/BAILEE LETTERS; LANDLORD WAIVERS; FILINGS. The Borrowers and Parent shall, and shall cause each of the other Guarantors to, obtain consignee or bailee letters or landlord waivers (as applicable) substantially in the form attached hereto as EXHIBIT D from each consignee or bailee of Inventory of a Borrower and/or a Guarantor (separately or in the

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aggregate) having a minimum value (at the lower of cost or market) of $500,000 and each landlord for premises on which Inventory of the Borrowers and/or Guarantors (separately or in the aggregate) having a minimum value (at the lower of cost or market) of $500,000, promptly upon delivery of such Inventory to such consignee, bailee or premises, and (ii) cause to be executed and delivered to the Agent concurrently with execution and delivery of such consignee or bailee letter, UCC financing statements in form and substance satisfactory to the Agent, naming the Agent as secured party, with respect to such Inventory located on the premises of such consignee or bailee.

                  9.15.  Intentionally omitted.

                  9.16. FUTURE PLEDGES OF EQUITY SECURITIES; OTHER COLLATERAL DOCUMENTS. (a) Each Borrower and Parent shall, and shall cause each of its respective Subsidiaries (other than Subsidiaries of Leasing Affiliate) to, execute and deliver to the Agent for the benefit of the Holders, concurrently with the issuance of any equity Securities to any Borrower, the Parent, or such Subsidiary of any Borrower or Parent in connection with any Investment made by such Person, or formation or acquisition of a Subsidiary, a pledge of (i) all of the equity Securities issued to or acquired by such Person, if the Person formed, acquired or in which an Investment is made is not a Foreign Subsidiary, and (ii) 65% of the equity Securities of any Foreign Subsidiary.

                  (b) Each Borrower and Parent shall, and shall cause its respective Subsidiaries to, execute and deliver to the Agent, for the benefit of the Holders, an aircraft mortgage and security agreement, naming the Agent as secured party, concurrently with such Borrower's, Parent's, or such Subsidiaries', as applicable, acquisition of any aircraft or aircraft engines registered with the Federal Aviation Administration; and each Borrower and Parent shall cause all direct Subsidiaries of a Borrower or Parent, as applicable, to execute and deliver to the Agent guarantees, security agreements and other Loan Documents related to Collateral owned by such Subsidiaries concurrently with such Persons' becoming direct Subsidiaries of a Borrower, M&R, or Parent, in each instance consistent with the Loan Documents executed and delivered on or before the Effective Date.

                  (c) Notwithstanding the foregoing, nothing in this SECTION
9.16 shall permit any Borrower or Parent or any Subsidiary of a Borrower to make any Investment, directly or indirectly, not otherwise permitted by SECTION 10.04 or SECTION 12.01(O)(II).

                  9.17. FISCAL YEAR OF AEROCELL AND KRATZ-WILDE. By December 31, 1997, each of Aerocell and Kratz-Wilde shall change their respective fiscal years for accounting and tax purposes to the Fiscal Year.

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                                    ARTICLE X
                               NEGATIVE COVENANTS

                  Each Borrower covenants and agrees that it shall comply with the following covenants so long as any Revolving Credit Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities not yet due), unless the Requisite Lenders shall otherwise give prior written consent:

                  10.01. INDEBTEDNESS. No Borrower shall, nor shall any Borrower permit any of its Subsidiaries to, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

                  (a) the Obligations;

                  (b) Indebtedness for trade payables, wages and other accrued expenses incurred in the ordinary course of business, whether or not evidenced by notes;

                  (c) Intentionally omitted;

                  (d) Permitted Existing Indebtedness and any extensions, renewals, refundings or replacements of Permitted Existing Indebtedness (other than the Finance Affiliate Indebtedness), PROVIDED THAT any such extension, renewal, refunding or replacement is in an aggregate principal amount not greater than the principal amount of, and is on terms no less favorable to such Borrower or the applicable Subsidiary than the terms of, the Permitted Existing Indebtedness so extended, renewed, refunded or replaced;

                  (e) to the extent permitted by ARTICLE XI and in any event in an aggregate amount not to exceed $5,000,000 at any time for all Borrowers and their Subsidiaries, Indebtedness with respect to Capital Leases and purchase money Indebtedness incurred to finance the acquisition of fixed assets, and Indebtedness incurred to refinance such Capital Leases and purchase money Indebtedness; PROVIDED, HOWEVER, prior to incurring Capital Lease obligations owing to any one lessor or group of affiliated or related lessors or purchase money Indebtedness owing to any one holder or group of affiliated or related holders thereof, which in either case aggregate(s) more than $500,000, the Borrowers shall obtain from such lessor(s) or holder(s) a duly executed intercreditor agreement in form and substance satisfactory to the Agent;

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                  (f) Indebtedness in respect of taxes, assess ments,
         governmental charges and Claims for labor, materials or supplies, to the extent that payment thereof is not required pursuant to SECTION 9.04;

                  (g) Indebtedness constituting Accommodation Obligations permitted by SECTION 10.05;

                  (h)  Intentionally omitted;

                  (i) Indebtedness in respect of profit sharing plans to the extent permitted under SECTION 10.04;

                  (j) Indebtedness in respect of the Hedge Agreements (i) required or permitted under SECTION 9.07 and (ii) in respect of foreign exchange contracts containing terms reasonably acceptable to the Agent and purchased from a Lender, an Affiliate of a Lender or such other Person as is reasonably acceptable as a credit matter to the Agent; PROVIDED, HOWEVER, that the aggregate notional amount (as advised to the Agent by the counterparty(ies) to Hedge Agreements and confirmed by
         ASOC) of all Hedge Agreements in respect of foreign exchange contracts at any given time shall not exceed $25,000,000;

                  (k) Indebtedness with respect to reasonable warranties and indemnities made under any agreements for asset sales permitted under
         SECTION 10.02 and Contractual Obligations of the Borrowers or their Subsidiaries entered into in the ordinary course of their respective businesses;

                  (l) Indebtedness under appeal bonds in connection with judgments which do not result in an Event of Default or a Potential Event of Default or any other breach hereunder, PROVIDED that the aggregate amount of all such Indebtedness does not exceed $2,000,000;

                  (m) Indebtedness arising from intercompany loans from a Borrower to any Subsidiary of such Borrower which is a Guarantor or from a Borrower to any other Borrower PROVIDED that such Indebtedness is subordinated to the Obligations on terms and subject to agreements satisfactory to the Agent; and

                  (n) in addition to the Indebtedness permitted by CLAUSES (A) through (M) above, other unsecured Indebtedness in an aggregate amount not to exceed $2,000,000 at any time outstanding.

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                  10.02. SALES OF ASSETS. No Borrower shall, nor shall any
Borrower permit any of its Subsidiaries to, sell, assign, transfer, lease, convey or otherwise dispose of any of its Property, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:

                  (a) the sale of Property outside of the ordinary course of such Person's business for consideration not less than the Fair Market Value thereof so long as (i) any non-cash consideration resulting from such sale shall be pledged or assigned to the Agent, for the benefit of the Holders, pursuant to an instrument in form and substance acceptable to the Agent and (ii) such Borrower complies with the mandatory prepayment provisions set forth in SECTION 4.01(B) and the conditions to the release of Collateral described in SECTION 13.09(C);

                  (b) the sale of Inventory in the ordinary course of business of a Borrower or any Subsidiary of a Borrower to Persons who are not Affiliates of such Persons;

                  (c) the disposition of Equipment if (i) such Equipment is obsolete or no longer useful in the ordinary course of business of such Borrower or the applicable Subsidiary of such Borrower, PROVIDED THAT the aggregate Fair Market Value of all such Equipment disposed of in any Fiscal Year by the Borrowers and their Subsidiaries shall not exceed $500,000, or (ii) within six (6) months after such disposition, an amount equal to the proceeds therefrom is either (A) used to finance the purchase of replacement Equipment and the seller thereof delivers to the Agent evidence of such use and that the replacement Equipment is free and clear of all Liens except those created under the Loan Documents or (B) delivered to the Agent for application to the repayment of the Obligations pursuant to the mandatory prepayment provisions set forth in SECTION 4.01(B);

                  (d) the sale of Investments in Cash Equivalents permitted pursuant to SECTION 10.04(A); and

                  (e) the sale or other transfer of Inventory in the ordinary course of such Borrower's business, prior to the occurrence of an Event of Default, to Leasing Affiliate or any of its Subsidiaries which Inventory either (i) is purchased after the Effective Date by such Borrower acting as a purchasing agent for Leasing Affiliate or one of its Subsidiaries or (ii) was Inventory of ASOC as of August 22, 1997 and, after giving effect to the sale or transfer

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         thereof to Leasing Affiliate or one of its Subsidiaries, the aggregate amount of Leasing Affiliate Liabilities does not exceed $20,000,000.

Notwithstanding anything in this Agreement to the contrary, no Property of any Borrower shall be sold, assigned, transferred, leased, or conveyed, directly or indirectly, to any Subsidiary of a Borrower without the prior written consent of all Lenders and delivery to the Agent of a Borrowing Base Certificate reflecting any adjustment to the Borrowing Base occasioned by such transfer, assignment, transfer, lease, or conveyance.

                  10.03. LIENS. No Borrower shall, nor shall any Borrower permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective Property or assets except:

                  (a)  Liens created pursuant to the Loan Documents;

                  (b)  Permitted Existing Liens;

                  (c)  Customary Permitted Liens;

                  (d) purchase money Liens (including the interest of a lessor under a Capital Lease or an Operating Lease having substantially the same economic effect and Liens to which any Property is subject at the time of such Borrower's or such Subsidiary's purchase thereof) with respect to purchases of fixed assets, securing an amount not to exceed $1,000,000 in the aggregate at any time or from time to time for all Borrowers and Subsidiaries of Borrowers; PROVIDED THAT (A) such Liens shall not apply to any Property other than that purchased or subject to such Capital Lease and (B) with respect to Liens securing Capital Lease obligations owing to any one lessor or group of affiliated or related lessors or purchase money Indebtedness owing to any one holder or group of affiliated or related holders thereof, which in either case aggregate(s) more than $500,000, the Borrowers shall obtain from such lessor or holder a duly executed intercreditor agreement in form and substance satisfactory to the Agent prior to granting any such Lien;

                  (e)  Intentionally omitted;

                  (f) federal tax Liens not resulting in an Event of Default under SECTION 12.01(J)(II); and

                  (g) extensions, renewals, refundings and replacements of Liens referred to in CLAUSES (A), (B), and (e) of this SECTION 10.03; PROVIDED THAT any such extension, renewal,

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         refunding or replacement of a Lien referred to in CLAUSE (B) or (E)
         shall be limited to the Property covered by the Lien extended, renewed, refunded or replaced and that the obligations secured by any such extension, renewal, refunding or replacement Lien shall be in an amount not greater than the amount of the obligations then secured by the Lien extended, renewed, refunded or replaced.

                  10.04. INVESTMENTS. No Borrower shall, nor shall any Borrower permit any of its Subsidiaries to, directly or indirectly make or own any Investment except:

                  (a)  Investments in Cash Equivalents;

                  (b)  Permitted Existing Investments;

                  (c) Investments in the form of advances to employees in the ordinary course of business for moving, relocation and travel expenses; and other loans to employees for any lawful purpose, PROVIDED THAT (i) each loan permitted under this CLAUSE (C) shall be evidenced by a promissory note, (ii) the aggregate principal amount of all such advances and loans at any time outstanding from the Borrowers and their Subsidiaries shall not exceed $500,000, and (iii) no such advances or loans outstanding at any time to any one Person shall exceed $100,000;

                  (d) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (e) Investments pursuant to joint venture agreements to which a Borrower or any Subsidiary of a Borrower is a party in an aggregate amount for all such Investments of the Borrowers and their Subsidiaries not to exceed $250,000 at any time;

                  (f) Investments by ASOC in the form of intercompany loans to Leasing Affiliate; PROVIDED THAT the conditions set forth in SECTION
         6.04 are satisfied or waived in accordance with the provisions of
         SECTION 15.07 and the promissory note evidencing the same is endorsed and delivered to the Agent as part of the Collateral;

                  (g)  Investments by ASOC in Distribution;

                  (h)  Intentionally omitted

                  (i) Investments by a Borrower in Foreign Subsidiaries formed for the sole purpose of distribution of Inventory of

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         such Borrower outside of the United States and which Foreign
         Subsidiaries own no Inventory and retain cash and cash equivalents only to the extent required to pay expenses associated with maintenance of an office and related personnel engaged to conduct its business in the jurisdiction in which it is domiciled; and

                  (j) to the extent they constitute Investments, contributions to and payments of benefits under any Plan in existence as of the Effective Date as required by the benefit commitments in such Plan as of the Effective Date.

No Borrower shall form any direct Subsidiary after the Effective Date or permit any Subsidiary of a Borrower to form any Subsidiary except to the extent Investments therein are permitted hereinabove. No Borrower or Subsidiary of a Borrower may make any Investment in Leasing Affiliate or any Subsidiary of Leasing Affiliate, except to the extent permitted in CLAUSE (F) above.

                  10.05. ACCOMMODATION OBLIGATIONS. No Borrower shall, nor shall any Borrower permit any of its Subsidiaries to, directly or indirectly create or become or be liable with respect to any Accommodation Obligation, except:

                  (a) recourse obligations resulting from endorse ment of negotiable instruments for collection in the ordinary course of its business;

                  (b) Permitted Existing Accommodation Obligations and any extensions, renewals or replacements thereof, PROVIDED THAT the aggregate Indebtedness under any such extension, renewal or replacement is not greater than the Indebtedness under, and shall be on terms no less favorable to such Borrower than the terms of, the Permitted Existing Accommodation Obligation so extended, renewed or replaced;

                  (c) Accommodation Obligations (i) arising under the Loan Documents or (ii) included in the Indebtedness permitted under SECTION 10.01(A);

                  (d) Accommodation Obligations of a Borrower with respect to Indebtedness of Leasing Affiliate; PROVIDED THAT the conditions set forth in SECTION 6.04 are satisfied or waived in accordance with the provisions of SECTION 15.07;

                  (e) in addition to the Accommodation Obligations permitted by CLAUSES (A) through (D) above, other unsecured Accommodation Obligations in an aggregate amount not to exceed $1,000,000 at any time outstanding.

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No Borrower or Subsidiary of a Borrower shall incur any Accommodation Obligation with respect to Indebtedness of Leasing Affiliate or any Subsidiary of Leasing Affiliate except to the extent specifically permitted under CLAUSE (D) above.

                  10.06. RESTRICTED JUNIOR PAYMENTS. No Borrower shall, nor shall any Borrower permit any of its Subsidiaries to, declare or make any Restricted Junior Payment, except:

                  (a) interest payments made by ASOC in respect of the Finance Affiliate Indebtedness;

                  (b) dividends and other distributions by Distribution to ASOC;

                  (c) payments in respect of loans made by ASOC to Distribution;

                  (d)  Intentionally omitted; and

                  (e) fees and other remuneration paid to Finance Affiliate by ASOC, or to Parent or any Subsidiary of ASOC by a Borrower or any Guarantor in the ordinary course of such Borrower's or such Guarantor's business and otherwise permitted under this Agreement

PROVIDED, HOWEVER, the Restricted Junior Payments described in CLAUSES (A) and
(E) above shall not be permitted after the occurrence and during the continuance of an Event of Default or a Potential Event of Default or if an Event of Default or a Potential Event of Default would result therefrom.

                  10.07. CONDUCT OF BUSINESS. No Borrower shall, nor shall any Borrower permit any of its Subsidiaries to, engage in any business other than
(a) the businesses engaged in by such Borrower and Distribution on the date hereof, (b) any business or activities which are substantially similar, related, incidental or complimentary thereto, including, without limitation, the business of repair of aircraft spare parts, and (c) the business of new parts distribution, parts manufacturing, related engineering or inventory management services.

                  10.08. TRANSACTIONS WITH AFFILIATES. No Borrower shall, nor shall any Borrower permit any of its Subsidiaries to, directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of a Borrower, on terms that are less favorable to such Borrower or such Subsidiary of a Borrower than those that might be obtained in an arm's length transaction at the time from Persons who are not such an Affiliate. Nothing contained in this SECTION 10.08 shall prohibit (a) any transaction expressly permitted by SECTION 10.06; (b) increases in compensation and

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benefits for officers and employees of the Borrowers or their Subsidiaries which are customary in the industry; PROVIDED THAT no Event of Default or Potential Event of Default has occurred and is continuing; (c) payment of customary officers' and directors' indemnities or (d) the sale or other transfer of Inventory of a Borrower to Leasing Affiliate or a Subsidiary of Leasing
Affiliate (i) at cost, if such Inventory is purchased by such Borrower acting as purchasing agent for Leasing Affiliate or a Subsidiary of Leasing Affiliate after the Effective Date, or (ii) at the value attributed to such Inventory after application of the advance rates applicable thereto on the then most recent Borrowing Base Certificate, if such Inventory was Inventory of ASOC on August 22, 1997; PROVIDED THAT the sale or other transfer of such Inventory is otherwise permissible under the terms of SECTION 10.02(E).

                  10.09. RESTRICTION ON FUNDAMENTAL CHANGES. No Borrower shall
(a) enter into any merger or consolidation, (b) permit any Foreign Subsidiary to enter into any merger or consolidation, or (c) permit any of its other Subsidiaries to enter into any merger or consolidation. No Borrower shall liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business or Property, whether now or hereafter acquired, except in connection with transactions permitted under SECTION 10.02 or permit any of its Subsidiaries to (a) liquidate, wind-up or dissolve (or suffer any liquidation or dissolution) or (b) convey, lease, sell, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of their respective businesses or Property, whether now or hereafter acquired, except in connection with transactions permitted under SECTION 10.02.

                  10.10. SALES AND LEASEBACKS. No Borrower shall, nor shall any Borrower permit any of its Subsidiaries to, become liable, directly, by assumption or by Accommodation Obligation, with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (whether real or personal or mixed) which it (a) sold or transferred or is to sell or transfer to any other Person, or (b) intends to use for substantially the same purposes as any other Property which has been or is to be sold or transferred by it to any other Person, in either instance, in connection with such lease.

                  10.11. MARGIN REGULATIONS; SECURITIES LAWS. No Borrower shall, nor shall any Borrower permit any of its Subsidiaries to, use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.

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                  10.12.  ERISA.  No Borrower shall:

                  (a) engage, or permit any of the Guarantors to engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

                  (b) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code), with respect to any Benefit Plan, whether or not waived;

                  (c) fail, or permit any ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                  (d) terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan which would result in any liability of any Borrower or any ERISA Affiliate under Title IV of ERISA;

                  (e) fail to make any contribution or payment to any Multiemployer Plan which any Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

                  (f) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment; or

                  (g) amend, or permit any ERISA Affiliate to amend, a Benefit Plan resulting in an increase in current liability for the plan year such that the Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Internal Revenue Code;

if such event results, either singly or in the aggregate, after taking into account all other such events and any liabilities associated therewith, in an aggregate liability of the Borrowers and their Subsidiaries in excess of $500,000.

                  10.13. ISSUANCE OF EQUITY SECURITIES. No Borrower shall, nor shall any Borrower permit any of its Subsidiaries to, issue any equity Securities.

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                  10.14. ORGANIZATIONAL DOCUMENTS; FINANCE AFFILIATE
INDEBTEDNESS. No Borrower shall, nor shall any Borrower permit any of its Subsidiaries to, amend, modify or otherwise change any of the terms or provisions in any of (a) its Organizational Documents as in effect on the Effective Date, except amendments to effect a change of name of such Borrower or a Subsidiary of a Borrower, written notice of which change of name such Borrower shall have provided the Agent within sixty (60) days prior to the effective date of any such name change or (b) the agreements and instruments evidencing the Finance Affiliate Indebtedness as in effect on the Effective Date or (c) the agreements and instruments evidencing loans and advances comprising part of the Leasing Affiliate Liabilities or other loans and advances comprising intercompany loans.

                  10.15. BANK ACCOUNTS. No Borrower shall, nor shall any Borrower permit any of the Guarantors to, establish or maintain any deposit account into which collections of Receivables and proceeds of other Collateral are deposited other than those identified as existing on the Effective Date and disclosed on SCHEDULE 10.15 attached hereto, unless ASOC gives the Agent prior written notice of such establishment and delivers to the Agent an executed Collection Account Agreement concurrently with such deposit account being established.

                  10.16. FISCAL YEAR. ASOC shall not, and shall not permit any of its Subsidiaries to, change its fiscal year from the Fiscal Year. From and after December 31, 1997, neither Aerocell nor Kratz-Wilde shall change its fiscal year from the Fiscal Year.

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

                                   ARTICLE XI
                               FINANCIAL COVENANTS

                  Each Borrower covenants and agrees that so long as any Revolving Credit Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities not yet due):

                  11.01. INTEREST COVERAGE RATIO. The Borrower Group shall maintain an Interest Coverage Ratio, as determined as of the last day of each fiscal quarter of ASOC (a) commencing with the fiscal quarter ending December 31, 1997 and ending with the fiscal quarter ending March 31, 2000, for the four-fiscal-quarter period then ending, of at least 3.0 to 1.0 and (b) commencing with the fiscal quarter ending June 30, 2000 and ending with the fiscal quarter ending June 30, 2002, for the four-fiscal-quarter period then ending, of at least 4.0 to 1.0.

                  11.02. FIXED CHARGE COVERAGE RATIO. The Borrower Group shall maintain a Fixed Charge Coverage Ratio, as determined as of the last day of each fiscal quarter of ASOC ending during the period set forth below, for the four-fiscal-quarter period then ending, of at least the level set forth below opposite such period.

         PERIOD                                          MINIMUM RATIO
         ------                                          -------------

December 31, 1997 - September 30, 1999                   1.35 to 1.00
December 31, 1999 - June 30, 2002                        1.60 to 1.00


                  11.03. WORKING CAPITAL. Working Capital shall be maintained, at all times during the term of this Agreement, at a minimum amount of $100,000,000.

                  11.04. CAPITAL EXPENDITURES. The Borrower Group shall not (a) make Capital Expenditures during:

         (i) the period commencing on the Effective Date and ending on December 31, 1997 aggregating more than $3,000,000,

         (ii) the period commencing on January 1, 1998 and ending on December 31, 1998 aggregating more that $3,000,000, or

         (iii) any Fiscal Year ending after 1998 in excess of $2,000,000 in the aggregate;

(in each instance, the "Maximum Amount"); PROVIDED, HOWEVER, to the extent the Borrower and its Subsidiaries have not made Capital Expenditures in the amount permitted above for any given

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period set forth above, Capital Expenditures in an amount equal to 100% of the
Maximum Amount of such Capital Expenditures permitted but not made in such period may be made in the immediately next succeeding Fiscal Year in addition to any amounts permitted above for such Fiscal Year; PROVIDED THAT to the extent amounts carried forward from one period to the next succeeding Fiscal Year are not expended in such Fiscal Year, such surplus may not be carried forward to any other succeeding year.

                  11.05. EXCESS BORROWING AVAILABILITY. The Borrowers shall, at all times during the term of this Agreement, maintain Revolving Credit Availability which exceeds the Revolving Credit Obligations by at least $2,000,000.

                  11.06. LEVERAGE RATIO. The Borrower Group shall maintain a ratio of Funded Debt of the Borrower Group to EBITDA of the Borrower Group, determined as of the end of each fiscal quarter of ASOC ending during the period September 30,1997 - September 30, 1998, for the four-fiscal-quarter period then ended, of not more than 4.8 to 1.0 and as of the end of each fiscal quarter of ASOC ending after September 30, 1998 for the four-fiscal-quarter period then ended, of not more than 4.0 to 1.0.

                  11.07. MINIMUM TANGIBLE NET WORTH. The Borrower Group shall maintain a Tangible Net Worth of at least the amount set forth below for each fiscal quarter of ASOC ending during the period set forth below opposite such amount.

         PERIOD                              MINIMUM TANGIBLE NET WORTH
         ------                              --------------------------

December 31, 1997 -
         September 30, 1998                            $60,000,000
December 31, 1998 -
         September 30, 1999                            $80,000,000
December 31, 1999 -
         September 30, 2000                            $90,000,000
December 31, 2000 -
         September 30, 2001                           $110,000,000
December 31, 2001 -
         June 30, 2002                                $125,000,000



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                                   ARTICLE XII
                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

                  12.01. EVENTS OF DEFAULT. Each of the following occurrences shall constitute an Event of Default under this Agreement:

                  (a) FAILURE TO MAKE PAYMENTS WHEN DUE. Any Borrower shall fail to pay (i) when due any principal on any Loan or any Reimbursement Obligation or
(ii) any interest on any Loan, fees due under the terms of this Agreement or the Fee Letter or other Obligations outstanding within two (2) Business Days after the same become due in accordance with the terms of this Agreement or the Fee Letter.

                  (b) BREACH OF CERTAIN COVENANTS. Any Borrower shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on the Borrowers under SECTIONS 9.01 - 9.07, 9.10, 9.11, 9.13, and 9.14,
ARTICLE X or ARTICLE XI. Leasing Affiliate shall fail to duly and punctually perform or observe any agreement, covenant or obligation binding on Leasing Affiliate under SECTIONS 22(A)-(E) and (H)-(S) of the Leasing Affiliate Guaranty.

                  (c) BREACH OF REPRESENTATION OR WARRANTY. Any representation or warranty made or deemed made by any Borrower or any Guarantor to the Agent, any Lender or any Issuing Bank herein or by any Person in any of the other Loan Documents or in any statement or certificate at any time given by any such Person pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made (or deemed made).

                  (d) OTHER DEFAULTS. Any Borrower shall default in the performance of or compliance with any term contained in this Agreement (other than as identified in CLAUSES (A), (B) or (C) of this SECTION 12.01) or any default or event of default shall occur under any of the other Loan Documents (other than as identified in CLAUSES (B) or (C) of this SECTION 12.01), and such default or event of default shall continue for thirty (30) days after the occurrence thereof; or Leasing Affiliate shall default in the performance of or compliance with any term contained in the Leasing Affiliate Guaranty (other than as identified in CLAUSE (B) of this SECTION 12.01) and such default shall continue for thirty (30) days after the occurrence thereof.

                  (e) DEFAULT AS TO OTHER INDEBTEDNESS; OPERATING LEASES. (i) Any Borrower or Guarantor shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Indebtedness (other than an Obligation) of such Persons,

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

singly or in the aggregate equal to or exceeding $250,000; or any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Indebtedness, if the effect thereof is to cause an acceleration, mandatory redemption or other required repurchase of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by the obligor thereon (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or any breach, default or event of default on the part of a Borrower or any Guarantor shall occur under any Operating Lease to which such Borrower or such Guarantor is a party which breach, default or event of default shall materially adversely affect the rights of such Borrower or such Guarantor with respect to the Property subject to any Operating Lease on which the remaining payments exceed $1,000,000.

                  (ii) Any three (3) Special Purpose Subsidiaries shall have failed to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Indebtedness of such Persons; or any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Indebtedness, if the effect thereof is to cause an acceleration, mandatory redemption or other required repurchase of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) by the obligors thereon (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof.

                  (iii) Any Special Purpose Subsidiary/ies in which, either singly or in the aggregate, Leasing Affiliate has made Investments aggregating at least $5,000,000 shall have failed to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Indebtedness of such Person(s); or any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Indebtedness, if the effect thereof is to cause an acceleration, mandatory redemption or other required repurchase of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) by the obligor(s)

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

thereon (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof.

                  (f)  INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

                  (i) An involuntary case shall be commenced against any Borrower or any Guarantor and the petition shall not be dismissed, stayed, bonded or discharged within thirty (30) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Borrower or any Guarantor in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law;

                  (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Borrower or any Guarantor or over all or a substantial part of the Property shall be entered; or an interim receiver, trustee or other custodian of any Borrower or any Guarantor or of all or a substantial part of the Property shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the Property shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within thirty (30) days after entry, appointment or issuance.

                  (g) VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. Any Borrower or Guarantor shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its Property; or any Borrower or Guarantor shall make any assignment for the benefit of creditors or shall be unable or fail, or admit in writing its inability, to pay its debts as such debts become due; or the shareholders or board of directors (or equivalent) of any Borrower or any Guarantor (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

                  (h) DISSOLUTION. Any order, judgment or decree shall be entered against any Borrower or any Guarantor decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of thirty (30) days; or any Borrower or any Guarantor shall otherwise dissolve,

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

be dissolved, or cease to exist except as specifically permitted by this Agreement.

                  (i) LOAN DOCUMENTS; FAILURE OF SECURITY. At any time, for any reason, (i) any Loan Document ceases to be in full force and effect (other than any Hedge Agreement not required to be maintained by the terms of this Agreement) or any Borrower or Guarantor seeks to repudiate its obligations thereunder and the Liens intended to be created thereby against Property having an aggregate Fair Market Value in excess of $100,000 are, or any Borrower or any Guarantor seeks to render such Liens, invalid or unperfected, or (ii) Liens in favor of the Agent for the benefit of the Holders contemplated by the Loan Documents against Property having an aggregate Fair Market Value in excess of $100,000 shall, at any time, for any reason, be invalidated or otherwise cease to be in full force and effect, or such Liens shall be subordinated or shall not have the priority contemplated by this Agreement or the Loan Documents.

                  (j) JUDGMENTS AND ATTACHMENTS. (i) Any money judgment (other than a money judgment covered by insurance as to which the insurance company has acknowledged coverage), writ or warrant of attachment, or similar process against any Borrower or any Guarantor or any of their respective assets involving in any case an amount in excess of $250,000 is entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; PROVIDED, HOWEVER, if any such judgment, writ or warrant of attachment or similar process is in excess of $5,000,000, the entry thereof shall immediately constitute an Event of Default hereunder unless fully bonded in a manner satisfactory to the Agent.

                  (ii) A federal tax Lien is filed against any Borrower or any Guarantor or any of the Property which is not discharged of record, bonded over or otherwise secured to the satisfaction of the Agent within forty-five (45) days after the filing thereof or the date upon which the Agent receives actual knowledge of the filing thereof for an amount which equals or exceeds, when combined with such amounts claimed to be owing by other Borrowers and Guarantors, $1,000,000.

                  (iii) An Environmental Lien is filed against any of the Property with respect to Claims in an amount which equals or exceeds $500,000.

                  (k) TERMINATION EVENT. Any Termination Event occurs which could reasonably be expected to subject the Borrowers or any ERISA Affiliate to liability in excess of $500,000.

                  (l) WAIVER APPLICATION. The plan administrator of any Benefit Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the

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

Internal Revenue Code and the Agent believes that the substantial business hardship upon which the application for the waiver is based could subject either the Borrowers or any ERISA Affiliate to liability in excess of $1,000,000.

                  (m) CHANGE IN CONTROL. A Change of Control shall occur.

                  (n) MATERIAL ADVERSE EFFECT. An event shall occur which results in a Material Adverse Effect.

                  (o) CERTAIN EVENTS PERTAINING TO THE PARENT. (i) The Parent shall fail to (A) maintain its existence as a corporation duly organized and existing and qualified and in good standing as a corporation authorized to do business in the states of Delaware and Florida and in each other jurisdiction in which failure to be so qualified and in good standing will result, or is reasonably likely to result, in a Material Adverse Effect, (B) comply in all material respects with all Requirements of Law applicable to it, (C) file all tax returns and reports required to be filed by it with any Governmental Authority as and when required to be filed or to pay taxes, assessments, fees or other governmental charges upon it or its Property, assets, income or franchises which are shown in such returns or reports to be due and payable as and when due and payable, except for taxes, assessments, fees and other governmental charges
(I) that are being contested by it in good faith by an appropriate proceeding diligently pursued, (II) for which adequate reserves have been made on its books and records, and (III) the amounts the non-payment of which would not individually, or in the aggregate, result in a Material Adverse Effect, or (D) within three (3) days after its receipt of any distribution, dividend or payment from any Subsidiary of Parent, make a capital contribution in the amount thereof (net of taxes allocable to transfers under Requirements of Law) to ASOC.

                  (ii) The Parent shall (A) merge or liquidate with or into any other Person and, as a result thereof and after giving effect thereto, the Parent is not the surviving Person, (B) repurchase or redeem any of its Capital Stock other than as required with respect to the Permitted Equity Securities Options or expressly consented to in writing by the Requisite Lenders, (C) engage in any business other than that of acting as a holding company for ASOC, Leasing Affiliate, Finance Affiliate, and M&R, (D) make or maintain any Investments other than (1) its Investments in Leasing Affiliate existing as of the Effective Date or from the proceeds of issuance of (a) Indebtedness by Parent which is unsecured and subordinated to the Parent's obligations as a Guarantor pursuant to agreements in form and substance satifactory to the Agent or (b) equity Securities of Parent, (2) Investments in ASOC, M&R, and Finance Affiliate, or (3) Investments in Cash Equivalents, or (E) incur any Indebtedness other than that identified on SCHEDULE 1.01.3 or described in CLAUSES (D)(1)(A) above; (F) grant or suffer to

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exist any Lien against any property or asset of the Parent other than Liens securing the Obligations; (G) fail to maintain a Fixed Charge Coverage Ratio, as determined as of the last day of each fiscal quarter of the Parent commencing with the fiscal quarter ending June 30, 1997 and ending with the fiscal quarter ending September 30, 2000, for the four-fiscal-quarter period then ending, of at least 1.10 to 1.00; (H) fail to maintain a Fixed Charge Coverage Ratio, as determined as of the last day of each fiscal quarter of the Parent commencing with the fiscal quarter ending December 31, 2000 and ending with the fiscal quarter ending September 30, 2001, for the four-fiscal-quarter period then ending, of at least 1.15 to 1.00; (I) fail to maintain a Fixed Charge Coverage Ratio, as determined as of the last day of each fiscal quarter of the Parent commencing with the fiscal quarter ending December 31, 2001 and ending with the fiscal quarter ending June 30, 2002, for the four-fiscal-quarter period then ending, of at least 1.20 to 1.00; (J) fail to maintain a ratio of Funded Debt of the Parent to EBITDA of the Parent, determined as of the end of each fiscal quarter of the Parent, for the four-fiscal-quarter period then ended, of not more than 6.00 to 1.00; or (K) fail to limit the Capital Expenditures made by the Parent and its Subsidiaries during (1) the period commencing on the Effective Date and ending on December 31, 1997 to no more than $3,000,000, (2) the period commencing on January 1, 1998 and ending on December 31, 1998 to no more than $3,000,000 or (3) any Fiscal Year ending after 1998 to no more than $2,000,000, PROVIDED, HOWEVER, to the extent the Parent and its Subsidiaries have not made Capital Expenditures in the amount permitted in CLAUSES (1), (2), or (3) above for a given period, Capital Expenditures in an amount equal to 100% of the amount specified for any such respective period but not made in such period may be made in the immediately next succeeding Fiscal Year; PROVIDED THAT to the extent amounts carried forward from one period to the next succeeding Fiscal Year are not expended in such Fiscal Year, such surplus may not be carried forward to any other succeeding year.

                  An Event of Default shall be deemed "continuing" until cured or waived in writing in accordance with SECTION 15.07.

                  12.02. RIGHTS AND REMEDIES.

                  (a) ACCELERATION AND TERMINATION. Upon the occurrence of any Event of Default described in SECTIONS 12.01(F) or 12.01(G) or 12.01(H), the Revolving Lenders' respective obligations to make Revolving Loans under the Revolving Credit Commitments shall automatically and immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Obligations and all accrued fees shall automatically become immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration),

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all of which are hereby expressly waived by the Borrowers; and upon the occurrence and during the continuance of any other Event of Default, the Agent shall at the request, or may with the consent, of the Requisite Lenders, by written notice to the Borrowers, (i) declare that the Revolving Lenders' respective obligations to make Revolving Loans under the Revolving Credit Commitments are terminated, whereupon such obligation of each Revolving Lender to make any Revolving Loan hereunder and of each Revolving Lender or Issuing Bank to issue or participate in any Letter of Credit not then issued shall immediately terminate, and/or (ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Obligations to be, and the same shall thereupon be, immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrowers.

                  (b) DEPOSIT FOR LETTERS OF CREDIT. In addition, after the occurrence and during the continuance of an Event of Default, the Borrowers shall, promptly upon demand by the Agent, deliver to the Agent, Cash Collateral in such form as requested by the Agent for deposit in the Cash Collateral Account, together with such endorsements, and execution and delivery of such documents and instruments as the Agent may request in order to perfect or protect the Agent's Lien with respect thereto, in an aggregate principal amount equal to the then outstanding Letter of Credit Obligations.

                  (c) RESCISSION. If at any time after termination of the Revolving Lenders' obligations to make Revolving Loans under the Revolving Credit Commitments and/or acceleration of the maturity of the Loans, the Borrowers shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to
SECTION 15.07, then upon the written consent of the Requisite Lenders and Requisite Revolving Lenders and written notice to the Borrowers, the termination of Revolving Lenders' respective obligations to make Revolving Loans under the Revolving Credit Commitments and the respective Revolving Lenders' and Issuing Banks' obligations to participate in or issue Letters of Credit and/or the aforesaid acceleration and its consequences may be rescinded and annulled; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Revolving Lenders and the Issuing

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Banks to a decision which may be made at the election of the Requisite Lenders and Requisite Revolving Lenders; they are not intended to benefit any Borrower and do not give any Borrower the right to require the Revolving Lenders to rescind or annul any termination of the aforesaid obligations of the Revolving Lenders or Issuing Banks or any acceleration hereunder, even if the conditions set forth herein are met.

                  (d) ENFORCEMENT. Each Borrower acknowledges that in the event the Borrower or any Guarantor fails to perform, observe or discharge any of their respective obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to the Agent, the Issuing Banks and the Lenders; therefore, each Borrower agrees that the Agent, the Issuing Banks and the Lenders shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

                  12.03. POST-DEFAULT WITHDRAWALS FROM THE CONCENTRATION ACCOUNT AND CASH COLLATERAL ACCOUNT. Notwithstanding any other provision of this Agreement, from and after acceleration of the Obligations as described in
SECTION 12.02(A), no Borrower or other Person or entity claiming on behalf of or through a Borrower shall have any right to withdraw any of the funds held in the Concentration Account until the Obligations have been paid in full in cash. The Agent may, at any such time, sell or cause to be sold any Cash Equivalents being held by the Agent in the Concentration Account or as Cash Collateral at any broker's board or at public or private sale, in one or more sales or lots, at such price as the Agent may deem best, without assumption of any credit risk, and the purchaser of any or all such Cash Equivalents so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. The Agent or any Holder may, in its own name or in the name of a designee or nominee, buy such Cash Equivalents at any public sale and, if permitted by applicable law, buy such Cash Equivalents at any private sale. The Agent shall apply the proceeds of any such sale, net of any reasonable expenses incurred in connection therewith, and any other funds deposited in the Concentration Account or Cash Collateral Account to the payment of the Obligations in accordance with SECTION 4.02(B)(II), other than amounts which are being held as Cash Collateral for Reimbursement Obligations, which shall be applied to such Reimbursement Obligations without regard to SECTION 4.02(B)(II). Each Borrower agrees that any sale of Cash Equivalents conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to such Cash Equivalents shall be deemed to be commercially reasonable and any requirements of reasonable notice shall be met if such notice is given by the Agent within a commercially reasonable time prior to such disposition, the time of delivery of which notice the parties hereto agree shall in no event be required to be greater than

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five (5) Business Days before the date of the intended sale or disposition. Any other requirement of notice, demand or advertisement for sale is waived to the extent permitted by law. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor and such sale may, without further notice, be made at the time and place to which it was so adjourned.

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                                  ARTICLE XIII
                                    THE AGENT

                  13.01. APPOINTMENT. (a) Each Lender and each Issuing Bank hereby designates and appoints Citicorp as the Agent of such Lender or such Issuing Bank under this Agreement, and each Lender and each Issuing Bank hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers as are set forth herein or therein together with such other powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this ARTICLE XIII.

                  (b) The provisions of this ARTICLE XIII are solely for the benefit of the Agent, the Lenders and Issuing Banks, and no Borrower or any Affiliate of any Borrower shall have any right to rely on or enforce any of the provisions hereof (other than as expressly set forth in SECTION 13.07). In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lenders and the Issuing Banks and does not assume and shall not be deemed to have assumed any obligation or relationship of agency, trustee or fiduciary with or for any Borrower or any Affiliate of a Borrower and the agency, trust and fiduciary relationship of the Agent hereunder with the Lenders and Issuing Banks shall be strictly limited in scope to the specific provisions of this Agreement. The Agent may perform any of its duties hereunder, or under the other Loan Documents, by or through its agents or employees.

                  13.02. NATURE OF DUTIES. The Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in the Loan Documents. The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Holder. Nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be construed to impose upon the Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender and each Issuing Bank shall make its own independent investigation of the financial condition and affairs of the Borrowers and their Affiliates in connection with the making and the continuance of the Loans hereunder and with the issuance of the Letters of Credit and shall make its own appraisal of the creditworthiness of each Borrower, each Guarantor and each of their Affiliates initially and on a continuing basis, and the Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Holder with any credit or other information with respect thereto (except for reports required to be delivered by the Agent under the terms of this Agreement). If the Agent seeks the consent or approval of the Lenders to the taking or refraining from taking of any action hereunder, the Agent shall send notice thereof to each Lender. The Agent shall promptly

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notify each Lender at any time that the Lenders so required hereunder have instructed the Agent to act or refrain from acting pursuant hereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes or any amount payable under any provision of ARTICLE IV or ARTICLE V when due) or the other Loan Documents, the Agent shall not be required to exercise any discretion or take any action. Notwithstanding the foregoing, the Agent shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (unless the instructions or consent of certain affected or all of the Lenders or the Requisite Revolving Lenders is required hereunder or thereunder) and such instructions shall be binding upon all Lenders, Issuing Banks and Holders of Notes; PROVIDED, HOWEVER, the Agent shall not be required to take any action which (i) the Agent reasonably believes will expose it to personal liability unless the Agent receives an indemnification satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement, the other Loan Documents or applicable law.

                  13.03. RIGHTS, EXCULPATION, ETC. (a) LIABILITIES; RESPONSIBILITIES. None of the Agent, any Affiliate of the Agent, or any of their respective officers, directors, employees or agents shall be liable to any Holder for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection therewith, except that no Person shall be relieved of any liability imposed by law for gross negligence or willful misconduct. The Agent shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to SECTION 4.02(B), and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Holder to whom payment was due, but not made, shall be to recover from other Holders any payment in excess of the amount to which they are determined to have been entitled. The Agent shall not be responsible to any Holder for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of any Borrower or any Affiliate of a Borrower. The Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents, the agreements and instruments executed and delivered in connection with the Finance Affiliate Indebtedness, the Leasing Affiliate Liabilities or any intercompany Indebtedness, or the financial condition of any Borrower or any Affiliate of any Borrower, or the existence or possible existence of any Potential Event of Default or Event of Default.

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                  (b) RIGHT TO REQUEST INSTRUCTIONS. The Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of any of the Loan Documents the Agent is permitted or required to take or to grant, and the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from those Lenders from whom the Agent is required to obtain such instructions for the pertinent matter in accordance with the Loan Documents. Without limiting the generality of the foregoing, no Holder shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under the Loan Documents in accordance with the instructions of the Requisite Lenders or, where required by the express terms of this Agreement, a different or greater proportion of the Lenders.

                  13.04. RELIANCE. The Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by it.

                  13.05. INDEMNIFICATION. To the extent that the Agent is required to be reimbursed and indemnified by the Borrowers but is not reimbursed and indemnified by the Borrowers and the Borrowers are not otherwise relieved or excused from such obligation, the Lenders will reimburse and indemnify the Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Agent under the Loan Documents, in proportion to each Lender's Pro Rata Share. The obligations of the Lenders under this SECTION
13.05 shall survive the payment in full of the Loans, the Reimbursement Obligations and all other Obligations and the termination of this Agreement.

                  13.06. AGENT INDIVIDUALLY. With respect to its Pro Rata Share of the Revolving Credit Commitments hereunder, if any, and the Loans made by it, if any, the Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders", "Requisite Lenders", "Requisite Revolving Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity, if applicable, as a

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Lender or one of the Requisite Lenders or Requisite Revolving Lenders. The Agent
and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Borrower or any Affiliate of a Borrower as if it were not acting as the Agent pursuant hereto.

                  13.07. SUCCESSOR AGENTS. (a) RESIGNATION. The Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to ASOC and the Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to this SECTION 13.07.

                  (b) APPOINTMENT BY AGENT. Upon any such notice of resignation, the Agent shall have the right to appoint a successor Agent selected from among the Lenders, which appointment shall be subject to (i) the prior written approval of ASOC (which may not be unreasonably withheld or delayed, and shall not be required upon the occurrence and during the continuance of an Event of Default) and the Requisite Lenders and (ii) the concurrence of the Lender proposed for such appointment.

                  (c) RIGHTS OF THE SUCCESSOR AND RETIRING AGENTS. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this ARTICLE XIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

                  13.08. RELATIONS AMONG LENDERS. Each Lender and each Issuing Bank agrees (except as provided in SECTION 15.05) that it will not take any legal action, nor institute any actions or proceedings, against any Borrower, Guarantor, or any other obligor hereunder or with respect to any Collateral, without the prior written consent of the Requisite Lenders. Without limiting the generality of the foregoing, no Lender may accelerate or otherwise enforce its portion of the Obligations, or unilaterally terminate its Revolving Credit Commitments, except in accordance with SECTION 12.02(A).

                  13.09. CONCERNING THE COLLATERAL AND THE LOAN DOCUMENTS. (a) PROTECTIVE ADVANCES. The Agent may from time to time, (i) before or after the occurrence of an Event of Default, make such disbursements and advances pursuant to the Loan Documents which the Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof and
(ii) after the occurrence of an Event of Default which is continuing unwaived, to enhance the likelihood

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or maximize the amount of repayment of the Loans and other Obligations
("Protective Advances"); PROVIDED, HOWEVER, that Agent shall obtain the prior written consent of the Requisite Revolving Lenders with respect to the making of any Protective Advance which, when combined with other Protective Advances not then reimbursed by the Borrowers, would exceed $3,000,000. The Agent shall notify ASOC and each Revolving Lender in writing of each such Protective Advance, which notice shall include a description of the purpose of such Protective Advance. The Borrowers jointly and severally agree to pay the Agent, upon demand, the principal amount of all outstanding Protective Advances, together with interest thereon at the rate from time to time applicable to Base Rate Loans pursuant to SECTION 5.01 from the date of such Protective Advance until the outstanding principal balance thereof is paid in full. If the Borrowers fail to make payment in respect of any Protective Advance within one
(1) Business Day after the date ASOC receives written demand therefor from the Agent, the Agent shall promptly notify each Revolving Lender and each Revolving Lender agrees that it shall thereupon make available to the Agent, in Dollars in immediately available funds, the amount equal to such Revolving Lender's Revolving Loan Pro Rata Share of such Protective Advance; PROVIDED, HOWEVER, that no Revolving Lender shall be required to make any such payment in excess of its then unfunded Revolving Credit Commitment. If such funds are not made available to the Agent by any Revolving Lender within one (1) Business Day after the Agent's demand therefor, the Agent will be entitled to recover any such amount from such Revolving Lender together with interest thereon at the Federal Funds Rate for each day during the period commencing on the date of such demand and ending on the date such amount is received. The failure of any Revolving Lender to make available to the Agent its Revolving Loan Pro Rata Share of any such Protective Advance shall neither relieve any other Revolving Lender of its obligation hereunder to make available to the Agent such other Revolving Lender's Pro Rata Share of such Protective Advance on the date such payment is to be made nor increase the obligation of any other Revolving Lender to make such payment to the Agent. All outstanding principal of, and interest on, Protective Advances shall constitute Obligations secured by the Collateral until paid in full by the Borrowers.

                  (b) AUTHORITY. Each Lender and each Issuing Bank authorizes and directs the Agent to enter into the Loan Documents relating to the Collateral for the benefit of the Lenders and the Issuing Banks. Each Lender and each Issuing Bank agrees that any action taken by the Agent or the Requisite Lenders (or, where required by the express terms of this Agreement, a different or greater proportion of the Lenders) in accordance with the provisions of this Agreement or the other Loan Documents, and the exercise by the Agent or the Requisite Lenders (or, where so required, such greater or different proportion of the Lenders) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized

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and binding upon all of the Lenders and Issuing Banks. Without limiting the generality of the foregoing, the Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders and the Issuing Banks with respect to all payments and collections arising in connection with this Agreement and the Loan Documents relating to the Collateral; (ii) execute and deliver each Loan Document relating to the Collateral and accept delivery of each such agreement delivered by any Borrower or Guarantor a party thereto; (iii) act as collateral agent for the Lenders and the Issuing Banks for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein; PROVIDED, HOWEVER, the Agent hereby appoints, authorizes and directs the Lenders and the Issuing Banks to act as collateral sub-agent for the Agent, the Lenders and the Issuing Banks for purposes of the perfection of all security interests and Liens with respect to the Property at any time in the possession of such Lender or such Issuing Bank, including, without limitation, deposit accounts maintained with, and cash and Cash Equivalents held by, such Lender or such Issuing Bank; (iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and liens created or purported to be created by the Loan Documents; and (vi) except as may be otherwise specifically restricted by the terms of this Agreement or any other Loan Document, exercise all remedies given to the Agent, the Lenders or the Issuing Banks with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

                  (c) RELEASE OF COLLATERAL. (i) Each Lender and each Issuing Bank hereby directs, in accordance with the terms of this Agreement, the Agent to release any Lien held by the Agent for the benefit of the Holders:

                  (A) against all of the Collateral, upon final and indefeasible payment in full of the Obligations and termination of this Agreement;

                  (B) against any part of the Collateral sold or disposed of by a Borrower or any of its Subsidiaries, if such sale or disposition is permitted by SECTION 10.02, as certified to the Agent by ASOC in an Officer's Certificate, or is otherwise consented to by the Requisite Lenders; and/or

                  (C) against any part of the Collateral consisting of a promissory note, upon final and indefeasible payment in full of the Indebtedness evidenced thereby.

                  (ii) Each Lender and each Issuing Bank hereby directs the Agent to execute and deliver or file such termination and partial release statements and do such other things as are

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necessary to release Liens to be released pursuant to this SECTION 13.09(C)
promptly upon the effectiveness of any such release.

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                                   ARTICLE XIV
                                YIELD PROTECTION

                  14.01. TAXES. (a) PAYMENT OF TAXES. Any and all payments by the Borrowers, or any of them, hereunder or under any Note or other document evidencing any Obligations shall be made, in accordance with SECTION 4.02, free and clear of and without reduction for any and all present or future taxes, levies, imposts, deductions, charges, withholdings, and all stamp or documentary taxes, excise taxes, ad valorem taxes and other taxes imposed on the value of the Property, charges or levies which arise from the execution, delivery or registration, or from payment or performance under, or otherwise with respect to, any of the Loan Documents or the Revolving Credit Commitments and all other liabilities with respect thereto excluding, in the case of each Lender, each Issuing Bank and the Agent, taxes imposed on or measured by net income or overall gross receipts and capital and franchise taxes imposed on it by (i) the United States, (ii) the Governmental Authority of the jurisdiction in which such Lender's Domestic Lending Office is located or any political subdivision thereof or (iii) the Governmental Authority in which such Person is organized, managed and controlled or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges and withholdings being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder or under any such Note or document to any Lender, any Issuing Bank or the Agent, (x) the sum payable to such Lender, Issuing Bank, or the Agent shall be increased as may be necessary so that after making all required withholding or deductions (including withholding or deductions applicable to additional sums payable under this
SECTION 14.01) such Lender, such Issuing Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such withholding or deductions been made, (y) such Borrower shall make such withholding or deductions, and (z) such Borrower shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) INDEMNIFICATION. The Borrowers will, jointly and severally, indemnify each Lender, each Issuing Bank and the Agent against, and reimburse each on demand for, the full amount of all Taxes (including, without limitation, any Taxes imposed by any Governmental Authority on amounts payable under this SECTION 14.01 and any additional income or franchise taxes resulting therefrom) incurred or paid by such Lender, such Issuing Bank or the Agent (as the case may be) or any of their respective Affiliates and any liability (including penalties, interest, and out-of-pocket expenses paid to third parties) arising therefrom or with respect thereto, whether or not such Taxes were lawfully payable. A certificate as to any additional amount payable to any Person under this SECTION 14.01 submitted by it to ASOC

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shall, absent manifest error, be final, conclusive and binding upon all parties hereto. Each Lender and each Issuing Bank agrees, within a reasonable time after receiving a written request from a Borrower, to provide such Borrower and the Agent with such certificates as are reasonably required, and take such other actions as are reasonably necessary to claim such exemptions as such Lender or such Issuing Bank may be entitled to claim in respect of all or a portion of any Taxes which are otherwise required to be paid or deducted or withheld pursuant to this SECTION 14.01 in respect of any payments under this Agreement or under the Notes.

                  (c) RECEIPTS. Within thirty (30) days after the date of any payment of Taxes by any Borrower, it will furnish to the Agent, at its address referred to in SECTION 15.08, the original or a certified copy of a receipt evidencing payment thereof.

                  (d) FOREIGN BANK CERTIFICATIONS. (i) Each Lender that is not created or organized under the laws of the United States or a political subdivision thereof, if not delivered to ASOC and the Agent theretofore, shall deliver to ASOC and the Agent on the Effective Date or the date on which such Lender becomes a Lender pursuant to SECTION 15.01 hereof a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender to the effect that such Lender is eligible to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax
(I) under the provisions of an applicable tax treaty concluded by the United States (in which case the certificate shall be accompanied by two duly completed copies of IRS Form 1001 (or any successor or substitute form or forms)), (II) under Sections 1442(c)(1) and 1442(a) of the Internal Revenue Code (in which case the certificate shall be accompanied by two duly completed copies of IRS Form 4224 (or any successor or substitute form or forms)), or (III) due to such Lender's not being a "bank" as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code (in which case, the certificate shall be accompanied by two accurate and complete original signed copies of IRS Form W-8 (or any successor or substitute form or forms)).

                  (ii) Each Lender further agrees to deliver to ASOC and the Agent from time to time, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to ASOC and the Agent pursuant to this SECTION 14.01(D). Each certificate required to be delivered pursuant to this SECTION 4.01(D)(II) shall certify as to one of the following:

                  (A) that such Lender can continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax;

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                  (B) that such Lender cannot continue to receive payments
         hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein but does not require additional payments pursuant to SECTION 14.01(A) because it is entitled to recover the full amount of any such deduction or withholding from a source other than the Borrowers; or

                  (C) that such Lender is no longer capable of receiving payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein and that it is not capable of recovering the full amount of the same from a source other than the Borrowers.

Each Lender agrees to deliver to ASOC and the Agent further duly completed copies of the above-mentioned IRS forms on or before the earlier of (x) the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding from United States federal income tax and (y) fifteen (15) days after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender to ASOC and Agent, unless any change in treaty, law, regulation, or official interpretation thereof which would render such form inapplicable or which would prevent the Lender from duly completing and delivering such form has occurred prior to the date on which any such delivery would otherwise be required and the Lender promptly advises ASOC that it is not capable of receiving payments hereunder and under the Notes without any deduction or withholding of United States federal income tax.

                  14.02. INCREASED CAPITAL. If after the date hereof any Lender or Issuing Bank determines that (i) the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over any Lender, Issuing Bank or banks or financial institutions generally (whether or not having the force of law), compliance with which affects or would affect the amount of capital required or expected to be maintained by such Lender or Issuing Bank or any corporation controlling such Lender or Issuing Bank and (ii) the amount of such capital is increased by or based upon (A) the making or maintenance by any Lender of its participation in or obligation to participate in Letters of Credit or (B) the issuance or maintenance by any Issuing Bank of, or the existence of any Issuing Bank's obligation to issue, Letters of Credit, then, in any such case, upon written demand by such Lender or Issuing Bank (with a copy of such demand to the Agent), the Borrowers shall immediately pay to the Agent for the account of such Lender or Issuing Bank, from time to time as

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specified by such Lender or Issuing Bank, additional amounts sufficient to compensate such Lender or Issuing Bank or such corporation therefor. Such demand shall be accompanied by a statement as to the amount of such compensation and include a brief summary of the basis for such demand. Such statement shall be conclusive and binding for all purposes, absent manifest error.

                  14.03. CHANGES; LEGAL RESTRICTIONS. If after the date hereof any Lender or Issuing Bank determines that the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over any Lender, Issuing Bank or over banks or financial institutions generally (whether or not having the force of law), compliance with which:

                  (a) does or will subject a Lender or an Issuing Bank to charges (other than taxes) of any kind which such Lender or Issuing Bank reasonably determines to be applicable to the Revolving Credit Commitments of the Lenders and/or the Issuing Banks to issue and/or participate in Letters of Credit or change the basis of taxation of payments to that Lender or Issuing Bank of fees, interest, or any other amount payable hereunder with respect to Letters of Credit; or

                  (b) does or will impose, modify, or hold applicable, in the determination of a Lender or an Issuing Bank, any reserve, special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities (including those pertaining to Letters of Credit) in or for the account of, advances or loans by, commitments made, or other credit extended by, or any other acquisition of funds by, a Lender or an Issuing Bank;

and the result of any of the foregoing is to increase the cost to that Lender or Issuing Bank of making, renewing or maintaining its Revolving Credit Commitments with respect to, or issuing or participating in, the Letters of Credit or to reduce any amount receivable thereunder; then, in any such case, upon written demand by such Lender or Issuing Bank (with a copy of such demand to the Agent), the Borrowers shall immediately pay to the Agent for the account of such Lender or Issuing Bank, from time to time as specified by such Lender or Issuing Bank, such amount or amounts as may be necessary to compensate such Lender or Issuing Bank for any such additional cost incurred or reduced amount received. Such demand shall be accompanied by a statement as to the amount of such compensation and include a brief summary of the basis for such demand. Such statement shall be conclusive and binding for all purposes, absent manifest error.

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                  14.04. LIMITATION ON ADDITIONAL AMOUNTS PAYABLE BY THE
BORROWERS. Notwithstanding the provisions of SECTION 14.01(A), the Borrowers shall not be required to pay any additional amounts thereunder to a Lender if
(a) the obligation to pay such additional amounts would not have arisen but for a failure by the Lender to comply with the requirements described in SECTION
14.01 or (b) the Lender shall not have furnished ASOC with such forms or shall not have taken such other action as reasonably may be available to it under applicable tax laws and any applicable tax treaty to obtain an exemption from, or reduction (to the lowest applicable rate) of withholding of such United States federal income tax; PROVIDED, HOWEVER, the Borrowers' obligation to pay such additional amounts shall be reinstated upon receipt of such forms or evidence that action with respect to obtaining such exemption or reduction has been taken.

                  14.05. CHANGE IN LENDING OFFICE. Any Lender claiming any additional amounts payable pursuant to SECTION 14.01 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the Domestic Lending Office designated by it for purposes of this Agreement to a Domestic Lending Office in another jurisdiction, if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

                  14.06. ILLEGALITY. (a) If at any time any Lender determines (which determination shall, absent manifest error, be final and conclusive and binding upon all parties) that the making or continuation of any Eurodollar Rate Loan has become unlawful or impermissible by compliance by that Lender with any law, governmental rule, regulation or order of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful or would result in costs or penalties), then, and in any such event, such Lender may give notice of that determination, in writing, to ASOC and the Agent, and the Agent shall promptly transmit the notice to each other Lender.

                  (b) When notice is given by a Lender under SECTION 14.06(A),
(i) the Borrowers' right to request from such Lender and such Lender's obligation, if any, to make Eurodollar Rate Loans shall be immediately suspended, and such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurodollar Rate Loans and (ii) if the affected Eurodollar Rate Loan or Loans are then outstanding, the Borrowers shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one
(1) Business Day's prior written notice to the Agent and the affected Lender, convert each such Loan into a Base Rate Loan.

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                  (c) If at any time after a Lender gives notice under SECTION
14.06(A) such Lender determines that it may lawfully make Eurodollar Rate Loans, such Lender shall promptly give notice of that determination, in writing, to ASOC and the Agent, and the Agent shall promptly transmit the notice to each other Lender. The Borrowers' right to request, and such Lender's obligation, if any, to make, Eurodollar Rate Loans shall thereupon be restored.

                  14.07. COMPENSATION. In addition to all amounts required to be paid by the Borrowers pursuant to SECTION 5.01, the Borrowers shall compensate each Lender, upon demand, for all losses, expenses and liabilities (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurodollar Rate Loans to the Borrower but excluding any loss of the then applicable Eurodollar Rate Margin on the relevant Loans) which that Lender may sustain (a) if for any reason a Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion/Continuation given by ASOC or in a telephonic request by it for borrowing or conversion/continuation or a successive Eurodollar Interest Period does not commence after notice therefor is given pursuant to SECTION 5.01(E), including, without limitation, pursuant to SECTION 5.03(D), (b) if for any reason any Eurodollar Rate Loan is prepaid or converted (including, without limitation, mandatorily pursuant to SECTION 4.01 or SECTION 14.06(B)) on a date which is not the last day of the applicable Eurodollar Interest Period, (c) as a consequence of a required conversion of a Eurodollar Rate Loan to a Base Rate Loan as a result of any of the events indicated in SECTION 5.03(D) or SECTION 14.06(B), or
(d) as a consequence of any failure by the Borrowers to repay Eurodollar Rate Loans when required by the terms of this Agreement. The Lender making demand for such compensation shall deliver to ASOC concurrently with such demand a written statement in reasonable detail as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to that Lender, absent manifest error.

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                                   ARTICLE XV
                                  MISCELLANEOUS

                  15.01. ASSIGNMENTS AND PARTICIPATIONS. (a) ASSIGNMENTS. No assignments or participations of any Lender's rights or obligations under this Agreement shall be made except in accordance with this SECTION 15.01. Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all of its rights and obligations with respect to the Term Loans, the Revolving Loans, and the Letters of Credit) in accordance with the provisions of this SECTION 15.01.

                  (b) LIMITATIONS ON ASSIGNMENTS. Each assignment shall be subject to the following conditions: (i) each such assignment may be on a non-pro-rata basis, but shall be of a constant, and not a varying, ratable percentage of all of the assigning Lender's rights and obligations under this Agreement which are subject to such assignment and, in the case of (A) a partial assignment, shall be in a minimum principal amount of $5,000,000 or (B) an assignment of a Lender's Revolving Credit Commitment or outstanding Term Loans, shall be in a minimum principal amount of the lesser of $5,000,000 or such Lender's Revolving Credit Commitment or outstanding balance of such Lender's Term Loans being assigned, (ii) each such assignment shall be to an Eligible Assignee, and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance. Upon such execution, delivery, acceptance and recording in the Register, from and after the effective date specified in each Assignment and Acceptance and agreed to by the Agent, (A) the assignee thereunder shall, in addition to any rights and obligations hereunder held by it immediately prior to such effective date, if any, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and shall, to the fullest extent permitted by law, have the same rights and benefits hereunder as if it were an original Lender hereunder, (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, the assigning Lender shall cease to be a party hereto), and (C) the Borrowers shall execute and deliver to the assignee thereunder one or more Notes, as applicable, evidencing its obligations to such assignee and the adjusted obligations to such assignor with respect to the Loans in substitution for the Note(s) previously held by the assignor.

                  (c) THE REGISTER. The Agent shall maintain at its address referred to in SECTION 15.08 a copy of each Assignment and Acceptance delivered to and accepted by it and a register

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(the "Register") for the recordation of the names and addresses of the Lenders and the Commitment under each Loan of, and principal amount of the Loans under each facility owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers and each Guarantor, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) FEE. Upon its receipt of an Assignment and Acceptance executed by the assigning Lender and an Eligible Assignee and a processing and recordation fee of $2,500 (payable by the assigning Lender or the assignee, as shall be agreed between them), the Agent shall, if such Assignment and Acceptance has been completed and is in compliance with this Agreement and in substantially the form of EXHIBIT A, (i) accept such Assignment and Acceptance,
(ii) record the information contained therein in the Register and (iii) give prompt notice thereof to ASOC and the other Lenders.

                  (e) PARTICIPATIONS. Each Lender may sell participations to one or more other financial institutions in or to all or a portion of its rights and obligations under and in respect of any and all facilities under this Agreement (including, without limitation, all or a portion of any or all of its Revolving Credit Commitments hereunder and the Loans owing to it and its undivided interest in the Letters of Credit); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement (including, without limitation, its Revolving Credit Commitments hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (iv) such participant's rights to agree or to restrict such Lender's ability to agree to the modification, waiver or release of any of the terms of the Loan Documents or to the release of any Collateral covered by the Loan Documents, to consent to any action or failure to act by any party to any of the Loan Documents or any of their respective Affiliates, or to exercise or refrain from exercising any powers or rights which any Lender may have under or in respect of the Loan Documents or any Collateral, shall be limited to the right to consent to (A) increase in the Commitment of the Lender from whom such participant purchased a participation, (B) reduction of the principal of, or rate or amount of interest on the Loans(s) subject to such participation (other than by the payment or prepayment thereof), (C) postponement of any date fixed for any

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payment of principal of, or interest on, the Loan(s) subject to such participation and (D) release of any Guarantor or all or a substantial portion of the Collateral except as provided in SECTION 13.09(C).

                  (f) INFORMATION REGARDING THE BORROWERS. Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this SECTION 15.01, disclose to the assignee or participant or proposed assignee or participant, any information relating to any Borrower or its Subsidiaries furnished to such Lender by the Agent or by or on behalf of such Borrower; PROVIDED that, prior to any such disclosure, such assignee or participant, or proposed assignee or participant, shall agree to preserve in accordance with SECTION 15.20 the confidentiality of any confidential information described therein.

                  (g) PAYMENT TO PARTICIPANTS. Anything in this Agreement to the contrary notwithstanding, in the case of any participation, all amounts payable by the Borrowers under the Loan Documents shall be calculated and made in the manner and to the parties required hereby as if no such participation had been sold.

                  (h) LENDERS' CREATION OF SECURITY INTERESTS. Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, Obligations owing to it and any Notes held by it) in favor of any Federal Reserve bank in accordance with Regulation A of the Federal Reserve Board.

                  (i) ASSIGNMENTS BY AGENT. If Agent ceases to be a Lender under this Agreement by virtue of any assignment made pursuant to this SECTION 15.01, then, as of the effective date of such cessation, Citibank's obligations to issue Letters of Credit pursuant to SECTION 3.01 shall terminate and Citibank shall be an Issuing Bank hereunder only with respect to outstanding Letters of Credit issued prior to such date.

                  15.02.  EXPENSES.

                  (a) GENERALLY. The Borrowers, jointly and severally, agree upon demand to pay, or reimburse the Agent for, all of the Agent's reasonable internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of Sidley & Austin, local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisers, and other consultants and agents) incurred by the Agent in connection with (i) the Agent's review and investigation of each Borrower and its

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Affiliates and the Collateral in connection with the preparation, negotiation, and execution of the Loan Documents and the Agent's periodic reviews and audits of the Borrowers and Guarantors; (ii) the preparation, negotiation, execution and interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in
ARTICLE VI) and the other Loan Documents and the making of the Loans hereunder;
(iii) the creation, perfection or protection of the Liens under the Loan Documents (including, without limitation, any reasonable fees and expenses for local counsel in various jurisdictions); (iv) the ongoing administration of this Agreement, the other Loan Documents and the Loans, including consultation with attorneys in connection therewith and with respect to the Agent's rights and responsibilities under this Agreement and the other Loan Documents; (v) the protection, collection or enforcement of any of the Obligations or the enforcement of any of the Loan Documents; (vi) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, the Property, any Borrower, any Guarantor, any Borrower's Subsidiaries, this Agreement or any of the other Loan Documents; (vii) the response to, and preparation for, any subpoena or request for document production with which the Agent is served or deposition or other proceeding in which the Agent is called to testify, in each case, relating in any way to the Obligations, the Property, any Borrower, any Guarantor, any Borrower's Subsidiaries, this Agreement or any of the other Loan Documents; and (viii) any amendments, consents, waivers, assignments, restatements, or supplements to any of the Loan Documents and the preparation, negotiation, and execution of the same.

                  (b) AFTER DEFAULT. The Borrowers, jointly and severally, further agree to pay or reimburse the Agent, the Issuing Banks and the Lenders upon demand for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement) incurred by the Agent, any Issuing Bank or any Lender after the occurrence of an Event of Default (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, the Property, any Borrower, any Guarantor, or any Borrower's Subsidiaries and related to or arising out of the transactions contemplated hereby or by any of the other Loan Documents; and
(iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in CLAUSES (I) through (III) above.

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                  15.03. INDEMNITY. The Borrowers, jointly and severally,
further agree (a) to indemnify and hold harmless the Agent and each and all of the Lenders and Issuing Banks and each of their respective officers, directors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in ARTICLE VI) (collectively, the "Indemnitees") from and against any and all liabilities, obligations, losses (other than loss of profits), damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (excluding any taxes (other than specifically provided for in ARTICLE XIV) and including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of (i) this Agreement or the other Loan Documents, or any act, event or transaction related or attendant thereto or to the Leasing Transfer, the Aerocell Acquisition, the Kratz-Wilde Acquisition, or Finance Affiliate Indebtedness, the making of the Loans and the issuance of and participation in Letters of Credit hereunder, the management of such Loans or Letters of Credit, the use or intended use of the proceeds of the Loans or Letters of Credit hereunder, or any of the other transactions contemplated by any of the Loan Documents, or (ii) any Liabilities and Costs relating to any violation by any Borrower or Guarantor, or their respective predecessors-in-interest, of any Environmental, Health or Safety Requirements of Law, the past, present or future operations of any Borrower or Guarantor, or any of their respective predecessors-in-interest, or, the past, present or future environmental, health or safety condition of any respective past, present or future Property, the presence of asbestos-containing materials at any respective past, present or future Property, or the Release or threatened Release of any Contaminant into the environment by any Borrower or Guarantor, or their respective predecessors-in-interest, or the Release or threatened Release of any Contaminant into the environment from or at any facility to which any Borrower or Guarantor, or their respective predecessors-in-interest, sent or directly arranged the transport of any Contaminant (collectively, the "Indemnified Matters"); PROVIDED, HOWEVER, the Borrowers shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters caused by or resulting from the willful misconduct or gross negligence of such Indemnitee, as determined by a final, non-appealable order of a court of competent jurisdiction and (b) not to assert any claim against any of the Indemnified Parties on any theory of liability for special, indirect, consequential or punitive damages arising out of, or in any way in connection with, the Revolving Credit Commitments, the Obligations or any other matters governed by this Agreement and/or the other Loan Documents. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the

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preceding sentence may be unenforceable because it is violative of any law or public policy, each Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. The Agent, Lenders and the Issuing Banks agree to notify ASOC of the institution or assertion of any Indemnified Matter, but the parties hereto hereby agree that the failure to so notify ASOC shall not release any Borrower from its obligations hereunder, except to the extent of any material increase in the liabilities of such Borrower under this SECTION 15.03 directly resulting from such failure to receive notice from such Indemnitees.

                  15.04. CHANGE IN ACCOUNTING PRINCIPLES. If any change in the accounting principles used in the preparation of the most recent Financial Statements referred to in SECTION 8.01 are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Borrowers with the agreement of their independent certified public accountants and such changes result in a change in the method of calculation of any of the covenants, standards or terms found in ARTICLE IX, ARTICLE X, ARTICLE XI and
SECTION 12.01(O)(II), the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating compliance with such covenants, standards and terms by the Borrowers shall be the same after such changes as if such changes had not been made; PROVIDED, HOWEVER, no change in GAAP that would affect the method of calculation of any of the covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Requisite Lenders and ASOC, to so reflect such change in accounting principles.

                  15.05. SETOFF. In addition to any Liens granted under the Loan Documents and any rights now or hereafter granted under applicable law, upon the occurrence and during the continuance of any Event of Default, each Lender, each Issuing Bank and any Lender Affiliate is hereby authorized by each Borrower at any time or from time to time, without notice to any Person (any such notice being hereby expressly waived) to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured (but not including trust accounts)) and any other Indebtedness at any time held or owing by such Lender, Issuing Bank or any Lender Affiliate to or for the credit or the account of such Borrower against and on account of the Obligations of the Borrowers to such Lender, Issuing Bank or any Lender Affiliate, including, but not limited to, all Loans and Letters of Credit and all claims of any nature or description arising out of or in connection with

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this Agreement, irrespective of whether or not (i) such Lender or Issuing Bank shall have made any demand hereunder or (ii) the Agent, at the request or with the consent of the Requisite Lenders, shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by ARTICLE XII and even though such Obligations may be contingent or unmatured. Each Lender and each Issuing Bank agrees that it shall not, without the express consent of the Requisite Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of the Requisite Lenders, exercise its setoff rights hereunder against any accounts of any Borrower or Guarantor now or hereafter maintained with such Lender, Issuing Bank or any Lender Affiliate or either of them. Any Lender whose Lender Affiliate has exercised any such right of set-off agrees to provide the Agent and ASOC with written notice thereof promptly after the occurrence thereof.

                  15.06. RATABLE SHARING. The Lenders agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of the Obligations (excluding the fees described in SECTIONS 3.01(G), 5.02 and ARTICLE XIV), equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Pro Rata Shares, whether received by voluntary payment, by the exercise of the right of setoff or banker's lien, by counterclaim or cross-action or by the enforcement of any or all of the Obligations (excluding the fees described in SECTIONS 3.01(G), 5.02 and ARTICLE XIV) or the Collateral, (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim, setoff, banker's lien or otherwise, receive payment of a proportion of the aggregate amount of the Obligations held by it, which is greater than the amount which such Lender is entitled to receive hereunder, the Lender receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with their Pro Rata Shares; PROVIDED, HOWEVER, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this SECTION 15.06 may, to the fullest extent permitted by law, exercise all its rights of payment (including, subject to SECTION 15.05, the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

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                  15.07. AMENDMENTS AND WAIVERS. (a) GENERAL PROVISIONS. Unless
otherwise provided for or required in this Agreement, no amendment or modification of any provision of this Agreement or any of the other Loan Documents shall be effective without the written agreement of the Requisite Lenders (which the Requisite Lenders shall have the right to grant or withhold in their sole discretion) and the Borrower or Guarantor parties thereto, as applicable. No termination or waiver of any provision of this Agreement or any of the other Loan Documents, or consent to any departure by any Borrower or Guarantor therefrom, shall be effective without the written concurrence of the Requisite Lenders, which the Requisite Lenders shall have the right to grant or withhold in their sole discretion. All amendments, modifications, waivers and consents not specifically reserved to Lenders, Issuing Banks, and the Agent in
SECTION 15.07(B), SECTION 15.07(C) and in other provisions of this Agreement or the other Loan Documents shall require only the approval of the Requisite Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Borrower in any case shall entitle such Borrower or any other Borrower to any other or further notice or demand in similar or other circumstances.

                  (b) AMENDMENTS, CONSENTS AND WAIVERS BY AFFECTED LENDERS. Any amendment, modification, termination, waiver or consent with respect to any of the following provisions of this Agreement shall be effective only by a written agreement, signed by each Lender or Issuing Bank affected thereby as described below:

         (i) waiver of any of the conditions specified in SECTIONS 6.01 and 6.02 (except with respect to a condition based upon another provision of this Agreement, the waiver of which requires only the concurrence of the Requisite Lenders),

         (ii) increase in the amount of any of the Revolving Credit Commitment of such Lender,

         (iii) reduction of the principal of, rate or amount of interest on the Loans, the Reimbursement Obligations, or any fees or other amounts payable to such Lender (other than by the payment or prepayment thereof),

         (iv) postponement of the Revolving Credit Termination Date, the Term Loan Termination Date, or any date fixed for any payment of principal of, or interest on, the Loans, the Reimbursement Obligations or any fees or other amounts payable to such Lender,

         (v) the orders of priority set forth in SECTION 4.01, in SECTION 4.02(B)(I), or in CLAUSES (D) through (I) of SECTION 4.02(B)(II), and

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         (vi) change in the definitions of Revolving Credit Commitments,
         Requisite Revolving Lenders, Acquisition Subfacility, or any of Performance Levels 1 through 6.

                  (c) AMENDMENTS, CONSENTS AND WAIVERS BY ALL LENDERS. Any amendment, modification, termination, waiver or consent with respect to any of the following provisions of this Agreement shall be effective only by a written agreement, signed by each Lender:

         (i) release of any Guarantor or all or a substantial portion of the Collateral (except as provided in SECTION 13.09(C)),

         (ii) change in the definitions of Borrowing Base, Maximum Revolving Credit Amount, Borrowing Base Certificate, or Requisite Lenders, or change in any component of the Borrowing Base or Borrowing Base Certificate, including, without limitation, the definitions of any terms used in the Borrowing Base Certificate or the definition of Borrowing Base (other than by inclusion of Eligibility Reserves established by the Agent or Requisite Revolving Lenders),

         (iii)  amendment of SECTION 15.01 or this SECTION 15.07,

         (iv) assignment of any right or interest in or under this Agreement or any of the other Loan Documents by any Borrower,

         (v) waiver of any Event of Default described in SECTIONS 12.01(A), (F),
         (G), (H), and (M), and

         (vi) change in any term of this Agreement restricting the Leasing Affiliate Liabilities to $20,000,000.

                  (d) AGENT AUTHORITY. The Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Notwithstanding anything to the contrary contained in this SECTION 15.07, no amendment, modification, waiver or consent shall affect the rights or duties of the Agent under this Agreement or the other Loan Documents, unless made in writing and signed by the Agent in addition to the Lenders required above to take such action; and the order of priority set forth in CLAUSES (A) through (C) of
SECTION 4.02(B)(II) may be changed only with the prior written consent of the Agent. Notwithstanding anything herein to the contrary, in the event that any Borrower shall have requested, in a writing delivered to the Agent and the Lenders, that any Lender agree to an amendment, modification, waiver or consent with respect to any particular provision or provisions of this Agreement or the other Loan Documents, and such Lender shall have failed to state, in writing, that it either agrees or disagrees (in full or in part) with all such requests (in the

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case of its statement of agreement, subject to satisfactory documentation and such other conditions it may specify) within thirty (30) days after such request, then such Lender hereby irrevocably authorizes the Agent to agree or disagree, in full or in part, and in the Agent's sole discretion, to such requests on behalf of such Lender as such Lender's attorney-in-fact and to execute and deliver any writing approved by the Agent which evidences such agreement as such Lender's duly authorized agent for such purposes.

                  15.08. NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, sent by facsimile transmission or courier service or United States certified mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a facsimile transmission, or four (4) Business Days after deposit in the United States mail with postage prepaid and properly addressed. Notices to the Agent pursuant to ARTICLES II, IV or XIII shall not be effective until received by the Agent. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this SECTION 15.08) shall be as set forth below each party's name on the signature pages hereof or the signature page of any applicable Assignment and Acceptance, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties to this Agreement.

                  15.09. SURVIVAL OF WARRANTIES AND AGREEMENTS. All representations and warranties made herein and all obligations of the Borrowers in respect of taxes, indemnification and expense reimbursement shall survive the execution and delivery of this Agreement and the other Loan Documents, the making and repayment of the Loans, the issuance and discharge of Letters of Credit hereunder and the termination of this Agreement and shall not be limited in any way by the passage of time or occurrence of any event and shall expressly cover time periods when the Agent, any of the Issuing Banks or any of the Lenders may have come into possession or control of any of the Property.

                  15.10. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Agent, any Lender or any Issuing Bank in the exercise of any power, right or privilege under any of the Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under the Loan Documents are cumulative with and not exclusive of any rights or remedies otherwise available.

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                  15.11. MARSHALLING; PAYMENTS SET ASIDE. None of the Agent, any
Lender or any Issuing Bank shall be under any obligation to marshall any assets in favor of any Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that any Borrower makes a payment or payments to the Agent, the Lenders or the Issuing Banks or any of such Persons receives payment from the proceeds of the Collateral or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                  15.12. SEVERABILITY. In case any provision in or obligation under this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  15.13. HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

                  15.14. GOVERNING LAW. THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  15.15. LIMITATION OF LIABILITY. No claim may be made by any Borrower, any Lender, any Issuing Bank, the Agent or any other Person against the Agent, any other Issuing Bank or any other Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any special, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Borrower, each Lender, each Issuing Bank and the Agent hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                  15.16. SUCCESSORS AND ASSIGNS. This Agreement and the other Loan Documents shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of the Lenders and the Issuing Banks. The rights

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hereunder of the Borrowers, or any interest therein, may not be assigned without the written consent of all Lenders as provided in SECTION 15.07(C)(IV).

                  15.17.  CERTAIN CONSENTS AND WAIVERS OF THE BORROWERS.

                  (a) PERSONAL JURISDICTION. (i) EACH OF THE AGENT, THE LENDERS, THE ISSUING BANKS AND THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK, NEW YORK, AND ANY COURT HAVING JURISDICTION OVER APPEALS OF MATTERS HEARD IN SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH BORROWER IRREVOCABLY DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, INC., 1633 BROADWAY, NEW YORK, NEW YORK 10019 AS ITS AGENT (THE "PROCESS AGENT") FOR SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. EACH OF THE AGENT, THE LENDERS, THE ISSUING BANKS AND THE BORROWERS AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH BORROWER WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

                  (ii) EACH BORROWER AGREES THAT THE AGENT SHALL HAVE THE RIGHT TO PROCEED AGAINST SUCH BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE THE AGENT, THE ISSUING BANKS AND THE LENDERS TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE AGENT, ANY ISSUING BANK OR ANY LENDER. EACH BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY THE AGENT, ANY LENDER OR ANY ISSUING BANK TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE AGENT, ANY LENDER OR ANY ISSUING BANK. EACH BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE AGENT, ANY ISSUING BANK OR ANY LENDER MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

                  (b) SERVICE OF PROCESS. EACH BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE

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PROCESS AGENT OR SUCH BORROWER'S NOTICE ADDRESS SPECIFIED BELOW, SUCH SERVICE TO
BECOME EFFECTIVE FIVE (5) DAYS AFTER SUCH MAILING. EACH BORROWER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE AGENT TO BRING PROCEEDINGS AGAINST ANY BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

                  (C) WAIVER OF JURY TRIAL. EACH OF THE AGENT, THE LENDERS, THE ISSUING BANKS AND THE BORROWERS IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. ANY OF THE BORROWERS, THE AGENT, LENDERS, OR ISSUING BANKS MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  15.18. COUNTERPARTS; EFFECTIVENESS; INCONSISTENCIES. This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Subject to the provisions of SECTION 6.01, this Agreement shall become effective against the Borrowers, each Lender, each Issuing Bank and the Agent on the Effective Date. This Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions of this Agreement are actually inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern.

                  15.19. LIMITATION ON AGREEMENTS. All agreements between the Borrowers, the Agent, each Lender and each Issuing Bank in the Loan Documents are hereby expressly limited so that in no event shall any of the Loans or other amounts payable by the Borrowers under any of the Loan Documents be directly or indirectly secured (within the meaning of Regulation U) by Margin Stock.

                  15.20. CONFIDENTIALITY. Subject to SECTION 15.01(F), the Agent, the Lenders and the Issuing Banks shall hold all nonpublic information obtained pursuant to the requirements of this Agreement in accordance with the Agent's, such Lender's or such Issuing Bank's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure (a) reasonably required by a bona fide offeree,
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transferee or participant in connection with the contemplated transfer or participation and shall require any such offeree, transferee or participant to agree (and require any of its offerees, transferees or participants to agree) in writing to comply with this SECTION 15.20 or (b) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process and, unless prohibited by any Requirement of Law, use its best efforts to inform ASOC of such request or legal process prior to its compliance therewith. In no event shall the Agent, any Lender or any Issuing Bank be obligated or required to return any materials furnished by any Borrower; PROVIDED, HOWEVER, each offeree shall be required to agree that if it does not become a transferee or participant it shall return all materials furnished to it by the Borrowers in connection with this Agreement. Any and all confidentiality agreements entered into between the Agent, any Lender or any Issuing Bank and any Borrower shall survive the execution of this Agreement.

                  15.21. ENTIRE AGREEMENT. This Agreement, taken together with all of the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings, written and oral, relating to the subject matter hereof.

                  15.22. ADVICE OF COUNSEL. Each Borrower and each Lender and Issuing Bank understand that the Agent's counsel represents only the Agent's and its Affiliates' interests and that the Borrowers, other Lenders and other Issuing Banks are advised to obtain their own counsel. Each Borrower represents and warrants to the Agent and the other Holders that it has discussed this Agreement with its counsel.

                  15.23. AMENDMENT AND RESTATEMENT OF PREDECESSOR AGREEMENT; NO NOVATION. Upon this Agreement becoming effective, the terms and provisions of the Predecessor Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement shall not constitute a novation.

                  15.24. OBLIGATIONS OF BORROWERS JOINT AND SEVERAL. Each of the Borrowers agrees that it shall be jointly and severally liable for all of the Obligations. Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by the Lenders and Issuing Banks under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them. Each of the Borrowers jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all the Obligations shall be

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the joint and several obligations of each of the Borrowers without preferences or distinction among them. If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation. The obligations of each Borrower under the provisions of this SECTION 15.24 constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever. Except as otherwise expressly provided herein, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Loan made, or Letter of Credit issued, under this Agreement, notice of occurrence of any Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by any Lender or Issuing Bank under or in respect of any of the Obligations, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Agreement. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by any Lender or Issuing Bank at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by any Lender in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Lender, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with the applicable laws or regulations thereunder which might, but for the provisions of this SECTION 15.24, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this SECTION 15.24, it being the intention of each Borrower that, so long as any of the Obligations remain unsatisfied, the obligations of such Borrower under this SECTION 15.24 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this SECTION 15.24 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or any Lender. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower or any Lender or

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Issuing Bank. The provisions of this SECTION 15.24 are made for the benefit of the Holders and their respective successors and assigns, and may be enforced by any such Person from time to time against any of the Borrowers as often as occasion therefor may arise and without requirement on the part of any Holder first to marshal any of its claims or to exercise any of its rights against any of the other Borrowers or to exhaust any remedies available to it against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations or to elect any other remedy. The provisions of this SECTION 15.24 shall remain in effect until all the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Holder upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this SECTION 15.24 will forthwith be reinstated in effect, as though such payment had not been made. Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, to the extent the joint obligations of a Borrower shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Borrower hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the federal Bankruptcy Code). The Borrowers hereby agree, as among themselves, that if any Borrower shall become an Excess Funding Borrower (as defined below), each other Borrower shall, on demand of such Excess Funding Borrower (but subject to the next sentence hereof and to subsection (B) below), pay to such Excess Funding Borrower an amount equal to such Borrower's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Borrower) of such Excess Payment (as defined below). The payment obligation of any Borrower to any Excess Funding Borrower under this
SECTION 15.24 shall be subordinate and subject in right of payment to the prior payment in full of the Obligations of such Borrower under the other provisions of this Agreement, and such Excess Funding Borrower shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes hereof, (i) "Excess Funding Borrower" shall mean, in respect of any Obligations arising under the other provisions of this Agreement (hereafter, the "Joint Obligations"), a Borrower that has paid an amount in excess of its Pro Rata Share of the Joint Obligations; (ii) "Excess Payment" shall mean, in respect of any Joint Obligations, the amount paid by an Excess Funding Borrower in excess of its Pro Rata Share of such Joint Obligations; and (iii) "Pro Rata Share", for the purposes of this SECTION 15.24, shall mean, for any Borrower, the ratio (expressed as a percentage) of (A) the amount by which the aggregate present fair saleable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Borrower (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding

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the obligations of such Borrower hereunder) to (B) the amount by which the aggregate present fair saleable value of all assets and other properties of such Borrower and all of the other Borrowers exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Borrower and the other Borrowers hereunder) of such Borrower and all of the other Borrowers, all as of the Effective Date.

                  IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

BORROWERS:                               AVIATION SALES OPERATING COMPANY

                                         By_________________________________
                                              Joseph E. Civiletto
                                              Vice President

                                         AEROCELL STRUCTURES, INC.

                                         By_________________________________
                                              Joseph E. Civiletto
                                              Vice President

                                         AVS/KRATZ-WILDE MACHINE COMPANY

                                         By_________________________________
                                              Joseph E. Civiletto
                                              Vice President

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

PARENT:                                 AVIATION SALES COMPANY

                                        By_________________________________
                                            Joseph E. Civiletto
                                            Vice President

                                        Notice Address (Borrowers & Parent):

                                            6905 N.W. 25th Street
                                            Miami, Florida 33122-1898
                                            Attn: Chief Financial Officer
                                            Telecopier No. (305) 599-6610

                                        with a copy to:

                                            Boyar, Simon & Miller
                                            4265 San Felipe, Suite 1200
                                            Houston, Texas 77027
                                            Attn: J. William Boyar
                                            Telecopier No. (713) 552-1758

AGENT:                                  CITICORP USA, INC., as Agent

                                         By_____________________________
                                             Shapleigh B. Smith
                                             Attorney-in-Fact

                                        Notice Address:

                                             Citicorp USA, Inc.
                                             399 Park Avenue
                                             New York, New York 10043
                                             Attn: Shapleigh B. Smith
                                             Telecopier No. (212) 793-1290

                                        with a copy to:

                                             Sidley & Austin
                                             One First National Plaza
                                             Chicago, Illinois 60603
                                             Attn: DeVerille A. Huston
                                             Telecopier No. (312) 853-7036

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ISSUING BANK:                            CITIBANK, N.A.

                                         By_____________________________
                                              Shapleigh B. Smith
                                              Attorney-in-Fact

                                         Notice Address:

                                              Citibank, N.A.
                                              399 Park Avenue
                                              New York, New York 10043
                                              Attn: Shapleigh B. Smith
                                              Telecopier No. (212) 793-1290

LENDERS:                                 CITICORP USA, INC.

                                         By_____________________________
                                              Shapleigh B. Smith
                                              Attorney-in-Fact

                                         Notice Address, Domestic Lending
                                                Office and Eurodollar Lending
                                                Office or Eurodollar Affiliate:

                                              Citicorp USA, Inc.
                                              399 Park Avenue
                                              New York, New York 10043
                                              Attn: Shapleigh B. Smith
                                              Telecopier No. (212) 793-1290

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                                        HELLER FINANCIAL, INC.

                                        By____________________________
                                           Tara Hopkins
                                           Assistant Vice President

                                        Notice Address:

                                           Heller Financial, Inc.
                                           150 East 42nd Street
                                           6th Floor
                                           New York, New York 10017
                                           Attn: Tara Hopkins
                                           Telecopier No. (212) 880-7002

                                        Domestic Lending Office, Eurodollar
                                        Lending Office or Eurodollar Affiliate:

                                           Heller Financial, Inc.
                                           500 West Monroe Street
                                           Chicago, Illinois 60661
                                           Attn:  Sandy Lira
                                           Telecopier No. (312) 441-6199

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                                      CONGRESS FINANCIAL CORPORATION

                                      By____________________________
                                           Keith Holler
                                           Assistant Vice President

                                      Notice Address, Domestic Lending Office
                                        Eurodollar Lending Office and
                                        Eurodollar Affiliate:

                                        Congress Financial Corporation
                                        1133 Avenue of the Americas
                                        New York, New York 10036
                                        Attn: Laurence S. Forte
                                        Telecopier No. (212) 545-4283

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                                            THE SUMITOMO BANK, LIMITED

                                            By____________________________

                                            By____________________________

                                            Notice Address:

                                              The Sumitomo Bank, Limited
                                              One Biscayne Tower, Suite 3300
                                              2 South Biscayne Blvd.
                                              Miami, Florida  33131
                                              Attn:  Ana C. Bolduc
                                              Telecopier No. (305) 530-2260

                                            Domestic Lending Office
                                              Eurodollar Lending Office and
                                              Eurodollar Affiliate:

                                              The Sumitomo Bank, Limited
                                              233 South Wacker Drive
                                              Suite 5400
                                              Chicago, Illinois 60606
                                              Attn: Sandra Manske
                                              Telecopier No. (312) 876-1995

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                                    NATIONAL CITY COMMERCIAL FINANCE, INC.

                                    By_________________________
                                       John P. Dunn
                                       Vice President

                                      Notice Address, Domestic Lending
                                          Office, Eurodollar Lending Office
                                          and Eurodollar Affiliate:

                                          National City Commercial Finance, Inc.
                                          1965 East Sixth Street, Suite 400
                                          Cleveland, Ohio  44114
                                          Attn:  John P. Dunn
                                          Fax:  (216) 575-9555

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



                                       FIRST UNION COMMERCIAL CORPORATION

                                       By______________________________
                                           Douglas S. Boothe
                                           Vice President

                                           Notice Address:

                                           First Union Commercial Corporation
                                           301 South College Street-DC5
                                           Charlotte, North Carolina  28288-0737
                                           Attn: Terri K. Lins
                                           Fax: (704) 374-2703

                                           Domestic Lending Office, Eurodollar
                                           Lending Office:

                                           First Union Commercial Corporation
                                           301 South College Street
                                           Charlotte, North Carolina  28288-0737
                                           Attn: Daniel Davidson
                                           Fax: (704) 374-6537

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                                    EXHIBITS

Exhibit A  --  Form of Assignment and Acceptance

Exhibit B  --  Form of Borrowing Base Certificate

Exhibit C  --  Form of Collection Account Agreement

Exhibit D  --  Forms of Consignee/Bailee Letters and
               Landlord Waivers

Exhibit E  --  Forms of Notes

               E-1 -- Acquisition Loan/Term Loan Notes
               E-2 -- Revolving Notes

Exhibit F  --  Form of Notice of Borrowing

Exhibit G  --  Form of Notice of Conversion/Continuation

Exhibit H  --  Pro Forma Balance Sheets

Exhibit I  --  List of Closing Documents

Exhibit J  --  Form of Intercompany Note

Exhibit K  --  Form of Notice Regarding Leasing Affiliate
               Liabilities

Exhibit L  --  Form of Officer's Certificate to Accompany Reports

Exhibit M  --  Form of Letter to Accountants

Exhibit N  --  Form of Off-Premises Inventory Report

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                                    SCHEDULES

Schedule 1.01.1   --  Aircraft Parts Lease Agreements

Schedule 1.01.2   --  Certain Account Debtors and Foreign
                      Jurisdictions

Schedule 1.01.3   --  Permitted Parent Indebtedness

Schedule 1.01.4   --  Permitted Equity Securities Options

Schedule 1.01.5   --  Permitted Existing Accommodation
                      Obligations

Schedule 1.01.6   --  Permitted Existing Indebtedness

Schedule 1.01.7   --  Permitted Existing Investments

Schedule 1.01.8   --  Permitted Existing Liens

Schedule 1.01.9   --  Revolving Credit Commitments and Term
                      Loans as of Effective Date

Schedule 1.01.10  --  Special Purpose Subsidiary Requirements

Schedule 3.03     --  Letters of Credit Outstanding on Effective
                      Date

Schedule 7.01-A   --  Organizational Documents

Schedule 7.01-C   --  Organizational Structure

Schedule 7.01-E   --  Governmental Consents

Schedule 7.01-N   --  Tax Exceptions

Schedule 7.01-R   --  Environmental Matters

Schedule 7.01-S   --  ERISA Matters

Schedule 7.01-Y   --  Insurance

Schedule 9.07     --  Hedge Agreement

Schedule 10.15    --  Collection Accounts


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